Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

ADIT EDTECH ACQUISITION CORP.,

ADEX MERGER SUB, LLC,

AND

GRIID HOLDCO LLC

DATED AS OF NOVEMBER 29, 2021

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ANNEXES

Annex A	Voting Agreement
Annex B	Form of Investor Rights Agreement
Annex C	Form of Certificate of Merger
Annex D	Form of Surviving Company A&R LLCA
Annex E	Form of Acquiror A&R Certificate of Incorporation
Annex F	Form of Acquiror Bylaws
Annex G	Form of Waiver and Release of Claims

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 29, 2021, is made by and among Adit EdTech Acquisition Corp., a Delaware corporation (“Acquiror”), ADEX Merger Sub, LLC, a Delaware limited liability company and wholly owned direct Subsidiary of Acquiror (“Merger Sub”), and Griid Holdco LLC, a Delaware limited liability company (the “Company”). Each of Acquiror, Merger Sub, and the Company may be referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Acquiror is a blank check company incorporated in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, upon the terms and subject to the conditions of this Agreement, prior to Closing, Acquiror will file the Acquiror A&R Certificate of Incorporation with the Secretary of State of Delaware, which will, among other things, increase the number of shares of capital stock which Acquiror is authorized to issue;

WHEREAS, Griid Infrastructure LLC (“OpCo”), a wholly owned subsidiary of the Company, previously established GRIID Infrastructure Equity Plan LLC (“Equity Plan LLC”) by contributing to Equity Plan LLC Class C units in OpCo in return for the Common Units (as defined in the Equity Plan LLC Agreement) in Equity Plan LLC, pursuant to the terms of the Limited Liability Company Agreement of GRIID Infrastructure Equity Plan LLC (the “Equity Plan LLC Agreement”);

WHEREAS, Equity Plan LLC then adopted the GRIID Infrastructure Equity Plan LLC Profits Interest Plan (the “Profits Interests Plan”), pursuant to which Equity Plan LLC granted Incentive Units (as defined in the Profits Interests Plan) in Equity Plan LLC to certain service providers of OpCo, subject to the terms and conditions set forth in the Profits Interests Plan and the related Award Agreement (as defined in the Profits Interests Plan) between Equity Plan LLC and the applicable service provider;

WHEREAS, as a result of an internal reorganization that was completed prior to the date of this Agreement, (a) OpCo contributed all of the Common Units that it held in Equity Plan LLC to the Company and the Company thereby became Managing Member of Equity Plan LLC; and (b) all of the former members of OpCo, including Equity Plan LLC, became members of the Company, with Equity Plan LLC owning all of the Class C Units;

WHEREAS, upon the terms and subject to the conditions of this Agreement, immediately prior to the Effective Time, the Company, as Managing Member of Equity Plan LLC following the internal reorganization, will dissolve and liquidate Equity Plan LLC and distribute to the members of Equity Plan LLC all of the Class C Units held by Equity Plan LLC in accordance with the terms of the Equity Plan LLC Agreement; and, if and to the extent the Incentive Units held by any members of Equity Plan LLC are not vested in full at such time, the Class C Units that are received by such members in exchange for unvested Incentive Units will be subject to the same terms and conditions, including vesting, to which such unvested Incentive Units were subject, and all Class C Units received by the Company as the holder of Common Units in Equity Plan LLC will be cancelled and no longer outstanding;

WHEREAS, upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate limited liability company existence of Merger Sub shall cease and the Company shall be the surviving company and continue its existence under the Limited Liability Company Act of the State of Delaware (as amended, the “DLLCA”) as a wholly-owned subsidiary of Acquiror;

WHEREAS, at the Effective Time, the limited liability company agreement of the Surviving Company will be amended and restated to, among other things, admit Acquiror as the sole member thereof;

WHEREAS, the board of directors of Acquiror (the “Acquiror Board”) has unanimously (a) determined that this Agreement, the Ancillary Documents and the Transactions are advisable and in the best interests of the Pre-Closing Acquiror Stockholders; (b) approved the execution and delivery of this Agreement, the Ancillary Documents to which Acquiror is or will be a party, the performance by Acquiror of its obligations hereunder and thereunder and the consummation of the Transactions; (c) determined that the fair market value of the Company is equal to at least 80% of the Trust Account; (d) approved the Transactions as a Business Combination; and (e) resolved to recommend to the Pre-Closing Acquiror Stockholders adoption of this Agreement and the Ancillary Documents and approval of the Transactions, in each case, in accordance with the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and the DLLCA, as applicable;

WHEREAS, the board of managers of the Company has unanimously (a) determined that this Agreement, the Ancillary Documents and the Transactions are advisable and in the best interests of the Company and the Holders; (b) approved the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Transactions; and (c) resolved to recommend to the Holders adoption of this Agreement and the Ancillary Documents and approval of the Transactions, in each case, in accordance with the DGCL and the DLLCA, as applicable;

WHEREAS, prior to the Merger and in connection with the Transactions, Acquiror will provide an opportunity to the Pre-Closing Acquiror Stockholders to have their issued and outstanding Acquiror Common Stock redeemed on the terms and subject to the conditions set forth in the Acquiror Certificate of Incorporation;

WHEREAS, concurrently with the execution of this Agreement, Acquiror and certain Holders (the “Company VA Holders”) will enter into the voting agreement attached hereto as Annex A (the “Voting Agreement”), pursuant to which, among other things, the Company VA Holders will agree to, as promptly as practicable following the time at which the Registration Statement shall have been declared effective, vote their Company membership units in favor of, or execute written consents to adopt and approve, upon the effectiveness of the Registration Statement, this Agreement, the Ancillary Documents and the Transactions; and

WHEREAS, at the Closing, Acquiror, the Acquiror IRA Stockholders and the Company IRA Holders shall enter into an investor rights agreement, substantially in the form attached hereto as Annex B (the “Investor Rights Agreement”), pursuant to which, among other things, the Acquiror IRA Stockholders and Company IRA Holders will be granted certain registration rights with respect to their shares of Acquiror Common Stock, on the terms and subject to the conditions therein.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Acquiror Alternative Transaction” means any direct or indirect (a) consolidation or similar business combination that would constitute a Business Combination with or involving Acquiror, (b) acquisition by Acquiror or any of its controlled Affiliates of at least a majority of the voting securities of a Person or all or a material portion of the assets or businesses of such Person(s), or (c) any other proposed transaction similar in nature to the Transactions. Notwithstanding the foregoing or anything to the contrary herein, none of the Transactions shall constitute an Acquiror Alternative Transaction.

“Acquiror Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Acquiror, effective as of January 11, 2021.

“Acquiror Common Stock” means the common stock, par value $0.0001 per share, of Acquiror.

“Acquiror Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Acquiror on the date of this Agreement.

“Acquiror Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of an Acquiror Party in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Acquiror Party and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Acquiror Party pursuant to this Agreement or any Ancillary Document; provided, however, that “Acquiror Expenses” do not include any Company Expenses.

“Acquiror Fundamental Representations” means the representations and warranties set forth in Section 5.1 (Organization and Qualification), Section 5.2 (Authority), Section 5.3(a) and Section 5.3(b)(i) (Consents and Requisite Governmental Approvals; No Violations), Section 5.4 (Brokers), and Section 5.5 (Capitalization).

“Acquiror Impairment Effect” any Effect that, individually or in the aggregate, would reasonably be expected to prevent or materially impair the ability of the Acquiror Parties to consummate the Transactions.

“Acquiror IRA Stockholders” means the stockholders of Acquiror listed on Section 1.1 of the Acquiror Disclosure Schedules.

“Acquiror Material Adverse Effect” means, any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, results of operations or condition (whether financial or otherwise) of the Acquiror Parties, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be taken into account in determining whether an Acquiror Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change in applicable Laws (including Pandemic Measures) or GAAP or any official interpretation thereof after the date of this Agreement, (b) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, or any change generally affecting the economy or the industry in which any Acquiror Party operates, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Acquiror Party, with investors, contractors, lenders, licensors, partners, providers and employees (provided that the exception in this clause (c) shall not apply to the representations and warranties set forth in Section 5.3(b) to the extent that their purpose is to address the consequences resulting from the public announcement, execution of this Agreement or pendency or consummation of the Transactions or the condition set forth in Section 7.3(a) to the extent it relates to such representations and warranties), (d) the compliance with the express terms of this Agreement or the taking of any action expressly required by this Agreement, (e) any strike, embargo, labor disturbance, riot, protests, cyberterrorism event, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, meteorological event or other natural disaster, act of God or other force majeure event or any epidemic, disease, outbreak or pandemic (including COVID-19), (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, any Acquiror Party operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, and (g) any failure of the Acquiror Parties, taken as a whole, to meet any projections, forecasts or budgets (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (a) through (g)); provided that in the case of clauses (a), (b), (e) and (f) such Effects may be taken into account in determining the existence of an Acquiror Material Adverse Effect to the extent (but only to the extent) that such Effects have had a disproportionate impact on the Acquiror Parties, taken as a whole, as compared to other “SPACs”.

“Acquiror Parties” means Acquiror and Merger Sub, individually and as a group.

“Acquiror SEC Reports” means all statements, forms, reports and documents required to be filed or furnished by Acquiror prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since Acquiror’s initial public offering (together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing).

“Acquiror Stockholder” means a holder of Acquiror Common Stock.

“Acquiror Stockholder Approval” means, by the affirmative vote of the holders of the requisite number of shares of Acquiror Common Stock entitled to vote thereon, whether in person or by proxy at the Acquiror Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Acquiror and applicable Law, the approval of each Required Transaction Proposal.

“Acquiror Stockholder Redemption” means the right of the Acquiror Stockholders to redeem all or a portion of their Acquiror Common Stock in connection with the Transactions as set forth in the Acquiror Certificate of Incorporation.

“Acquiror Warrants” means each warrant to purchase one share of Acquiror Common Stock at an initial exercise price of $11.50 per share.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Ancillary Documents” means the Acquiror A&R Certificate of Incorporation, the Acquiror Bylaws, the Investor Rights Agreement, the Letters of Transmittal, the Surviving Company A&R LLCA, the Voting Agreement, and each other agreement, document, instrument or certificate executed or contemplated by this Agreement to be executed by the Parties in connection with the Transactions.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) and (b) any other applicable anti-bribery or anti-corruption Laws concerning or relating to bribery, corruption, fraud, improper payments and money laundering.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Business” means the operation and maintenance of energy infrastructure and high-density data centers in connection with the mining of cryptocurrency, in each case, as conducted by the Company Group as of the date of this Agreement.

“Business Combination” has the meaning ascribed to such term in the Acquiror Certificate of Incorporation.

“Business Data” means all data, information, and works of authorship in any medium collected, generated, or used in the conduct of the Business, including all proprietary information of or relating to the Business and all Personal Information in the possession, custody, or control of the Company Group, or otherwise held or processed on the Company Group’s behalf.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, NY are open for the general transaction of business.

“CARES Act” shall mean the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), as amended, and any administrative or other guidance published with respect thereto by any Governmental Entity.

“Class A Proportionate Interest” means, with respect to the Class A Units held by a Holder, a percentage equal to the quotient of (a) the aggregate dollar value of the portion of the Merger Consideration distributable to such Holder in a Sale of the Company pursuant to Section 12.02(f) of the Company LLC Agreement in respect of such Holder’s Class A Units (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00) divided by (b) the aggregate dollar value of the Merger Consideration (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00).

“Class A Units” means the Company Units designated as Class A Units under (and as defined in) the Company LLC Agreement.

“Class B Proportionate Interest” means, with respect to the Class B Units held by a Holder, a percentage equal to the quotient of (a) the aggregate dollar value of the portion of the Merger Consideration distributable to such Holder in a Sale of the Company pursuant to Section 12.02(f) of the Company LLC Agreement in respect of such Holder’s Class B Units (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00) divided by (b) the aggregate dollar value of the Merger Consideration (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00).

“Class B Units” means the Company Units designated as Class B Units under (and as defined in) the Company LLC Agreement.

“Class C Proportionate Interest” means, with respect to the Class C Units held by a Holder (after taking into account the effect of Section 3.1(f)), a percentage equal to the quotient of (a) the aggregate dollar value of the portion of the Merger Consideration distributable to such Holder in a Sale of the Company pursuant to Section 12.02(f) of the Company LLC Agreement in respect of such Holder’s Class C Units (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00) divided by (b) the aggregate dollar value of the Merger Consideration (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00).

“Class C Units” means the Company Units designated as Class C Units under (and as defined in) the Company LLC Agreement.

“COBRA” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.

“Code” means the U.S. Internal Revenue Code of 1986.

“Company Alternative Transaction” means any direct or indirect (a) sale, transfer, exchange or other disposition (including by way of merger, stock sale, contribution, recapitalization, liquidation or otherwise) of any or all of the Equity Securities (or securities convertible into the Equity Securities) of any Company Group Member, (b) the sale, transfer or other disposition of any of the assets of any Company Group Member that (i) are material to the Company Group, taken as a whole or (ii) constitute 20% or more of the assets of the Company Group, taken as a whole (other than (1) the disposition of obsolete equipment in the ordinary course of business, (2) the sale or disposition of immaterial assets (excluding Intellectual Property Rights) by any Company Group Member in an amount not in excess of $250,000 in the aggregate) and (3) the sale of Bitcoin by any Company Group Member either in the ordinary course of business consistent with past practice or consistent with the annual budget included in the Company’s financial projections for 2021 and 2022 that have been made available to Acquiror), whether such sale is effected through an asset sale, license, lease arrangement or any other transaction arrangement or (c) any other proposed transaction similar in nature to the Transactions. Notwithstanding the foregoing or anything to the contrary herein, none of the Transactions shall constitute a Company Alternative Transaction.

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Acquiror by the Company on the date of this Agreement.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of the Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any Ancillary Document; provided, however, that “Company Expenses” shall not include any Acquiror Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in the first sentence of Section 4.1(a) and the second sentence of Section 4.1(c) with respect to Griid Infrastructure LLC (Organization and Qualification), Section 4.2(a) and Section 4.2(b) (Capitalization), Section 4.3 (Authority), Section 4.5(a) and Section 4.5(b)(i) (Consents and Requisite Government Approvals; No Violations), Section 4.19 (Brokers) and Section 4.20(d) (Title to Assets).

“Company Group” means the Company and its Subsidiaries.

“Company Group Member” means the Company or one of its Subsidiaries, as applicable.

“Company Impairment Effect” means any Effect that would, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions.

“Company Intellectual Property” means the Company Owned Intellectual Property and Company Licensed Intellectual Property.

“Company Intellectual Property Agreements” means Company Inbound Licenses and Company Outbound Licenses.

“Company IRA Holders” means the parties listed on Section 1.1 of the Company Disclosure Schedules.

“Company IT Systems” means all information technology assets, Software, computer and information technology systems and infrastructure, servers, networks, devices, mobile devices, databases, websites, computer hardware and equipment, interfaces, platforms, telecommunications systems and related infrastructure and facilities, and peripherals that are owned, licensed, leased, used, or held for use, by any Company Group Member.

“Company Licensed Intellectual Property” means Intellectual Property Rights that are licensed, permitted for use or otherwise provided by a third party to any Company Group Member, including, for clarity, all Intellectual Property Rights subject to any Company Inbound Licenses.

“Company LLC Agreement” means that certain Limited Liability Company Agreement of the Company, dated as of November 23, 2021, by and among the Company and the Holders party thereto, as amended, restated, supplemented or otherwise modified in accordance with the applicable provisions thereof.

“Company Material Adverse Effect” means, any Effect that, individually or in the aggregate, with any other Effect has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, results of operations or condition (financial or otherwise) of the Company Group, taken as a whole; provided, however, that in no event shall any of the following, alone or in combination, be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur under the preceding clause (i): (a) any change in applicable Laws (including Pandemic Measures) or GAAP or any official interpretation thereof after the date of this Agreement, (b) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, or any change generally affecting the economy or the industry in which any Company Group Member operates, (c) any change in the price or relative value of any digital currency or cryptocurrency, including but not limited to Bitcoin, (d) any change in trading volume of any digital currency or cryptocurrency, or any halt or suspension in trading of any such digital currency or cryptocurrency on any digital currency exchange, in each case including but not limited to Bitcoin, (e) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exception in this clause (e) shall not apply to the representations and warranties set forth in Section 4.5 to the extent that their purpose is to address the consequences resulting from the public announcement or pendency or consummation of the Transactions or the condition set forth in Section 7.2(a) to the extent it relates to such representations and warranties), (f) the compliance with the express terms of this Agreement or the taking of any action expressly required by this Agreement, (g) any strike, embargo, labor disturbance, riot, protests, cyberterrorism event, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, meteorological event or other natural disaster, act of God or other force majeure event or any epidemic, disease, outbreak or pandemic (including COVID-19), (h) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, any Company Group Member operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, and (i) any failure of the Company Group, taken as a whole, to meet any projections, forecasts or budgets (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (a) through (h)); provided that in the case of clauses (a), (b), (c), (d), (g) and (h) such Effects may be taken into account in determining the existence of a Company Material Adverse Effect to the extent (but only to the extent) that such Effects have had a disproportionate impact on the Company Group, taken as a whole, as compared to other industry participants in the industries or markets in which the Company Group operates.

“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned or purported to be owned by any Company Group Member, including, for clarity, Company Registered Intellectual Property.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by any Company Group Member.

“Company Software” means all proprietary Software owned or purported to be owned by any Company Group Member, including any under development.

“Company Units” means the Units (as defined in the Company LLC Agreement).

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of July 1, 2021, between OpCo and Acquiror.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent, permit, clearance or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Contract” or “Contracts” means any agreement, contract, subcontract license, lease, sublease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of its properties or assets.

“Contractor” means any individual who performed services as an independent contractor, consultant, or freelancer used by any Company Group Member at any point during the prior three (3) years.

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“Effect” means any event, change, effect, occurrence, circumstance or development.

“Employee Benefit Plan” means each (a) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA); and (b) stock option plan, stock purchase plan, or any other equity or equity-based compensation; bonus or incentive plan; severance pay plan, program, or arrangement; deferred compensation arrangement or agreement; employment agreement; compensation plan, program, agreement, or arrangement; change in control plan, program, or arrangement; supplemental income arrangement; retention; retirement; welfare; vacation; fringe benefit; or other compensation or employee benefit plan, program, policy, agreement, or arrangement not described in (a), in each case that any Company Group Member maintains, sponsors or contributes to or has any obligation to contribute to, or under or with respect to which the Company has any Liability, contingent or otherwise (including as an ERISA Affiliate).

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment (including natural resources) or human health or safety, or the use, storage, emission, distribution, transport, handling, disposal or release of, or exposure of any Person to, Hazardous Substances.

“Equity Securities” means, with respect to any Person, (a) any share of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, any such Person, (b) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (c) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (d) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock, equity or equity-based rights or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person and (e) any securities issued or issuable with respect to the securities or interests referred to in clauses (a through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.

“Ex-Im Laws” means all U.S. and non-U.S. Laws relating to export, reexport, transfer, and import controls, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the Export Control Reform Act (50 U.S.C. §§ 4801-4852), Section 999 of the Internal Revenue Code, Title 19 of the U.S. Code, the Export Administration Regulations (15 C.F.R. Parts 730-774), the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the U.S. customs regulations (19 C.F.R. Chapter 1), the Foreign Trade Regulations (15 C.F.R. Part 30), and EU Council Regulation No. 2021/821.

“Exchange Act” means the Securities Exchange Act of 1934.

“Federal Securities Laws” means U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder.

“Fraud” with respect to any Party, means actual common law fraud by such Party, as determined under the Laws of the State of Delaware, through the making of a specific representation or warranty expressly set forth in Article 4 or Article 5 of this Agreement, as applicable, or any certificate delivered hereunder.

“GAAP” means United States generally accepted accounting principles.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or other organizational documents of such Person. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any (a) federal, state, local, municipal, provincial, transnational or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).

“Hazardous Substance” means material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning), or for which standards of conduct or Liability may be imposed, under Environmental Laws, including petroleum, petroleum by-products, mold, asbestos or asbestos-containing material, polychlorinated biphenyls, per- and polyfluoroalkyl substances, flammable or explosive substances, or pesticides.

“Holders” means all Persons who hold one or more Company Units prior to the Effective Time.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money, (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, in each case, as of such time of such Person, (c) all obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” or other services (other than trade payables incurred in the ordinary course of business that are not past due), (d) all obligations as lessee that are required to be capitalized in accordance with GAAP prior to giving effect to Accounting Standards Codification 842 (and shall only include leases characterized as capital leases in accordance with GAAP prior to giving effect to Accounting Standards Codification 842), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (h) all obligations of the type referred to in clauses (a) through (g) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations.

“Intellectual Property Rights” means all intellectual property and other proprietary rights (including with respect to technology) created, arising, or protected under applicable Law (or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world), including all: (a) patents, patent applications, patent disclosures, and inventions and all improvements thereto (whether or not patentable or reduced to practice), and all reissues, continuations, continuations-in-part, revisions, divisional, extensions, and reexaminations in connection therewith (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, trade dress and logos, together with the goodwill of the business associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and all works of authorship, whether or not registered, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) internet domain names; (e) intellectual property rights in Software; and (f) trade secrets, and any other intellectual property and proprietary rights in know-how, technologies, data, databases, processes, techniques, protocols, methods, formulae, algorithms, layouts, designs, specifications and confidential and proprietary information.

“Investment Company Act” means the Investment Company Act of 1940.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Company Group Member.

“Letter of Transmittal” means the letter of transmittal in a form mutually agreeable to Acquiror and the Company.

“Liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law, Proceeding or Order and those arising under any Contract.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, easement, license or sub-license, charge, option, right of first refusal, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Merger Consideration” means 308,100,000 shares of Acquiror Common Stock.

“Multiemployer Plan” has the meaning set forth in Sections 3(37) or 4001(a)(3) of ERISA.

“NYSE” means the New York Stock Exchange, Inc.

“Open Source Materials” means any Software, coding and other materials that are distributed as “free software” (as defined by the Free Software Foundation), “open source software” (meaning software distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org) or under similar licensing or distribution terms (such as the Creative Commons licenses, GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), the Apache License and any license identified as an open source license by the Open Source Initiative (www.opensource.org)).

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Company Group Member.

“Pandemic Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any Governmental Entity in each case in connection with or in response to COVID-19, including the CARES Act.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet due and payable or that are being contested in good faith through appropriate Proceedings, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Proceedings and for which appropriate reserves have been established in accordance with GAAP, (d) all exceptions and exclusions set forth in any title reports or commitments with respect to the Real Property, and (e) (1) matters that would be disclosed by an inspection or accurate survey of the Real Property, (2) all building, land use, entitlement and zoning codes, Environmental Laws and other applicable Laws heretofore, now or hereafter enacted, made or issued, (3) all matters of title that are recorded, and (4) other Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions) of record that, as to subclauses (1), (2), (3) and (4), (i) do not or would not, individually or in the aggregate, materially interfere with the uses or occupancy of such real property as such real property is currently used or occupied, and (ii) do not or would not, individually or in the aggregate, materially detract from the current value of such real property.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Information” means, in addition to any definition for any similar term (e.g., “personal data” or “personally identifiable information”) provided by applicable Privacy Laws, data or information in any medium that alone or in combination with other information allows the identification of an individual, including by way of example: name, street address, telephone number, e-mail address, photograph, social security number, bank account number, pin code, race, gender, religion, political affiliation, sexual orientation, driver’s license number, passport number or customer or account number, IP address, any persistent identifier, any information combined with any of the foregoing, and any data collected from any user of any Company Group Member website or user applications.

“Pre-Closing Acquiror Stockholders” means the holders of Acquiror Common Stock immediately prior to the Effective Time.

“Privacy Laws” means all (a) applicable Laws relating to the Processing of Personal Information, privacy, data protection, data security, data or security breach notification, including, to the extent applicable, the California Online Privacy Protection Act, the California Consumer Privacy Act, the Health Insurance Portability and Accountability Act of 1996 and state Laws concerning the privacy or security of health information, the CAN-SPAM Act, the Telephone Consumer Protection Act and other Laws regulating the use of Personal Information for marketing purposes; (b) all applicable Laws, rules, guidelines and regulations concerning the security of the Company Group’s products, services and Company IT Systems; (c) all Contracts to which any

Company Group Member is a party or is otherwise bound that relate to Personal Information or protecting the security or privacy of information or Company IT Systems; (d) the Company Group’s internal and posted policies and notices relating to Personal Information and the privacy and the security of the Company Group’s products, services, Company IT Systems and Business Data; and (e) to the extent applicable, the Payment Card Information Data Security Standards and any industry self-regulatory principles regarding direct marketing, telemarketing, and online behavioral advertising.

“Proceeding” means any lawsuit, litigation, action, proceeding, suit, investigation, arbitration or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before any Governmental Entity.

“Process” (or “Processing” or “Processes”) means any operation or set of operations, such as the collection, recording, organization, use, storage, adaptation or alteration, retrieval, consultation, recording, distribution, transfer, import, export, disposal, disclosure, dissemination or otherwise making available, alignment or combination, blocking, erasure, or destruction, performed upon Personal Information or other Business Data, whether electronically, automatically, or in any other form or medium.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Real Property Leases” means all leases, sub-leases, licenses, sub-licenses or other agreements, in each case, pursuant to which the Company Group leases, sub-leases, uses or occupies any real property and all amendments, modifications and supplements thereto.

“Registered Intellectual Property” means all currently issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights, and Internet domain name registrations and all other Intellectual Property Rights registered or applied for with a Governmental Entity (e.g., USPTO, WIPO, etc.).

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form determined by the Parties, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by Acquiror under the Securities Act with respect to the Acquiror Common Stock to be issued pursuant to this Agreement.

“Representatives” means with respect to a Person, such Person’s directors or managers, officers, employees, and legal, financial, internal and independent accounting and other advisors and representatives.

“Sale” has the meaning ascribed to such term in the Company LLC Agreement.

“Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws and regulations administered or enforced by the United States (including by the U.S. Department of the Treasury, Office of Foreign Assets Control or the U.S. Department of State), the United Nations Security Council, the European Union, and the United Kingdom.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the Acquiror Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or other Business Data, (b) inadvertent, unauthorized, or unlawful sale, or rental of Personal Information or other Business Data, or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Company IT Systems.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Software” means any and all (a) computer programs (including any and all software implementations of algorithms, models and methodologies), assemblers, applets, compilers, interfaces, applications, utilities, diagnostics and embedded systems, tools, firmware, and computations, each of the forgoing in any form or format; and (b) documentation related to the foregoing, such as user manuals, training materials, flowcharts, and other work product used to design, plan, organize, develop or operate any of the foregoing and, to the extent embodied in any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons.

“Sponsor” means Adit EdTech Sponsor, LLC.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of the preceding clause (b), a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Tax” means any federal, state, local or non-U.S. income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, escheat, unclaimed property, windfall profits or other taxes of any kind whatever, or any charge of any kind in the nature of (or similar to) taxes, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the assessment, collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, or claims for refund, together with any schedules thereto or amendments thereof, relating to Taxes filed or required to be filed with any Governmental Entity.

“Third Party Service Provider” shall mean a Person other than any Company Group Member or any employee of any Company Group Member that provides outsourcing or other data or IT-related services for any Company Group Member, including any such Person that a Company Group Member engages to Process Personal Information on behalf of the Company Group or to develop Software on behalf of any Company Group Member.

“Transactions” means the transactions contemplated by this Agreement and the Ancillary Documents, including the Merger.

“Transfer Tax” means any direct or indirect transfer (including real estate transfer), sales, use, stamp, documentary, registration, conveyance, recording, or other similar Taxes or governmental fees (and any interest, penalty, or addition with respect thereto) payable as a result of the consummation of the Transactions.

“Trust Account” means the account established by Acquiror for the benefit of its public stockholders pursuant to the Trust Agreement.

“Unpaid Acquiror Expenses” means the Acquiror Expenses that are unpaid as of the relevant determination date.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of the relevant determination date.

“WARN Act” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, state or local Laws.

“Willful Breach” means an intentional and willful breach, or an intentional and willful failure to perform, in each case that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

Section 1.2 Certain Defined Terms. Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquired Surviving Company Units	Section 3.2
Acquiror	Introduction
Acquiror A&R Certificate of Incorporation	Section 2.6
Acquiror Board	Recitals
Acquiror Board Recommendation	Section 6.8(a)
Acquiror Bylaws	Section 2.6
Acquiror D&O Persons	Section 6.13(a)
Acquiror Financial Statements	Section 5.11(c)
Acquiror Preferred Stock	Section 5.5(a)
Acquiror Related Party	Section 5.7
Acquiror Related Party Transactions	Section 5.7
Acquiror Stockholders Meeting	Section 6.8(a)
Additional SEC Reports	Section 5.15
Agreement	Introduction
Allocation Statement	Section 3.3
Blockchain	Section 3.1(e)
Blockchain Warrant	Section 3.1(e)
Certificate of Merger	Section 2.1(a)
Closing	Section 2.3
Closing Date	Section 2.3
Closing Filing	Section 6.4(b)
Closing Press Release	Section 6.4(b)
Company	Introduction
Company D&O Persons	Section 6.14(a)
Company Financial Statements	Section 4.4(a)
Company Inbound Licenses	Section 4.12(c)
Company Outbound Licenses	Section 4.12(c)
Company Related Party	Section 4.21
Company Related Party Transactions	Section 4.21
Company Subsidiaries	Section 4.1(c)
Company VA Holders	Recitals
Creator	Section 4.12(d)
DGCL	Recitals
DLLCA	Recitals
Effective Time	Section 2.3
Enforceability Exceptions	Section 4.3
Equity Plan LLC	Recitals
Equity Plan LLC Agreement	Recitals
Exchange Agent	Section 3.4(a)
Holder Written Consent	Section 6.21
Holder Written Consent Deadline	Section 6.21
Intended Tax Treatment	Section 6.5(a)
Investor Rights Agreement	Recitals
Material Contractor	Section 4.16(i)
Material Contracts	Section 4.7(a)

Term	Section
Material Permits	Section 4.6
Material Suppliers	Section 4.22
Merger	Section 2.1(a)
Merger Sub	Introduction
Misuse	Section 4.13(e)
Modified Intended Tax Treatment	Section 6.5(a)
New Equity Incentive Plan	Section 6.8(b)
OpCo	Recitals
Party	Introduction
Parties	Introduction
PCAOB	Section 6.7(a)
Pre-Closing Flow-Through Tax Item	Section 6.5(c)
Pre-Closing Flow-Through Tax Return	Section 6.5(c)
Profits Interests Plan	Recitals
Proxy Statement	Section 6.7(b)
Required Transaction Proposals	Section 6.8(a)
Section 16(b)	Section 6.18
Signing Filing	Section 6.4(b)
Signing Press Release	Section 6.4(b)
Surviving Company	Section 2.1(b)
Surviving Company A&R LLCA	Section 2.4
Tax Opinion	Section 6.5(g)
Tax Positions	Section 6.5(b)
Termination Date	Section 8.1(d)
Trade Controls	Section 4.14(a)
Transaction Litigation	Section 6.20
Troutman	Section 6.5(g)
Trust Agreement	Section 5.6
Trustee	Section 5.6
Voting Agreement	Recitals

ARTICLE 2

MERGER; CLOSING

Section 2.1 Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, with the Company being the surviving company (the “Merger”). The Merger shall be evidenced by a Certificate of Merger between Merger Sub and the Company in substantially the form of Annex C hereto (the “Certificate of Merger”).

(b) Upon consummation of the Merger at the Effective Time, the separate limited liability company existence of Merger Sub shall cease and the Company, as the surviving company of the Merger (the “Surviving Company”), shall continue its limited liability company existence under the DLLCA.

Section 2.2 Effects of the Merger. From and after the Effective Time, the Surviving Company shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Merger Sub and the Company, all as provided under the DLLCA.

Section 2.3 Closing; Effective Time. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 or by electronic exchange of fully-executed agreements, commencing at 10:00 a.m., New York City time, on the date which is not later than three (3) Business Days after the date on which all conditions set forth in Article 7 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other date, time and place as Acquiror and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”. Subject to the satisfaction or waiver of all of the conditions set forth in Article 7, the Acquiror Parties and the Company shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the DLLCA on the Closing Date. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).

Section 2.4 Certificate of Formation and Limited Liability Agreement of the Surviving Company. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the certificate of formation of the Company shall become the certificate of formation of the Surviving Company, and shall be the certificate of formation of the Surviving Company until thereafter amended as provided therein and under the DLLCA. The Parties shall take all actions necessary so that the limited liability company agreement of the Surviving Company shall be amended and restated substantially in the form attached as Annex D hereto (the “Surviving Company A&R LLCA”), and the Surviving Company A&R LLCA shall be the limited liability company agreement of the Surviving Company until thereafter amended as provided therein and under the DLLCA.

Section 2.5 Managers and Officers of the Surviving Company. At the Effective Time, Acquiror shall be the sole member of the Surviving Company (and all members of the board of managers of the Company immediately prior to the Effective Time shall be removed as of the Effective Time). The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the Surviving Company A&R LLCA until the earlier of his or her resignation or removal or he or she otherwise ceases to be an officer or until his or her respective successor is duly elected and qualified, as the case may be.

Section 2.6 Governing Documents of Acquiror. At the Effective Time, Acquiror shall amend and restate (a) the Acquiror Certificate of Incorporation to be substantially in the form of Annex E attached hereto, and as so amended and restated, shall be the certificate of incorporation of Acquiror until thereafter supplemented or amended in accordance with its terms and the DGCL (the “Acquiror A&R Certificate of Incorporation”), and (b) the bylaws of Acquiror to be substantially in the form of Annex F attached hereto, and as so amended and restated, shall be the bylaws of Acquiror until thereafter supplemented or amended in accordance with its terms, the Acquiror A&R Certificate of Incorporation, and the DGCL (the “Acquiror Bylaws”).

ARTICLE 3

EFFECTS OF THE MERGER ON EQUITY SECURITIES; ADJUSTMENT

Section 3.1 Conversion of Units.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Parties, the Company or any Holder, each Company Unit that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive a proportionate share of the Merger Consideration, as determined pursuant to this Section 3.1. As of the Effective Time, all such Company Units shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each Holder shall thereafter cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 3.1.

(b) Each Holder of a Class A Unit shall be entitled to receive its Class A Proportionate Interest of the Merger Consideration.

(c) Each Holder of a Class B Unit shall be entitled to receive its Class B Proportionate Interest of the Merger Consideration.

(d) Each Holder of a Class C Unit shall be entitled to receive its Class C Proportionate Interest of the Merger Consideration, subject to Section 3.1(f) below.

(e) Immediately prior to the Effective Time, the Warrant to Purchase Class B Units (the “Blockchain Warrant”), issued by OpCo to Blockchain Access UK Ltd (“Blockchain”), effective as of July 1, 2020, shall be deemed exercised, and the Company shall deliver to Blockchain that number of fully paid and nonassessable Class B Units as is determined according to the formula set forth in Section 2(c) of the Blockchain Warrant. Therefore, for purposes of this Agreement, Blockchain shall be treated as a Holder of Class B Units and shall be entitled to receive its Class B Proportionate Interest of the Merger Consideration with respect to the Class B Units issuable under the Blockchain Warrant as set forth in Section 3.1(c). At least ten (10) days prior to the Closing Date, the Company shall provide Blockchain with notice of the Transactions in accordance with Section 9(a) of the Blockchain Warrant. The Company and the board of managers of the Company agree to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such acts, instruments, and assurances as may be required to effectuate the treatment of the Blockchain Warrant as described in this Section 3.1(e).

(f) Immediately prior to the Effective Time, the Company, as Managing Member of Equity Plan LLC, will dissolve and liquidate Equity Plan LLC and distribute to the members of Equity Plan LLC all of the Class C Units held by Equity Plan LLC in accordance with the terms of the Equity Plan LLC Agreement. If and to the extent the Incentive Units held by any members of Equity Plan LLC with respect to which the Class C Units are distributed are not vested in full at such time, the Class C Units that are received in exchange for such unvested Incentive Units will be subject to the same terms and conditions, including vesting, to which such unvested Incentive Units were subject. All Class C Units received by the Company as the holder of Common Units in Equity Plan LLC will be cancelled and no longer outstanding. Therefore, for purposes of this Agreement, each former holder of Incentive Units granted under the Profits Interests Plan shall be treated as a Holder of Class C Units and shall be entitled to receive such Holder’s Class C Proportionate Interest of the Merger Consideration with respect to the Class C Units received in exchange for such Holder’s Incentive Units in Equity Plan LLC as set forth in Section 3.1(d); provided, however, if and to the extent the Class C Units received by any former member of Equity Plan LLC in exchange for that member’s unvested Incentive Units are not vested in full at the Effective Time, the Class C Proportionate Interest of the Merger Consideration that is received by such member in exchange for unvested Class C Units will be subject to the same terms and conditions, including vesting, to which such unvested Class C Units were subject. The Profits Interest Plan shall be terminated contemporaneously with the dissolution of Equity Plan LLC, and no further Incentive Units will be granted thereunder. The Company agrees to use commercially reasonable efforts to cause the Holders of Class C Units to agree to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, consented to and delivered all such acts, instruments, and assurances as may be required to effectuate the treatment of the Incentive Units, the Class C Units and the Class C Proportionate Interest of the Merger Consideration as described in this Section 3.1(f). The Company also agrees to use commercially reasonable efforts to cause the Holders of the Class C Units to file timely Section 83(b) elections with respect to the receipt of both the Class C Units received in exchange for such Holder’s unvested Incentive Units and the Class C Proportionate Interest of the Merger Consideration received in exchange for such Holder’s unvested Class C Units.

Section 3.2 Merger Sub Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Parties or the Company, the limited liability company membership interests of Merger Sub shall be converted into an equivalent limited liability company membership interest of the Surviving Company (the “Acquired Surviving Company Units”), and Acquiror shall be admitted as the sole member of the Surviving Company.

Section 3.3 Allocation Statement. No later than 12:00 p.m., New York City, time on the fifth (5th) Business Day prior to the Closing Date, the Company shall deliver to Acquiror an allocation statement (the “Allocation Statement”) setting forth (a) each Holder’s Class A Proportionate Interest, Class B Proportionate Interest, and Class C Proportionate Interest, as applicable, and (b) the allocation of the Merger Consideration among the Holders. Notwithstanding anything to the contrary in this Agreement, the Acquiror Parties and, following the Closing, the Surviving Company and its Subsidiaries, shall be entitled to rely on, without any obligation to investigate or verify the accuracy or correctness thereof, the Allocation Statement (including all determinations therein), and no Holder shall be entitled to any amount in excess of the amounts to be paid to such Holder in accordance with this Agreement and the Allocation Statement. The Allocation Statement shall be prepared in accordance with Section 12.02(f) and Section 5.02 of the Company LLC Agreement.

Section 3.4 Payment; Letter of Transmittal.

(a) At or promptly following the Effective Time, Acquiror shall deposit, or cause to be deposited, with an exchange agent (the “Exchange Agent”) as mutually agreed by Acquiror and the Company, evidence of shares of Acquiror Common Stock (and/or certificates representing such shares of Acquiror Common Stock, at Acquiror’s election) representing the number of shares of Acquiror Common Stock sufficient to deliver the Merger Consideration.

(b) At least three (3) Business Days prior to the Closing Date, the Company or the Exchange Agent shall mail or otherwise deliver to each Holder a Letter of Transmittal (including any required certifications), which shall (i) specify, among other things, that delivery shall be effected, and risk of loss and title to the Company Units shall pass, only upon delivery of the Letter of Transmittal to the Exchange Agent, but in no event shall risk of loss and title to such Holder’s Company Units pass prior to the Effective Time, and (ii) include a waiver and release of claims in substantially the form of Annex G. No Holder shall be entitled to receive any portion of the Merger Consideration unless such Holder has delivered a properly completed and executed Letter of Transmittal (including any required certifications) to the Exchange Agent and, in the case of any Holder of Class C Units, such Holder has taken all actions required to be taken to effect the treatment of such Holder’s Incentive Units, Class C Units and Class C Proportionate Interest as is described in Section 3.1(f). With respect to any Holder that delivers a properly completed and executed Letter of Transmittal (including any required certifications) to the Exchange Agent at or prior to the Effective Time and, in the case of any Holder of Class C Units, takes all actions required to be taken to effect the treatment of such Holder’s Incentive Units, Class C Units and Class C Proportionate Interest as is described in Section 3.1(f), Acquiror shall instruct the Exchange Agent to issue such Holder the portion of the Merger Consideration to which such Holder is entitled pursuant to Section 3.1 at or promptly after the Closing. With respect to any Holder that delivers a properly completed and executed Letter of Transmittal to the Exchange Agent after the Effective Time and, in the case of any Holder of Class C Units, takes all actions required to be taken to effect the treatment of such Holder’s Incentive Units, Class C Units and Class C Proportionate Interest as is described in Section 3.1(f), Acquiror shall instruct the Exchange Agent to issue such Holder the portion of the Merger Consideration to which such Holder is entitled pursuant to Section 3.1 promptly following the Exchange Agent’s receipt of such documents. From and after the Effective Time, there shall be no further registration of transfers of Company Units on the transfer books of the Surviving Company.

(c) If any Merger Consideration is to be issued to a Person other than the Holder in whose name the transferred Company Units in book-entry form is registered, it shall be a condition to the issuance of such Merger Consideration that (i) such Company Units in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of Company Units in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.

(d) No interest will be paid or accrued on the Merger Consideration (or any portion thereof). From and after the Effective Time, until surrendered in accordance with this Section 3.4, each Company Unit shall solely represent the right to receive the Merger Consideration to which such Company Unit is entitled to receive pursuant to Section 3.1.

(e) Notwithstanding anything to the contrary contained herein, no fraction of a share of Acquiror Common Stock will be issued by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all shares of Acquiror Common Stock to which such Person otherwise would be entitled) shall instead have the number of shares of Acquiror Common Stock issued to such Person rounded down to the nearest whole share of Acquiror Common Stock.

Section 3.5 Exchange Agent. Promptly following the earlier of (a) the date on which the entire Merger Consideration has been issued and (b) the date which is twelve (12) months after the Effective Time, Acquiror shall instruct the Exchange Agent to deliver to Acquiror any remaining portion of the Merger Consideration, Letters of Transmittal, and other documents in its possession relating to the Transactions, and the Exchange Agent’s duties shall terminate. Thereafter, each Holder may look only to Acquiror (subject to applicable abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration that such Holder may have the right to receive pursuant to this Article 3 without any interest thereon.

Section 3.6 No Liability; Withholding.

(a) None of Acquiror, the Surviving Company or the Exchange Agent shall be liable to any Person for any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration that remains undistributed to the Holders as of immediately prior to the date on which the Merger Consideration would otherwise escheat to or become the property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

(b) Notwithstanding anything herein to the contrary, each of Acquiror, the Surviving Company and the Exchange Agent (without duplication) and any of their Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Law. Any amounts so deducted and withheld in accordance with this Section 3.6(b) shall be paid over to the appropriate Governmental Entity in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(c) If a Holder is not a U.S. person, the Holder will provide a duly executed and properly completed certificate substantially in the form described in Treasury Regulations Section 1.1446(f)-2(b)(6)(i) that is reasonably acceptable to Acquiror, in which case no withholding will be required, or the form described in Treasury Regulation Section 1.1446(f)-2(c)(4)(v), in which case withholding will be based on such form and the information contained therein.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

Subject to Section 9.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the Acquiror Parties, as of the date of this Agreement and as of the Closing Date, as follows:

Section 4.1 Organization and Qualification.

(a) The Company has been duly organized, is validly existing as a limited liability company and is in good standing under the Laws of the State of Delaware and has the power and authority to own, operate and lease its properties, rights and assets and to carry on the Business as presently conducted. True and complete copies of the Governing Documents of each Company Group Member have been made available to Acquiror, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of each Company Group Member are in full force and effect, and no Company Group Member is in breach or violation of any provision set forth in its Governing Documents.

(b) The Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the Business, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or a Company Impairment Effect.

(c) The Subsidiaries of the Company, together with details of their respective jurisdiction of incorporation or organization, are set forth on Section 4.1(c) of the Company Disclosure Schedules (the “Company Subsidiaries”). The Company Subsidiaries have been duly formed or organized, are validly existing under the laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, operate and lease their properties, rights and assets and to conduct their business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expect to have a Company Material Adverse Effect or a Company Impairment Effect.

Section 4.2 Capitalization.

(a) Section 4.2(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Company Group Member authorized and issued and outstanding, and (ii) the identity of the Persons that are the record and beneficial owners thereof. All of the outstanding Company Units and all outstanding Equity Securities of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and, in the case of any Company Subsidiary that is a corporation, non-assessable. Except as set forth on Section 4.2(a) of the Company Disclosure Schedules, there are no Equity Securities of any Company Group Member authorized, reserved, issued or outstanding. The outstanding Company Units and all outstanding Equity Securities of the Company Subsidiaries (A) were not issued in violation of the Governing Documents of any Company Group Member or any other Contract to which any Company Group Member is party or bound, (B) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (C) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, and (D) are free and clear of all Liens (other than transfer restrictions under applicable Securities Law and the applicable Company Group Member’s Governing Documents). No Company Group Member has any outstanding or is a party to any (x) equity appreciation or profit participation rights or (y) options, restricted stock, profits interests, phantom stock, warrants, bonds, notes, debentures or other instruments of Indebtedness, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts, in the case of each of clause (x) and (y), that would require any Company Group Member to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of any Company Group Member. There are no Equity Securities, instruments of Indebtedness or other rights or Contracts that entitle the holder thereof to vote on any matter submitted to the equity holders of any Company Group Member except as set forth on Section 4.2(a) of the Company Disclosure Schedules. Except as set forth in the Company LLC Agreement, no Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of any Company Group Member. No Company Group Member is a party to any voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company Units (other than the Company LLC Agreement) or any Equity Securities of any Company Subsidiary.

(b) Except as set forth on Section 4.2(a) of the Company Disclosure Schedules, no Company Group Member owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any Person or the right to acquire any such Equity Securities, and no Company Group Member is a partner or member of any partnership, limited liability company or joint venture (other than any other Company Group Member).

(c) The Allocation Statement delivered by the Company to Acquiror pursuant to Section 3.3 is true and complete.

Section 4.3 Authority. The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the Transactions have been duly authorized by the board of managers of the Company and the Holders, and no other limited liability company action on the part of any Company Group Member is necessary to authorize the execution and delivery by the Company of this Agreement or the Ancillary Documents to which the Company is (or will be) a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Transactions. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity (“Enforceability Exceptions”).

Section 4.4 Financial Statements; Undisclosed Liabilities.

(a) Section 4.4(a) of the Company Disclosure Schedules sets forth a true and complete copy of (i) the audited consolidated balance sheets of the Company Group as of December 31, 2019 and December 31, 2020 and the related audited consolidated statements of operations, and members’ equity (deficit) and cash flows of the Company Group for each of the years then ended and (ii) the unaudited consolidated balance sheet and the related statement of operations, and members’ equity (deficit) and cash flows of the Company as of September 30, 2021 (collectively, the “Company Financial Statements”). The Company Financial Statements (including the notes thereto) (A) were prepared in conformity with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) fairly present in all material respects the financial position, results of operations and cash flows of the Company as at the dates thereof and for the periods indicated therein, except as otherwise specifically noted therein and, in the case of the unaudited Company Financial Statements, subject to normal and recurring year-end adjustments as permitted by GAAP that are not material to the Company Group, and (C) in the case of the audited Company Financial Statements, were audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditors.

(b) No Company Group Member has any Liabilities that are not reflected or adequately reserved for on the Company Financial Statements, except (i) for Liabilities incurred in the ordinary course of business since December 31, 2020 (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (ii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents or the consummation of the Transactions, (iii) as set forth on Section 4.4(b) of the Company Disclosure Schedules, or (iv) for Liabilities that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group Members, taken as a whole.

(c) The Company has established and maintains a system of internal accounting controls that is designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in conformity with GAAP and to maintain accountability for the Company’s assets, and (iii) material information is communicated to management as appropriate.

(d) Except as set forth on Section 4.4(d) of the Company Disclosure Schedules, since January 1, 2019, no Company Group Member has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of such Company Group Member, (ii) a “material weakness” in the internal controls over financial reporting of such Company Member or (iii) fraud, whether or not material, that involves management or other employees of any Company Group Member who have a significant role in the internal controls over financial reporting of any Company Group Member.

(e) No Company Group Member is a party to, or is subject to any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among any Company Group Member, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), in each case, where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, any Company Group Member in the Company Financial Statements.

(f) As of the date hereof, the Company Group Members only have Indebtedness as set forth on Section 4.4(f) of the Company Disclosure Schedules.

Section 4.5 Consents and Requisite Governmental Approvals; No Violations.

(a) No Consent of or with any Governmental Entity is required on the part of any Company Group Member with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the Transactions, except for (i) applicable requirements under the Antitrust Laws, (ii) the filing of the Certificate of Merger in accordance with the DLLCA, or (iii) any other Consents the absence of which would not, individually or in the aggregate, be material to the Company Group, taken as a whole, or would not have a Company Impairment Effect.

(b) None of the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is or will be a party or the consummation of the Transactions will (i) contravene or conflict with any provision of the Company’s Governing Documents, (ii) except as set forth on Section 4.5(b) of the Company Disclosure Schedules, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, Consent, cancellation, amendment, modification, suspension, revocation, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract or any Permit held by any Company Group Member, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Company Group Member or any of its or their respective properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Company Group Member, except, in the case of any of clauses (ii) through (iv) above, as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, or would not have a Company Impairment Effect.

Section 4.6 Permits. The Company Group Members hold, and since January 1, 2019, have held all Permits that are required to own, lease or operate its properties and assets and to conduct the Business, except where the failure to hold or obtain the same would not, individually or in the aggregate, be material to the Company Group, taken as a whole (the “Material Permits”). Each Material Permit is in full force and effect in accordance with its terms, no written notice of revocation, cancellation or termination of any Material Permit has been received by any Company Group Member since January 1, 2019 that has not been withdrawn and no Proceeding in respect of any violation of any Material Permit by any Company Group Member is pending or, to the Company’s knowledge, threatened against any Company Group Member.

Section 4.7 Material Contracts.

(a) Section 4.7(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete list of the following Contracts to which any Company Group Member is a party (together with all material amendments, waivers or other changes thereto) (each Contract required to be set forth on Section 4.7(a) of the Company Disclosure Schedules and each Contract required to be set forth on Section 4.12(c) of the Company Disclosure Schedules or Section 4.21 of the Company Disclosure Schedules, collectively, the “Material Contracts”):

(i) any Contract relating to Indebtedness or any Contract requiring any Company Group Member to guarantee the Liabilities of any Person (other than a Company Group Member) or pursuant to which any Person (other than a Company Group Member) has guaranteed the Liabilities of a Company Group Member;

(ii) any Contract for the disposition of any portion of the assets or business of any Company Group Member or for the acquisition by a Company Group Member of the assets or business of any other Person, or under which a Company Group Member has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation, in each case, other than Contracts solely for the sale of obsolete equipment;

(iii) any Contract providing for cryptocurrency mining pool arrangements;

(iv) any Contract with a digital asset exchange or over-the-counter trading desk;

(v) any Contract with a customer of any Company Group Member or a Contract otherwise involving the provision of goods or services by the Company, including hosting, colocation, cryptocurrency mining, or software installation services, which Contract or series of related Contracts with such counterparty involves aggregate payments or consideration furnished to any Company Group Member of more than $1,000,000 in the calendar year ended December 31, 2020 or thereafter;

(vi) any Contract providing for or relating to the purchase, sale, transmission, distribution or management of power or energy, and all related attributes, environmental or otherwise, that involves aggregate payments in excess of $500,000 in any calendar year, including any retail and wholesale supply, offtake, and demand response agreements, interconnection, transmission service, distribution facility extension and shared facility agreements, management, consulting, advisory and brokerage agreements and agreements pertaining to the environmental attributes associated with any of the foregoing;

(vii) any Contract or series of related Contracts pursuant to which any Company Group Member has agreed to purchase cryptocurrency mining hardware or equipment (including ASIC chips) (A) since January 1, 2019 and (B) that involves aggregate payments in excess of $1,000,000;

(viii) any lease, rental or occupancy agreement, license, installment and conditional sale agreement and any other Contract with outstanding obligations that (A) provides for the ownership of, leasing of, occupancy of, title to, use of, or any leasehold or other interest in any real or personal property and (B) other than in the case of Contracts with respect to real property or any interest therein, involves aggregate payments in excess of $500,000 in any calendar year, other than sales or purchase agreements for the sale of obsolete equipment;

(ix) any Contract for any joint venture, partnership, strategic alliance or similar relationship;

(x) any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Company Group Member to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit the operations of Acquiror or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Company Group Member, directly or indirectly through third parties, in any material respect or that would so limit or purports to limit, in any material respect, Acquiror or any of its Affiliates after the Closing;

(xi) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Company Group Member in an amount in excess of (A) $500,000 annually or (B) $1,000,000 over the life of the agreement;

(xii) any Contract under which a Company Group Member has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person (other than any Company Group Member);

(xiii) any Contract (A) for the employment or engagement of any current director, manager, officer, employee, or other individual service provider of a Company Group Member whose annual base salary (or, in the case of an individual other than an employee, annual base compensation) is in excess of $100,000, or (B) providing for any transaction, retention, change of control or severance payments in excess of $100,000 to any current director, manager, officer, employee, or other individual service provider of a Company Group Member;

(xiv) any Contract that constitutes a collective bargaining agreement or any other agreement executed between a Company Group Member and a labor union or similar organization;

(xv) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes, at any time in the future, any material, non-monetary obligations on a Company Group Member (or Acquiror or any of its Affiliates after the Closing);

(xvi) any Contract that is a currency or interest hedging arrangement;

(xvii) any other Contract the performance of which requires either (A) annual payments by a Company Group Member in excess of $500,000 or (B) aggregate payments by a Company Group Member in excess of $1,000,000 over the life of the Contract and, in each case, that is not terminable by such Company Group Member without penalty upon less than thirty (30) days’ prior written notice; and

(xviii) any commitment to enter into agreement of the type described in clauses (i) through (xvii) of this Section 4.7(a).

(b) (i) Each Material Contract is valid and binding on, and enforceable against, the Company Group Member party thereto and, to the Company’s knowledge, the counterparty thereto, and is in full force and effect, in each case subject to the Enforceability Exceptions, (ii) the Company Group Member party thereto and, to the Company’s knowledge, the counterparties thereto, are not in, or alleged to be in, material breach of, or material default under, any Material Contract, (iii) since January 1, 2019 through the date of this Agreement, no Company Group Member has received or given any written claim or notice of breach of or default or notice of termination under any Material Contract, and (iv) to the Company’s knowledge, no event has occurred which individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any Material Contract (in each case, with or without notice or lapse of time or both). True and complete copies of the Material Contracts have been delivered to or made available to Acquiror or its Representatives.

(c) Section 4.7(c) of the Company Disclosure Schedules sets forth a true and complete list of all memoranda of understanding, letters of intent and similar non-binding commitments entered into by any Company Group Member and any third party power supplier that are in effect as of the date of this Agreement. To the Company’s knowledge, no event has occurred or circumstance exists which, individually or together with other events and circumstances, would reasonably be expected to result in the Company and the applicable counterparty not entering into a Contract with respect to any such commitment subject to the power consumption needs of the Business.

Section 4.8 Absence of Changes. During the period beginning on January 1, 2021 and ending on the date of this Agreement, (a) no Company Material Adverse Effect or Company Impairment Effect has occurred and (b) except for any Pandemic Measures, (i) the Company Group Members have conducted the Business in the ordinary course and (ii) except as set forth on Section 4.8(b)(ii) of the Company Disclosure Schedules, no Company Group Member has taken any action that would require the consent of Acquiror if taken during the period from the date of this Agreement until the Closing pursuant to clauses (i), (ii), (iv), (v), (ix), (xi), (xv), (xvi), (xvii), (xix), (xx) or (xxiii) (solely as this clause relates to the foregoing clauses of Section 6.1(b)) of Section 6.1(b).

Section 4.9 Litigation. Except as set forth in Section 4.9 of the Company Disclosure Schedules, there is (and since January 1, 2019 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against any Company Group Member or any of their properties, rights or assets, or to the Company’s knowledge, any of their respective directors, managers or employees in their capacities as such, that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to any Company Group Member or would have a Company Impairment Effect. No Company Group Member or any of their respective material properties or assets is subject to any Order that would reasonably be expected to be materially adverse to any Company Group Member or would have a Company Impairment Effect. No Company Group Member is party to a settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or Liabilities (of any nature) that would reasonably be expected to be, individually or in the aggregate, material to such Company Group Member or would have a Company Impairment Effect.

Section 4.10 Compliance with Applicable Law. The Company Group Members (a) conduct (and since January 1, 2019 have conducted) the Business in accordance with all applicable Laws, Orders and Permits and are not and during such period have not been in violation of any such Law or Order or the terms of any Permit and (b) have not received any written communications from a Governmental Entity or other Person and, to the Company’s knowledge, there is no such pending communication, that alleges that any Company Group Member is not in compliance with any such Law, Order, or Permit, except in each case of clauses (a) and (b), as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, or would not have a Company Impairment Effect. No representation or warranty is made in this Section 4.10 with respect to (i) compliance with Environmental Laws, which is exclusively addressed by Section 4.11, (ii) compliance with applicable Laws relating to data privacy and security, which is exclusively addressed by Section 4.13, (iii) compliance with Anti-Corruption Laws and Laws relating to Trade Controls, which is exclusively addressed by Section 4.14, (iv) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 4.15, (v) compliance with labor and employment matters, which is exclusively addressed by Section 4.16, or (vi) compliance with Tax Laws, which is exclusively addressed by Section 4.18 and Section 4.1, Section 4.4, Section 4.15 and Section 4.16, to the extent relating to Tax.

Section 4.11 Environmental Matters.

(a) Except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, or have a Company Impairment Effect:

(i) each Company Group Member is, and has been since January 1, 2019, in compliance with all applicable Environmental Laws;

(ii) since January 1, 2019, no Company Group Member has received any written notice or communication from any Governmental Entity or any other Person asserting any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, any Environmental Laws by a Company Group Member;

(iii) no Company Group Member has generated, treated, stored, disposed of, arranged for, transported, released, or otherwise handled any Hazardous Substances in a manner that would reasonably be expected to give rise to any Liability under any Environmental Laws;

(iv) there has been no release by any Company Group Member or for which a Company Group Member would reasonably be expected to be liable by Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by a Company Group Member; and

(v) no Company Group Member has assumed, whether by contract or operation of law, or provided an indemnity regarding, the liability of any other Person under any Environmental Laws.

(b) The Company has made available to Acquiror copies of all material environmental, health and safety reports and similar documents that were prepared by or for any Company Group Member, including by third parties relating to the operations, properties or facilities of any Company Group Member, since May 23, 2018, as well as material correspondence with any Person regarding any actual or alleged compliance with or Liability under any Environmental Law or regarding the release or management of any Hazardous Substance, in either case concerning the Business or the properties or operations of any Company Group Member.

Section 4.12 Intellectual Property.

(a) Section 4.12(a) of the Company Disclosure Schedules sets forth a true and complete list of all (i) Company Registered Intellectual Property and (ii) material Company Software. Section 4.12(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property (1) the record owner of such item, (2) the jurisdictions in which such item has been issued or registered or filed, (3) the issuance, registration or application date, as applicable, for such item and (4) the issuance, registration or application number, as applicable, for such item.

(b) Each item of Company Owned Intellectual Property is subsisting, valid, and to the Company’s knowledge, enforceable. The Company Group has used reasonable efforts to maintain and protect all Company Owned Intellectual Property. All fees and filings necessary to maintain any application or registration, issuance or grant of any Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity, or, as applicable, to the relevant Internet domain name registrar. No item of the Company Registered Intellectual Property listed in Section 4.12(a) of the Company Disclosure Schedules has been forfeited, cancelled or abandoned, or has expired or lapsed. None of the Company Owned Intellectual Property is the subject of any pending Proceedings, including litigation, interference, re-examination, inter parties review, reissue, opposition, nullity, or cancellation proceedings and, to the Company’s knowledge, no such Proceedings are threatened by any Governmental Entity or any other Person.

(c) A Company Group Member solely and exclusively owns all right, title and interest in and to all Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens). For all Patents owned by a Company Group Member, each inventor listed on the Patent has presently assigned all of such Person’s rights to the applicable Company Group Member. Section 4.12(c)(i) of the Company Disclosure Schedules sets forth a list of all currently-effective Contracts pursuant to which a Company Group Member has been granted a right or license to any Intellectual Property Rights other than Contracts for commercially available off-the shelf Software or Software subject to shrink wrap licenses entered into in the ordinary course of business (the Contracts required to be listed on Section 4.12(c)(i) of the Company Disclosure Schedules, collectively, “Company Inbound Licenses”). Section 4.12(c)(ii) of the Company Disclosure Schedules sets forth a list of all currently-effective Contracts pursuant to which a Company Group Member (i) has granted another Person a right or license to Company Owned Intellectual Property; and (ii) to the extent not scheduled pursuant to the foregoing (i), has granted another Person a covenant not to sue with respect to any Company Owned Intellectual Property (collectively, “Company Outbound Licenses”). The applicable Company Group Member has, and will continue to have immediately after the Closing, valid rights under all Company Inbound Licenses to use, sell and license, as the case may be, all Company Licensed Intellectual Property as the same is currently used, sold or licensed by the applicable Company Group Member as of the date of this Agreement. None of the Company Owned Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer or licensing thereof by a Company Group Member or affects the validity, use or enforceability of any such Company Owned Intellectual Property. The Company Intellectual Property comprises all Intellectual Property Rights material to the Business. The Company Intellectual Property constitutes all of the Intellectual Property Rights necessary and sufficient for the Company Group’s conduct of the Business as currently conducted, free and clear of all Liens (other than Permitted Liens).

(d) The Company has taken steps consistent with standard industry practices, and has taken no less than reasonable care, to safeguard and maintain the secrecy of any trade secrets and other material confidential information owned, possessed or stored by or otherwise under the control of, the Company Group. To the Company’s knowledge, no director, manager or employee of or contractor to any Company Group Member has disclosed any trade secrets or material confidential information of the Company Group to any other Person unless such disclosure was under an appropriate, valid and binding written non-disclosure agreement containing appropriate limitations and protections on use and disclosure. All present and former Company Group employees and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Company Owned Intellectual Property (each such person, a “Creator”) have agreed to maintain and protect the trade secrets and confidential information of the applicable Company Group Member.

(e) Each Creator has presently assigned to the applicable Company Group Member all Intellectual Property Rights authored, invented, created, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with the Company Group. To the Company’s knowledge, no employee, independent contractor or agent of any Company Group Member, or any other third party employed or engaged by any Company Group Member, is in default or breach, in any material respect, of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of the Company Owned Intellectual Property.

(f) The conduct and operation of the Business, as currently conducted, does not and will not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person, and has not infringed upon, misappropriated or otherwise violated any Intellectual Property Rights of any Person. To the Company’s knowledge, no Person is infringing, misappropriating or otherwise violating any Company Owned Intellectual Property. No Company Group Member has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property.

(g) There is no Proceeding pending nor has any Company Group Member received any written communications (i) alleging that any Company Group Member has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property or (iii) inviting a Company Group Member to take a license under any Patent or consider the applicability of any Patents to the conduct of the Business.

(h) The Company Group possess all source code and other documentation and materials necessary to compile and operate the Company Software. Except for consultants and other independent contractors engaged by any Company Group Member under binding, valid, written confidentiality agreements, no third party possesses (or has any right to access or have disclosed, whether present, contingent or otherwise) any source code to the Company Software. Except as set forth in Section 4.12(h) of the Company Disclosure Schedules, the use of Open Source Materials incorporated into the Company Owned Intellectual Property does not give rise to any obligations that would require any Company Group Member to make any public disclosure, distribution or general availability of any Company Software or other Company Owned Intellectual Property (including any source code), or limit the rights of any Company Group Member to enforce rights in Company Intellectual Property against any Person. No Company Group Member has received any written notice or complaint that it has failed to comply with the terms and conditions of any license to any Open Source Materials incorporated into the Company Owned Intellectual Property, and no Company Group Member is in breach of, nor has breached any, of the terms or conditions of any license to any such Open Source Materials in any material respect. No Company Group Member has distributed or made available as Open Source Materials, or agreed to distribute or make available as Open Source Materials (including by contribution to an open source project or community), any Company Software developed by any Company Group Member that the Company intends to remain proprietary.

(i) At and after the Closing, the Surviving Company will be permitted to exercise all of the rights of the Company Group under the Company Intellectual Property Agreements to the same extent the Company Group was able to in the twelve (12) months prior to the date of this Agreement, or as the Company Group would have been able to had the Transactions not occurred, and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company Group would otherwise be required to pay. None of the execution or delivery of this Agreement or any of the Ancillary Documents, the performance of obligations hereunder or thereunder or the consummation of the Transactions or any assignment to Acquiror that is deemed to occur as a result of or following the consummation of the Transactions, by operation of law or otherwise, of any Contracts to which the Company Group is a party or by which any of its assets is bound, will result in: (i) Acquiror or any of its Affiliates granting to any third party any right to or with respect to, (ii) Acquiror or any of its

Affiliates (other than the Company Group), being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or scope of their respective businesses related to, (iii) the Company or Acquiror being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the Transactions in connection with, or (iv) any other material adverse impact to, in each case, any Company Intellectual Property or any Intellectual Property Rights, information, or data owned by, or licensed to Acquiror or any of its Affiliates, or that is Processed in operating the Business.

Section 4.13 Data Privacy and Security.

(a) The Company Group, and to the Company’s knowledge, its Third Party Service Providers, have been at all times and remain in compliance in all material respect with all applicable Privacy Laws. No Company Group Member’s externally-facing privacy policies or notices contain any material omissions or are misleading or deceptive in any material respect.

(b) There is not currently pending or, to the Company’s knowledge, threatened, and there has not at any time in the past three (3) years been any, Proceeding against any Company Group Member initiated by (i) the United States Federal Trade Commission, any state attorney general or similar state official; (ii) any other Governmental Entity, foreign or domestic; (iii) any regulatory entity, privacy regulator or otherwise, or (iv) any other Person, in each case, with respect to privacy, cybersecurity, or the Processing of Personal Information, and, to the Company’s knowledge, there are no facts upon which such a Proceeding could be based.

(c) There have not been any actual, suspected, or alleged material Security Incidents or actual or alleged claims related to material Security Incidents, and, to the Company’s knowledge, there are no facts or circumstances which could reasonably serve as the basis for any such allegations or claims. There are no data security, information security, or other technological vulnerabilities with respect to the Company Group’s services or with respect to the Company IT Systems that would have a materially adverse impact on their operations or cause a material Security Incident.

(d) The Company Group Members own or have license to use pursuant to a Material Contract the Company IT Systems as necessary to operate the Business as currently conducted and such Company IT Systems are sufficient for the operation of the Business as currently conducted. The Company Group Members have back-up and disaster recovery arrangements, procedures and facilities for the continued operation of its businesses in the event of a failure of the Company IT Systems that are, in the reasonable determination of the Company, commercially reasonable and in accordance in all material respects with standard industry practice. In the last three (3) years, there has not been any material disruption, failure or, to the Company’s knowledge, unauthorized access with respect to any of the Company IT Systems that has not been remedied, replaced or mitigated in all material respects. To the Company’s knowledge, none of the Company IT Systems contain any worm, bomb, backdoor, trap doors, Trojan horse, spyware, keylogger software, clock, timer or other damaging devices, malicious codes, designs, hardware component, or software routines that causes the Company Software or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any unauthorized person.

(e) The Company Group Members have, and in the last three (3) years have had, in place reasonable and appropriate administrative, technical, physical and organizational measures and safeguards to (i) ensure the integrity, security, and the continued, uninterrupted, and error-free operation of the Company IT Systems, and the confidentiality of the source code of any Company Software, and (ii) to protect Personal Information and other Business Data against loss, damage, and unauthorized access, use, modification, or other misuse (“Misuse”). Without limiting the generality of the foregoing, the Company Group’s information security program (i) identifies internal and external risks to the security of the Personal Information, Business Data, services and Company IT Systems; and (ii) implements, monitors and improves adequate and effective safeguards to control those risks. The Company Group has timely and reasonably remediated and addressed, or is in the process of remediating and addressing in accordance with industry standards, any and all audit or security assessment findings relating to its implementation of administrative, technical, and physical security measures. Each Company Group employee has received training regarding information security that is relevant to each such employee’s role and responsibility within the business and such employee’s access to Personal Information, Business Data and Company IT Systems. All Company IT Systems and any data stored therein are recorded, stored, maintained or operated, or otherwise are wholly dependent, on facilities which are under the exclusive ownership or control of the Company Group (other than with respect to Third Party Service Providers, Leased Real Property or a public blockchain).

Section 4.14 Compliance with International Trade & Anti-Corruption Laws.

(a) No Company Group Member or any of their respective officers, directors, or employees, and to the Company’s knowledge, none of the Company Group’s Representatives acting for or on behalf of any Company Group Member, is or since May 23, 2018 has been, (i) a Person named on any Sanctions Laws-related list of designated or restricted Persons maintained by a Governmental Entity; (ii) located, organized or resident in, or a blocked national of, a country or territory which is itself the subject of or target of any Sanctions Laws or part of or acting for or on behalf of a Governmental Entity that is a target of any Sanctions Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or since May 23, 2018 has been, the subject of or target of any Sanctions Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria) or (v) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or U.S. anti-boycott Laws (collectively, “Trade Controls”).

(b) No Company Group Member or any of their respective officers, directors, or employees, and to the Company’s knowledge, none of the Company Group’s Representatives acting for or on behalf of the Company Group, has since May 23, 2018 (i) violated any Anti-Corruption Laws; (ii) offered, paid, authorized or promised to pay anything of value, regardless of form, to any Person for the purpose of influencing any act or decision of such Person or securing an improper advantage to assist any Company Group Member in obtaining or retaining business; or (iii) established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or used or are using any corporate funds for any illegal contributions, gifts, entertainment, travel or other unlawful expenses, in breach of any Anti-Corruption Law.

(c) Since May 23, 2018, no Company Group Member has (i) received from any Person any notice, inquiry, or internal or external allegation of any actual, alleged, apparent or potential violation of any applicable Anti-Corruption Law; (ii) made any voluntary or involuntary disclosure to a Governmental Entity concerning any Anti-Corruption Laws; (iii) conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws; or (iv) been a party to or the subject of any pending (or to the Company’s knowledge, threatened) civil, criminal or administrative Proceedings, or, to the Company’s knowledge, any audit by or before any Governmental Entity (including receipt of any subpoena) related to any actual, alleged or potential violation of any applicable Anti-Corruption Law. The Company Group does not have any registrations or active or pending Permits of the Company Group issued or approved under the Trade Controls and regulations by any Governmental Entity.

(d) No Company Group Member is a “TID U.S. business,” as such term is defined at 31 C.F.R. § 800.248.

(e) Since January 1, 2019, no Company Group Member has purchased or sold Bitcoin, or any other digital asset, in a transaction that was not conducted through a cryptocurrency exchange listed on Section 4.14(e) of the Company Disclosure Schedules.

Section 4.15 Employee Benefit Plans.

(a) Section 4.15(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans.

(b) True and complete copies of the following documents, with respect to each material Employee Benefit Plan, where applicable, have previously been made available to Acquiror: (i) the current plan and trust documents (or for unwritten Employee Benefit Plans a written description of the material terms of such Employee Benefit Plan), each as amended through the date of this Agreement; (ii) the most recent IRS determination or opinion letter; (iii) the most recently filed Form 5500; (iv) the most recent actuarial valuation report; (v) the most recent summary plan description and all modifications thereto; (vi) any other material contracts, including insurance contracts and administrative services agreements; and (vii) any material, non-routine correspondence to and from any Governmental Entity prior to the date hereof since January 1, 2019.

(c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service with respect to such qualification (or is the subject of a favorable opinion letter from the Internal Revenue Service on the form of such Employee Benefit Plan) to the effect that such Employee Benefit Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code; and, to the Company’s knowledge, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of any material Liability, penalty or tax under ERISA, the Code or other applicable Laws.

(d) Each Employee Benefit Plan is and has been established, operated and administered in all material respects in accordance with applicable Laws, including ERISA and the Code, and its terms. No Employee Benefit Plan currently is the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program since January 1, 2019. No Proceeding (other than those relating to routine claims for benefits) is pending or, to the Company’s knowledge, threatened with respect to any Employee Benefit Plan, and, to the Company’s knowledge, there are no facts that reasonably would be expected to give rise to any such Proceedings against any Employee Benefit Plan, any fiduciary with respect to an Employee Benefit Plan or the assets of any Employee Benefit Plan. No Company Group Member nor, to the Company’s knowledge, any “party in interest” or any “disqualified person” with respect to the Employee Benefit Plans, has engaged in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA or engaged in a similar transaction with respect to any Employee Benefit Plans which, in either event, would reasonably be expected to give rise to any material Liability to any Company Group Member. All payments or contributions required to have been made by the applicable due date with respect to all Employee Benefit Plans either have been made or have been accrued, in either event, in all material respects in accordance with the terms of the applicable Employee Benefit Plan and applicable Law.

(e) Neither the Company nor any ERISA Affiliate of the Company maintains, contributes to, or is required to contribute to, or has, or has had in the last five (5) years, any Liability (whether contingent or otherwise) with respect to: (i) any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA; (ii) a Multiemployer Plan; (iii) any “multiple employer plan” (within the meaning of Section 4063 or 4064 of ERISA); (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; or (v) a “voluntary employees” beneficiary association” within the meaning of Section 501(c)(9) of the Code. Except as set forth in Section 4.15(e) of the Company Disclosure Schedules, each Employee Benefit Plan that provides health or life benefits is fully insured by a third party insurance company.

(f) Section 4.15(f) of the Company Disclosure Schedules contains a complete list of all of the ERISA Affiliates of the Company.

(g) Except as set forth in Section 4.15(g) of the Company Disclosure Schedules, no Company Group Member has any obligation to provide postretirement health or life insurance benefits to any Company Group current or former employee, officer, or director, or any dependent or beneficiary thereof, except as otherwise required under state or federal benefits continuation laws (e.g., COBRA) for which the covered individual pays the full cost of coverage.

(h) Each individual who has been classified by any Company Group Member as an employee, individual independent contractor, leased employee, or individual consultant has been properly classified except for any instances that would not reasonably be expected to give rise to any material Liability to any Company Group Member. No such individual classified as a non-employee will have a colorable claim against any Company Group Member for eligibility to participate in any Employee Benefit Plans during the period prior to Closing, if such individual is later reclassified as an employee of a Company Group Member, except for any instances that would not reasonably be expected to give rise to any material Liability to any Company Group Member. No employee of any Company Group Member is a “leased employee” within the meaning of Section 414(n) of the Code. No Company Group Member is or has ever been bound by any collective bargaining agreement or similar agreement to maintain or contribute to any Employee Benefit Plan.

(i) Except as set forth in Section 4.15(i) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement, nor the consummation of the Transactions (either alone or in combination with another event) would reasonably be expected to (i) result in any payment becoming due, or increase the amount of any compensation due, to any employee or former employee of any Company Group Member; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in 280G(b)(1) of the Code; (v) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Employee Benefit Plan; (vi) entitle the recipient of any payment or benefit to receive a “gross up” payment for any income or other taxes that might be owed with respect to such payment or benefit; or (vii) result in an obligation to fund any benefits under an Employee Benefit Plan.

(j) Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) and is not exempt from Section 409A of the Code has a plan document that satisfies in all material aspects the requirements of Section 409A of the Code and has been operated in all material aspects in compliance with Section 409A of the Code and the terms of such plan document. The Company does not have any “gross-up” or indemnity obligation for Taxes imposed under Section 4999 or 409A of the Code.

(k) Neither the Company, nor any ERISA Affiliate of the Company, has incurred or, to the Company’s knowledge, could reasonably be expected to have any material Liability for Taxes under Sections 4975 through 4980 or Sections 4980A through 4980I of the Code. The Company maintains a health plan that satisfies in all material respects the requirements for “minimum essential coverage” under Section 4980H(a) of the Code, as applicable.

(l) No Employee Benefit Plan is subject to the laws of any jurisdiction outside the United States.

Section 4.16 Labor Matters.

(a) Section 4.16(a) of the Company Disclosure Schedules separately sets forth all of the Company Group employees as of the date of this Agreement, including for each such employee: (i) name; (ii) employer; (iii) job title; (iv) Fair Labor Standards Act classification; (v) work location (city and state); (vi) compensation (including annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis), or commission rate (if paid on a purely commission basis), as applicable); (vii) 2020 incentive compensation; (viii) date of hire; (ix) fringe benefits (other than employee benefits applicable to all employees, which material benefits are set forth on a separate list on Section 4.15(a) of the Company Disclosure Schedules); and (x) status (i.e., active or inactive and if inactive, the type of leave and estimated duration). To the Company’s knowledge, no employee is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such employee’s duties. To the Company’s knowledge, no employee, manager, director or officer of any Company Group Member intends to terminate his or her employment with such Company Group Member.

(b) To the Company’s knowledge, each employee of the Company Group is (i) a United States citizen or lawful permanent resident of the United States, (ii) a lawful permanent resident, or (iii) an alien authorized to work in the United States either specifically for the Company Group or for any United States employer. The Company has completed a Form I-9 (Employment Eligibility Verification) for each Company Group employee and each such Form I-9 has since been updated as required by applicable Law and is correct and complete in all material respects as of the date hereof. No Company Group employee has a principal place of employment outside the United States nor is subject to the labor and employment Laws of any country other than the United States.

(c) The Company Group is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws respecting labor and employment matters, withholding and remitting of taxes, and information reporting, including all contractual commitments and all such Laws relating to fair employment practices, pay equity, the classification of independent contractors, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment, employee leave, collective bargaining, discrimination, civil rights, collection and payment of social security Taxes and similar Taxes, and wages and hours, including payment of minimum wages and overtime. The Company Group has, or will have no later than the Closing Date, paid all accrued salaries and wages of the Company Group employees due to be paid through the Closing Date. No Company Group Member is delinquent in any payments to any employee for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due to be paid with respect to any services performed for it. No Company Group Member is, and has not within the last three (3) years, been a government contractor.

(d) Currently and within the three (3) years preceding the date of this Agreement, no Company Group Member has been party to or, to the Company’s knowledge, the subject of any Proceeding relating to employment or labor matters concerning the employees or other service providers of any Company Group Member, and no such matters are pending or, to the Company’s knowledge, have been threatened against any Company Group Member.

(e) Since January 1, 2019, the Company Group has not experienced a “plant closing,” “business closing,” or “mass layoff” or similar group employment loss as defined in the federal WARN Act or any similar state, local or foreign Law affecting any site of employment of the Company Group or one or more facilities or operating units within any site of employment or facility of the Company Group.

(f) No Company Group Member is a party to or bound by any collective bargaining agreements or other agreements with any labor organization, labor union, works council or other employee representative or any other Contract with a labor union, labor organization, works council, employee delegate, representative or other employee collective group, nor to the Company’s knowledge is there any duty on the part of any Company Group Member to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group. Since January 1, 2019, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against any Company Group Member. To the Company’s knowledge, since January 1, 2019, there have been no labor organizing activities with respect to any employees of the Company Group.

(g) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change, reduction in hours, or reduction in salary or wages by any Company Group Member has occurred within the six (6) months prior to the date of this Agreement or has been announced as of the date of this Agreement as a result of COVID-19 or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19.

(h) Since January 1, 2019, no allegations of sexual harassment or sexual misconduct have been made to any Company Group Member against any director, manager, officer or executive employee of any Company Group Member and, to the Company’s knowledge, there have not been any such allegations.

(i) Section 4.16(i) of the Company Disclosure Schedules contains a complete and accurate listing of the name and contact information of each Contractor who is expected to be or was paid more than $100,000 in any year by the Company Group Members in the aggregate (a “Material Contractor”). A copy of each Contract relating to the services a Material Contractor provides to such Company Group Member has been provided to Acquiror. To the Company’s knowledge, no Contractor used by any Company Group Member is a party to, or is otherwise bound by, any agreement or arrangement with any third party, including any confidentiality or non-competition agreement, that in any way adversely affects or restricts the performance of such Contractor’s duties for the Company. To the Company’s knowledge, no current Material Contractor used by the Company Group intends to terminate his or her or its relationship with such Company Group Member. No Company Group Member has any obligation or Liability with respect to any Taxes (or the withholding thereof) in connection with any Contractor.

Section 4.17 Insurance. Section 4.17 of the Company Disclosure Schedules sets forth a true and complete list of all policies or programs of insurance owned or held by, or for the benefit of, any Company Group Member as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full or accrued as of the date of this Agreement, and true and complete copies of all such policies have been made available to Acquiror. No Company Group Member is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default under, or permit termination, rescission or avoidance of, the policy, and to the Company’s knowledge, no such action has been threatened. As of the date of this Agreement, no claim for coverage by any Company Group Member is pending under any such policies as to which the relevant insurers have denied, disputed, or reserved the right to deny or dispute coverage.

Section 4.18 Tax Matters.

(a) The Company Group has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and the Company Group has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.

(b) The Company Group has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any Person.

(c) No Company Group Member is currently the subject of a Tax audit or examination, and has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.

(d) No Company Group Member has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to the Company Group which agreement or ruling would be effective after the Closing Date.

(f) No Company Group Member is nor has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of the Company Group other than Permitted Liens.

(h) No Company Group Member has been a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i) No Company Group Member (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company and which includes only Company Group Members) and (ii) has any Liability for the Taxes of any Person (other than other Company Group Members) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes) or otherwise.

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where a Company Group Member does not file Tax Returns that the Company Group Member is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k) No Company Group Member is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(l) No Company Group Member has a branch, permanent establishment (within the meaning of an applicable Tax treaty), or an office or fixed place of business in a country other than the country in which it is organized.

(m) Each Company Group Member is treated either as a (i) partnership or (ii) disregarded entity for U.S. federal income tax purposes and applicable state Tax purposes.

(n) No Company Group Member has deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020.

(o) All Company Related Party Transactions are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder, and any similar provision of state or local Law.

Section 4.19 Brokers. Other than as set forth on Section 4.19 of the Company Disclosure Schedules, no broker, finder, investment bank or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any Company Group Member has any obligation.

Section 4.20 Real and Personal Property.

(a) Owned Real Property. Section 4.20(a)(i) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses, legal description, and tax identification numbers, to the extent such information exists for such Owned Real Property) of all Owned Real Property. The Company has delivered or made available to Acquiror true, complete and correct copies of the deeds and other instruments (as recorded, if recorded) by which the Company or its Subsidiary (as applicable) acquired such Owned Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of any Company Group Member and relating to the Owned Real Property. With respect to each Owned Real Property and except as set forth on Section 4.20(a)(ii) of the Company Disclosure Schedules: (i) a Company Group Member has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all Liens, except Permitted Liens; (ii) no Company Group Member has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof and there is no Person other than the relevant Company Group Member in possession of such Owned Real Property or portion thereof; and (iii) there are no outstanding options, rights of first offer, rights of first refusal to purchase, lease or transfer such Owned Real Property or any portion thereof or interest therein. Except as set forth on Section 4.20(a)(iii) of the Company Disclosure Schedules, no Company Group Member is a party to any agreement or option to purchase any real property or interest therein.

(b) Leased Real Property. Section 4.20(b) of the Company Disclosure Schedules sets forth a true and complete list of all Leased Real Property and all Real Property Leases (including street addresses, the date thereof and legal names of the parties thereto, to the extent such information exists for such Leased Real Property) pursuant to which any Company Group Member is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to Acquiror. The Company or the applicable Subsidiary has a good, valid and enforceable leasehold interest in each Leased Real Property free and clear of all Liens, except for Permitted Liens. The relevant Company Group Member’s possession and quiet enjoyment of the Leased Real Property under each Real Property Lease has not been disturbed and there are no material disputes with respect to such Leased Real Property. To the Company’s knowledge, no event has occurred or circumstance exists that, with the delivery of notice, passage of time or both, would constitute a breach or default under or permit the termination or modification of, or acceleration of rent under, such Real Property Lease. Each Company Group Member has performed all material obligations required to be performed by it under any Real Property Lease, and no Company Group Member has the present expectation or intention of not fully performing on a timely basis all material obligations required to be performed by such Company Group Member under any Real Property Lease. The Transactions, this Agreement and any Ancillary Document to be delivered at or before Closing do not require the consent of any other party relating to the Leased Real Property, including from landlords under a Real Property Lease, whether as a deemed “assignment” or otherwise, will not result in a breach of or default under any Real Property Lease, will not give rise to any termination or recapture rights, and will not otherwise cause any such Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing. No Company Group Member has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof and no Company Group Member has collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein.

(c) Real Property Condition. The relevant Company Group Member has in each Real Property, in each case to the extent necessary to conduct the Business, (i) direct or indirect legal access to public roads or valid irrevocable easements over private streets or private property for such ingress to and egress from all such buildings and structures and (ii) reasonable access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other utilities, all of which utilities are provided via public roads or via irrevocable appurtenant easements benefitting the Real Property. To the Company’s knowledge, none of the structures on any Real Property materially encroaches upon real property of another Person, and no structure of any other Person materially encroaches upon any Real Property. No Company Group Member has received any written notice from any Governmental Entity alleging of a violation of any Laws with respect to any of the Real Property and, to the Company’s knowledge, the Real Property is not in violation of any Law, covenant, condition, restriction, easement, license, permit or agreement relating to any Real Property. There are no Orders pending nor, to the Company’s knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain Proceedings or Proceeding to impose any special assessment to any Real Property or any material portion thereof, which would reasonably be expected to curtail or interfere with the use of such Real Property for the present conduct of the Business. The buildings and other improvements constituting the Real Property are each in good condition and repair (ordinary wear and tear excepted) in all material respects and are fit for use in the ordinary course of the Business, and all such buildings and improvements have been installed and maintained in all material respects in accordance with all applicable Laws. None of the Real Property has been damaged or destroyed by fire or other casualty that has not been restored. The Owned Real Property identified in Section 4.20(a)(i) of the Company Disclosure Schedules and the Leased Real Property identified in Section 4.20(b) of the Company Disclosure Schedules comprise all of the real property used or intended to be used in, or otherwise related to, the Business.

(d) Personal Property. The Company Group has good, valid and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Company Group reflected in the Company Financial Statements or thereafter acquired by a Company Group Member prior to the date hereof, except for assets disposed of in the ordinary course of business.

Section 4.21 Transactions with Affiliates. Section 4.21 of the Company Disclosure Schedules sets forth all Contracts between (a) any Company Group Member, on the one hand, and (b) any officer, director, manager, Affiliate or holder of Equity Securities of any Company Group Member or, to the Company’s knowledge, any Affiliate or family member of any of the foregoing, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than Contracts with respect to a Company Related Party’s employment with or service as a director or manager to (including benefit plans and other ordinary course compensation from) the Company entered into in the ordinary course of business. No Company Related Party (i) owns any interest in any material asset used in the Business, (ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of any Company Group Member or (iii) owes any material amount to, or is owed any material amount by, the Company Group (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement). All Contracts, arrangements, understandings, interests and other matters disclosed pursuant to this Section 4.21 are referred to herein as “Company Related Party Transactions”.

Section 4.22 Suppliers. Section 4.22 of the Company Disclosure Schedules sets forth a true and complete list of the suppliers of the Company for the fiscal year ended on December 31, 2020 and January 1, 2021 through the date of this Agreement from whom the Company Group made gross purchases of at least $500,000 (the “Material Suppliers”). No Material Supplier has, within the past twelve (12) months through the date of this Agreement, canceled, materially reduced, or terminated its business with, or threatened in writing to cancel, materially reduce, or terminate its business with, any Company Group Member.

Section 4.23 Information Supplied(a) . None of the information supplied or to be supplied in writing by or on behalf of any Company Group Member specifically for inclusion or incorporation by reference in the Registration Statement will, when the Registration Statement is declared effective, when the Registration Statement is mailed to the Pre-Closing Acquiror Stockholders or at the time of the Acquiror Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company does not make any representations or warranties as to the information contained in or omitted from the Registration Statement that is modified in any material respect by Acquiror or any of its Affiliates or Representatives without the Company’s prior written approval which is misleading by virtue of such modification.

Section 4.24 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of the Acquiror Parties and (ii) it has been furnished with or given access to such documents and information about the Acquiror Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 5 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any Acquiror Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 5 and in the Ancillary Documents to which it is or will be a party, none of the Acquiror Parties nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 4.25 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY ACQUIROR PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY GROUP THAT HAVE BEEN MADE AVAILABLE TO ANY ACQUIROR PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY GROUP BY OR ON BEHALF OF THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY ACQUIROR PARTY OR ANY OF THEIR REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR THE ANCILLARY DOCUMENTS OR CONSUMMATING THE TRANSACTIONS.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES RELATING TO THE ACQUIROR PARTIES

Subject to Section 9.8, (a) except as set forth on the Acquiror Disclosure Schedules, or (b) except as set forth in any Acquiror SEC Reports filed with the SEC prior to the date of this Agreement (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each Acquiror Party hereby represents and warrants to the Company as follows:

Section 5.1 Organization and Qualification. Each Acquiror Party is a corporation or limited liability company, as applicable, duly organized, incorporated or formed, as applicable, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, as applicable.

Section 5.2 Authority.

(a) Each Acquiror Party has the requisite organizational power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, and, subject to receipt of the Acquiror Stockholder Approval, to perform its obligations hereunder and thereunder, and consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which an Acquiror Party is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by the board of directors, board of managers or managing member, as applicable, of each Acquiror Party, and no other corporate action or limited liability company action, as applicable on the part of any Acquiror Party is necessary to authorize the execution and delivery by Acquiror of this Agreement or the Ancillary Documents to which Acquiror is (or will be) a party, the performance by Acquiror of its obligations hereunder and the consummation of the Transactions (other than (i) the Acquiror Stockholder Approval, and (ii) the adoption of this Agreement by Acquiror in its capacity as the sole member of Merger Sub, which adoption will occur promptly following the execution of this Agreement by Merger Sub).

(b) This Agreement and each Ancillary Document to which an Acquiror Party is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by such Acquiror Party and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of such Acquiror Party (assuming that this Agreement and the Ancillary Documents to which such Acquiror Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such Acquiror Party in accordance with their terms, subject to Enforceability Exceptions. The Acquiror Stockholder Approval is the only vote of the holders of any class or series of capital stock of Acquiror necessary to approve this Agreement, the Ancillary Documents to which Acquiror is or will be a party and the consummation of the Transactions.

(c) At a meeting duly called and held, the Acquiror Board unanimously (i) determined that this Agreement, the Ancillary Documents and the Transactions are advisable and in the best interests of the Pre-Closing Acquiror Stockholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the Trust Account; (iii) approved the Transactions as a Business Combination; and (iv) resolved to recommend to the Pre-Closing Acquiror Stockholders adoption of this Agreement and the Ancillary Documents and approval of the Transactions, in each case, in accordance with the DGCL and DLLCA, as applicable.

Section 5.3 Consents and Requisite Governmental Approvals; No Violations.

(a) Except as set forth on Section 5.3(a) of the Acquiror Disclosure Schedules, no Consent of or with any Governmental Entity is required on the part of an Acquiror Party with respect to such Acquiror Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the Transactions, except for (i) applicable requirements under the Antitrust Laws, (ii) the filing of the Certificate of Merger in accordance with the DLLCA, (iii) such filings with and approvals of NYSE to permit Acquiror Common Stock to be issued in accordance with this Agreement to be listed on NYSE, or (iv) any other Consents the absence of which would not, individually or in the aggregate, be material to the Acquiror Parties, taken as a whole, or would not have an Acquiror Impairment Effect.

(b) None of the execution, delivery or performance by an Acquiror Party of this Agreement or the Ancillary Documents to which an Acquiror Party is or will be a party or the consummation of the Transactions will (i) contravene or conflict with any provision of such Acquiror Party’s Governing Documents, (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, Consent, cancellation, amendment, modification, suspension, revocation, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any material Contract to which any Acquiror Party is a party or by which any of their respective assets or properties may be bound or affected or any Permit held by any Acquiror Party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such Acquiror Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of an Acquiror Party, except, in the case of any of clauses (ii) through (iv) above, as would not, individually or in the aggregate, be material to the Acquiror Parties, taken as a whole, or would not have an Acquiror Impairment Effect.

Section 5.4 Brokers. Other than as set forth on Section 5.4 of the Acquiror Disclosure Schedules, no broker, finder, investment bank or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or any of its Affiliates for which any Acquiror Party has any obligation.

Section 5.5 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Common Stock and 1,000,000 shares of preferred stock (“Acquiror Preferred Stock”) of which, as of November 23, 2021, (i) 34,500,000 shares of Acquiror Common Stock are issued and outstanding and (ii) no shares of Acquiror Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Acquiror Common Stock (A) have been duly authorized and validly issued and are fully paid and non-assessable, (B) were not issued in violation of Acquiror’s Governing Documents or any other Contract to which Acquiror is party or bound, (C) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (D) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, and (E) are free and clear of all Liens (other than transfer restrictions under applicable Securities Law and Acquiror’s Governing Documents). As of the date hereof, Acquiror has duly authorized and executed Acquiror Warrants that entitle the holders thereof to purchase an aggregate of 21,070,000 shares of Acquiror Common Stock on the terms and conditions set forth in the applicable warrant agreement.

(b) Except for the Acquiror Warrants, this Agreement, the Ancillary Documents or the Transactions or as mutually agreed to by the Parties, there are no outstanding (i) equity appreciation or profit participation rights or (ii) options, restricted stock, phantom stock, warrants, bonds, notes, debentures or other instruments of Indebtedness, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that would require Acquiror, and, except as contemplated by this Agreement, the Ancillary Documents, as disclosed in the Acquiror SEC Reports or the Acquiror Governing Documents or as mutually agreed in writing by the Parties, there is no obligation of Acquiror, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Acquiror. Except as disclosed in the Acquiror SEC Reports, the Acquiror is not a party to any voting trusts, proxies or other Contracts with respect to the voting or transfer of any Acquiror Party’s Equity Securities.

(c) Merger Sub is wholly-owned by Acquiror, and Merger Sub holds no Equity Securities or rights, options, warrants, convertible or exchangeable securities, subscriptions, calls, puts or other analogous rights, interests, agreements, arrangements or commitments to acquire or otherwise relating to any equity or voting interest of any other Person.

(d) The Acquiror Common Stock to be issued to Holders pursuant to this Agreement will, upon issuance and delivery in accordance with the terms and conditions of this Agreement, (i) be duly authorized and validly issued, and fully paid and non-assessable, (ii) be issued in compliance in all material respects with applicable Law, (iii) not be issued in breach of or violation of the Governing Documents of Acquiror or any other Contract to which the Acquiror is party or bound, and (iv) be issued to such Holders free and clear of all Liens (other than transfer restrictions under applicable Securities Law, and Acquiror’s Governing Documents).

Section 5.6 Trust Account. As of the date of this Agreement, Acquiror has an amount in cash in the Trust Account equal to at least $276,000,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated January 11, 2021, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”) (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Acquiror and the Trust Agreement. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Acquiror, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no Proceedings pending with respect to the Trust Account. Acquiror has not released any money from the Trust Account (other than as permitted by the Trust Agreement). Upon the consummation of the Transactions, including the distribution of assets from the Trust Account (i) in respect of deferred underwriting commissions or Taxes, (ii) to the Pre-Closing Acquiror Stockholders who have elected to redeem their Acquiror Common Stock pursuant to the Governing Documents of Acquiror, or (iii) for the payment of any Unpaid Company Expenses or Unpaid Acquiror Expenses, each in accordance with the terms of and as set forth in the Trust Agreement, Acquiror shall have no further obligation under either the Trust Agreement or the Governing Documents of Acquiror to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

Section 5.7 Transactions with Affiliates. Section 5.7 of the Acquiror Disclosure Schedules sets forth, as of the date of this Agreement, all Contracts between (a) Acquiror, on the one hand, and (b) any officer, director, manager or Affiliate of either Acquiror or the Sponsor, or, to Acquiror’s knowledge, any Affiliate or family member of any of the foregoing, on the other hand (each Person identified in this clause (b), a “Acquiror Related Party”), other than Contracts with respect to an Acquiror Related Party’s employment with, or the provision of services to, Acquiror entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation). No Acquiror Related Party (i) owns any interest in any material asset used in the business of Acquiror, (ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, lender, partner, customer, lessor, lessee or other material business relation of Acquiror or (iii) owes any material amount to, or is owed any material amount by, Acquiror. All Contracts, arrangements, understandings, interests and other matters disclosed pursuant to this Section 5.7 are referred to herein as “Acquiror Related Party Transactions”.

Section 5.8 Litigation. Except as set forth on Section 5.8 of the Acquiror Disclosure Schedules, there is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to Acquiror’s knowledge, threatened against any Acquiror Party that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Acquiror Parties, taken as a whole, or would have an Acquiror Impairment Effect. None of the Acquiror Parties nor any of their respective properties or assets is subject to any Order that would reasonably be expected to be materially adverse to Acquiror or would have an Acquiror Impairment Effect.

Section 5.9 Compliance with Applicable Law. Each Acquiror Party is (and since its formation has been) in compliance with all applicable Laws, except as would not, individually or in the aggregate, be reasonably expect to have an Acquiror Material Adverse Effect or an Acquiror Impairment Effect.

Section 5.10 Merger Sub Activities. Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the Merger and the other Transactions, and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its formation or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions. Merger Sub has no Indebtedness.

Section 5.11 Internal Controls; Listing; Financial Statements.

(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in conformity with GAAP and (ii) Acquiror has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Acquiror is made known to Acquiror’s principal executive officer and principal financial officer by others within Acquiror.

(b) Since its initial public offering, except as set forth on Section 5.11 of the Acquiror Disclosure Schedules, Acquiror has complied in all material respects with all applicable listing and corporate governance rules and regulations of NYSE. The issued and outstanding (i) units of Acquiror, each such unit comprised of one share of Acquiror Common Stock and one-half of one Acquiror Warrant, (ii) Acquiror Common Stock, and (iii) Acquiror Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. There is no Proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by NYSE or the SEC with respect to any intention by such entity to deregister such units, the Acquiror Common Stock or the Acquiror Warrants or prohibit or terminate the listing of such units, the Acquiror Common Stock or the Acquiror Warrants on NYSE. Acquiror has not taken any action that is designed to terminate the registration of such units, the Acquiror Common Stock or Acquiror Warrants under the Exchange Act.

(c) The Acquiror SEC Reports contain true and complete copies of the (i) audited balance sheet of Acquiror as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows of Acquiror for the period from October 15, 2020 (inception) through December 31, 2020 and the related notes thereto, together with the auditor’s reports thereon, and (ii) unaudited balance sheet of Acquiror as of June 30, 2021 and the related audited statements of operations, changes in stockholders’ equity and cash flows of Acquiror for the fiscal quarter then ended and the related notes thereto (clauses (i) and (ii) collectively, the “Acquiror Financial Statements”). The Acquiror Financial Statements (A) fairly present in all material respects the financial position of Acquiror as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended, (B) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto), (C) were audited in accordance with the standards of the PCAOB, and (D) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable). No Acquiror Party has any material off-balance sheet arrangements that are not disclosed in the Acquiror SEC Reports.

(d) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e) Since its incorporation, except as set forth on Section 5.11 of the Acquiror Disclosure Schedules, neither Acquiror (including any employee thereof) nor, to the knowledge of Acquiror, Acquiror’s independent auditors, has received any written complaint, allegation, assertion or claim that there is, or there has been, (i) a “significant deficiency” in the internal controls over financial reporting of Acquiror, (ii) a “material weakness” in the internal controls over financial reporting of Acquiror or (iii) fraud, whether or not material, that involves management or other employees of Acquiror who have a role in the internal controls over financial reporting of Acquiror.

Section 5.12 No Undisclosed Liabilities. No Acquiror Party has any Liabilities that are not set forth or disclosed in the Acquiror Financial Statements, except for (i) for Liabilities incurred in the ordinary course of business since December 31, 2020 (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (ii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents or the consummation of the Transactions (including, for the avoidance of doubt, the Acquiror Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the Transactions, including any stockholder demand or other stockholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (iii) as set forth on Section 5.12 of the Acquiror Disclosure Schedules, or (iv) for Liabilities that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Acquiror Parties.

Section 5.13 Employee Matters. No Acquiror Party has any current or former employees, other than non-employee consultants and advisors in the ordinary course of business, and no Acquiror Party maintains, sponsors, contributes to, or has any past, present or future Liability, contingent or otherwise (including as an ERISA Affiliate, substituting “Acquiror Party” for the “Company” in such definition) with respect to (other than for the Employee Benefit Plans as a result of the Transactions) (a) any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) or (b) any stock option plan, stock purchase plan, or any other equity or equity-based compensation; bonus or incentive plan; severance pay plan, program, or arrangement; deferred compensation arrangement or agreement; employment agreement; compensation plan, program, agreement, or arrangement; change in control plan, program, or arrangement; supplemental income arrangement; retention; retirement; welfare; vacation; fringe benefit; or other compensation or employee benefit plan, program, policy, agreement, or arrangement not described in (a).

Section 5.14 Tax Matters.

(a) The Acquiror Parties have prepared and filed all material Tax Returns required to have been filed by them, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and Acquiror has paid all material Taxes required to have been paid by them regardless of whether shown on a Tax Return.

(b) The Acquiror Parties have timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any Person.

(c) The Acquiror Parties are not currently the subject of a Tax audit or examination, and have not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.

(d) The Acquiror Parties have not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to the Acquiror Parties which agreement or ruling would be effective after the Closing Date.

(f) The Acquiror Parties are not, and have not been, a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of the Acquiror Parties other than Permitted Liens.

(h) No Acquiror Party has been a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i) No Acquiror Party (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Acquiror and which includes only Acquiror Parties) and (ii) has any Liability for the Taxes of any Person (other than other Acquiror Parties) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes) or otherwise.

(j) No written claims have ever been made by any Tax Authority in a jurisdiction where an Acquiror Party does not file Tax Returns that the Acquiror Party is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k) No Acquiror Party is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(l) No Acquiror Party has a branch, a permanent establishment (within the meaning of an applicable Tax treaty), an office or a fixed place of business in a country other than the country in which it is organized.

(m) For U.S. federal income tax purposes, Merger Sub is classified as an entity disregarded as separate from Acquiror.

(n) The Acquiror Parties have not deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020.

(o) All Acquiror Related Party Transactions are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder, and any similar provision of state or local Law.

Section 5.15 SEC Filings. Except as set forth on Section 5.15 of the Acquiror Disclosure Schedules, Acquiror has timely filed or furnished all Acquiror SEC Reports and, as of the Closing, will have filed or furnished all other statements, reports, schedules, forms and other documents required to be filed or furnished with the SEC subsequent to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits thereto, but excluding the Registration Statement, the “Additional SEC Reports”). Each of the Acquiror SEC Reports and the Additional SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied or will comply, as applicable, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Acquiror SEC Reports or the Additional SEC Reports. As of their respective dates of filing, the Acquiror SEC Reports and the Additional SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Reports.

Section 5.16 Information Supplied. The Registration Statement will not, at (a) the time the Registration Statement is filed with the SEC, (b) the time the Registration Statement is declared effective, (c) the time the Registration Statement is mailed to the Pre-Closing Acquiror Stockholders, (d) the time of the Acquiror Stockholders Meeting and (e) in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For clarity, the representations and warranties in this Section 5.16 will not apply to statements or omissions included or incorporated by reference in the Registration Statement based upon information supplied in writing by any Company Group Member or and of its Representatives to Acquiror or any of its Representatives for inclusion therein.

Section 5.17 Investigation; No Other Representations.

(a) Each Acquiror Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of the Company Group and (ii) it has been furnished with or given access to such documents and information about the Company Group and the Business as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each Acquiror Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any Company Group Member or any other Person, either express or implied, and each Acquiror Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the Company Group Members nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.

Section 5.18 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY COMPANY GROUP MEMBER OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 5 OR THE ANCILLARY DOCUMENTS, NONE OF THE ACQUIROR PARTIES NOR ANY OTHER PERSON MAKES, AND EACH ACQUIROR PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY ACQUIROR PARTY THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY GROUP OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY ACQUIROR PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH ACQUIROR PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY GROUP OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS.

ARTICLE 6

COVENANTS

Section 6.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article 8, the Company shall, and shall cause its Subsidiaries to, except as (i) expressly required by this Agreement or any Ancillary Document, (ii) required by applicable Law (including any Pandemic Measures), (iii) set forth on Section 6.1(a) of the Company Disclosure Schedules, or (iv) consented to in writing by Acquiror, (A) operate the Business in the ordinary course, and (B) use commercially reasonable efforts to (1) maintain and preserve intact the business organization, assets, properties and material business relations of the Company Group Members and keep available the services of their respective directors, managers, officers, key employees and Contractors, and (2) progress to executed Contracts the commitments set forth in Section 4.7(c) of the Company Disclosure Schedules subject to the power consumption needs of the Business during such period. Unless doing so is impracticable due to emergency or urgent circumstances, the Company shall provide advance notice to and reasonably consult with Acquiror prior to or promptly following the taking of any action that would be otherwise prohibited or restricted by this Section 6.1(a) but for clause (ii) above.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article 8, the Company shall, except as (i) expressly required by this Agreement or any Ancillary Document, (ii) required by applicable Law (including any Pandemic Measures), (iii) set forth on Section 6.1(b) of the Company Disclosure Schedules, or (iv) consented to in writing by Acquiror, not do, and shall not permit any of its Subsidiaries to do, any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of the Company Group or repurchase any outstanding Equity Securities of the Company Group, other than (A) dividends or distributions to other Company Group Members and (B) Tax Advances (as defined in the Company LLC Agreement) made to the members of the Company pursuant to the Company LLC Agreement;

(ii) directly or indirectly acquire, whether by merging or consolidating with, by purchasing a substantial portion of the assets of, by purchasing any Equity Securities of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof;

(iii) adopt any amendments, supplements, restatements or modifications to the Governing Documents of any Company Group Member;

(iv) issue, deliver, sell, transfer, grant, pledge or otherwise directly or indirectly dispose of, or place any Lien (other than Permitted Liens) on, any (A) Equity Securities of any Company Group Member or (B) options, warrants or other rights to purchase or obtain any Equity Securities of any Company Group Members, in each case other than in connection with the grant of any equity awards to employees or other service providers of any Company Group Member in the ordinary course of business consistent with past practice; provided that in the event of an extension of the Termination Date in accordance with Section 8.1(d), the Company Group shall be permitted to issue or sell any Equity Securities of the Company that in the aggregate with the amount of any Indebtedness incurred, created or assumed under the proviso in Section 6.1(b)(vi) does not to exceed $100,000,000;

(v) sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, covenant not to assert, covenant not to sue with respect to, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any assets, rights or properties (including Intellectual Property Rights) of any Company Group Member, other than (A) the sale or other disposition of equipment deemed by the Company in its reasonable business judgment to be obsolete in the ordinary course of business, (B) the sale or disposition of immaterial assets (excluding Intellectual Property Rights) by any Company Group Member in an amount not in excess of $250,000 in the aggregate, or (C) the sale of Bitcoin by any Company Group Member either in the ordinary course of business consistent with past practice or consistent with the annual budget included in the Company’s financial projections for 2021 and 2022 that have been made available to Acquiror;

(vi) (A) incur, create or assume any Indebtedness in excess of $1,000,000, individually or in the aggregate, except with respect to any Indebtedness contemplated by that certain Third Amended and Restated Credit Agreement, dated November 19, 2021, by and among OpCo, Blockchain, and the other parties thereto, (B) modify, in any material respect, the terms of any Indebtedness or (C) assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness; provided that in the event of an extension of the Termination Date in accordance with Section 8.1(d), the Company Group shall be permitted to incur, create or assume any Indebtedness that in the aggregate with the amount of any Equity Securities of the Company issued and sold under the proviso in Section 6.1(b)(iv) does not exceed $100,000,000;

(vii) fail to maintain in full force and effect insurance policies covering the Company Group Members and their respective properties, assets and businesses in a form and amount consistent with the policies in effect as of the date of this Agreement;

(viii) enter into any Contract that, if in existence as of the date of this Agreement, would be a Material Contract or amend, modify, waive any material benefit or right under or terminate any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms and made in the ordinary course of business), in each case except as consistent with the annual budget included in the Company’s financial projections for 2021 and 2022 that have been made available to Acquiror;

(ix) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person (other than any Company Group Member), other than the reimbursement of expenses of employees in the ordinary course of business for expenses not to exceed $25,000 individually or $100,000 in the aggregate;

(x) except as required under the terms of any Employee Benefit Plan, (A) amend, modify, adopt, enter into or terminate any Employee Benefit Plan or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, other than for renewals in the ordinary course of business; (B) increase the compensation payable to any individual contractor, manager, director, officer or employee of the Company Group, other than in each case annual and merit-based raises made in the ordinary course of business; (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any individual contractor, manager, director, officer or employee of the Company Group; (D) grant any additional rights to severance, termination, change in control, retention or similar compensation to any individual contractor, manager, director, officer or employee of the Company Group; (E) make any material change in the key management structure of any Company Group Member, including the hiring of additional officers or the termination of existing officers (other than for cause); or (F) hire, engage, terminate (without cause), furlough, or temporarily layoff any employee of the Company Group, individual independent contractor, or any other individual who is providing or will provide services to any Company Group Members other than any employee of the Company Group, individual independent contractor, or other individual with annual compensation of less than $175,000;

(xi) waive or release any noncompetition, non-solicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any manager, employee, Contractor, director or officer of any Company Group Member;

(xii) implement or announce any employee layoffs, plant closings, furloughs, reductions in force, reductions in compensation, salaries, wages, hours or benefits, work schedule changes or such similar actions that could implicate the WARN Act;

(xiii) (A) negotiate, modify, extend, or enter into any collective bargaining agreement or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employee of the Company Group;

(xiv) make or change any entity classification or other material Tax election or adopt or change any material Tax accounting method in a manner inconsistent with past practice, file any material Tax Return in a manner inconsistent with past practices or amend any material Tax Return, enter into any agreement with a Governmental Entity with respect to a material amount of Taxes, settle or compromise any claim or assessment by a Governmental Entity in respect of any material amount of Taxes, or consent to any extension or waiver of the statutory period of limitation applicable to any claim or assessment in respect of a material amount of income Taxes, or enter into any Tax sharing or similar agreement other than in the ordinary course of business, if such action would be reasonably expected to materially increase the present or future Tax Liability of any Company Group Member, the Surviving Company or their respective Affiliates;

(xv) (A) cancel or compromise any claim or Indebtedness owed to any Company Group Member or (B) settle any pending or threatened Proceeding, (1) if such settlement would require payment by any Company Group Member in an amount greater than $500,000, in the aggregate, (2) to the extent such settlement involves a Governmental Entity or alleged criminal wrongdoing, or (3) if such settlement will impose any material, non-monetary obligations on any Company Group Member, Acquiror or any of its Affiliates after the Closing;

(xvi) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Company Group Member;

(xvii) redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or acquire, any Equity Securities of any Company Group Member, other than redemptions of any Equity Securities from former employees, directors or other service providers upon the terms set forth in the underlying Contracts governing such Equity Securities and disclosed on Section 6.1(b)(xvii) of the Company Disclosure Schedules;

(xviii) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any Equity Securities of any Company Group Member;

(xix) make any capital expenditures other than (i) the capitalized portion of labor with respect to any expenditure and (ii) any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditures budget included in the Company’s financial projections for 2021 and 2022 that have been made available to Acquiror (which capital expenditures may be made in 2021 or 2022);

(xx) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;

(xxi) except in the ordinary course of business, modify, extend or amend any Real Property Lease, or terminate any Real Property Lease, or enter into any new Real Property Lease or other agreement for the use or occupancy of any real property;

(xxii) change the Company’s methods of accounting in any material respect, other than as may be required by GAAP; or

(xxiii) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 6.1(b).

Notwithstanding anything in this Section 6.1 or this Agreement to the contrary, nothing set forth in this Agreement shall give Acquiror, directly or indirectly, the right to control or direct the operations of any Company Group Member prior to the Closing.

Section 6.2 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 7 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement and (ii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on Section 6.2(a) of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to the Company or any of its Affiliates (including, from and after the Effective Time, Acquiror)). Without limiting the generality of the foregoing, each of the Parties shall use commercially reasonable efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities necessary, proper or advisable to consummate the Transactions, including preparing and submitting any required notices related to any registrations obtained by any Company Group Member from any Governmental Entity and preparing and submitting any requests to amend or novate any Permits related to Trade Controls that may be necessary as a consequence of the Transactions. The Company shall bear the costs incurred in connection with obtaining such Consents, including the HSR Act filing fee; provided, however, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Each Party shall (A) make any appropriate filings pursuant to the HSR Act with respect to the Transactions within ten (10) Business Days following the date of this Agreement and any appropriate filings required by the Antitrust Laws other than the HSR Act promptly following the date of this Agreement and (B) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act or any such other Antitrust Law. Acquiror shall promptly inform the Company of any communication between any Acquiror Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Acquiror of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the Transactions. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the Transactions, except with the prior written consent of Acquiror and the Company. Nothing in this Section 6.2 obligates any Party or any of its Affiliates to agree to (1) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of the Company, (2) terminate, amend or assign existing relationships and contractual rights or obligations, (3) amend, assign or terminate existing licenses or other agreements, or (4) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party, except with Acquiror’s and the Company’s prior written consent.

(b) From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Acquiror Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any Acquiror Party) or Acquiror (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the Transactions. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the Transactions unless it consults with, in the case of any Acquiror Party, the Company, or, in the case of the Company, Acquiror in advance.

(c) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 6.2 conflicts with any other covenant or agreement in this Article 6 that is intended to specifically address certain subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

Section 6.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 6.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with Article 8, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Acquiror and its Representatives during normal business hours reasonable access to the directors, officers, books, records, Company IT Systems, facilities and properties of each Company Group Member (in a manner so as to not interfere with the normal business operations of such Company Group Member and subject to any applicable Pandemic Measures), and shall use its and their commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company Group Members that are in the possession of any Company Group Member, in each case, as Acquiror and its Representatives may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide, or cause to be provided to, Acquiror or any of its Representatives any information (i) if, and to the extent, doing so would (A) violate any Law to which a Company Group Member is subject or (B) jeopardize protections afforded to any Company Group Member under the attorney-client privilege or the attorney work product doctrine (provided that, in case of both of clauses (A) and (B), the Company shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege or Law and (y) provide such information in a manner without violating such privilege or Law), or (ii) if the Company, on the one hand, and any Acquiror Party or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c) From and after the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with Article 8, upon reasonable advance written notice, Acquiror shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Acquiror Parties (in a manner so as to not interfere with the normal business operations of the Acquiror Parties and subject to any applicable Pandemic Measures). Notwithstanding the foregoing, Acquiror shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Acquiror Party is subject or (B) jeopardize protections afforded to any Acquiror Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of both of clauses (A) and (B), Acquiror shall use, and shall cause the other Acquiror Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege or Law and (y) provide such information in a manner without violating such privilege or Law) or (ii) if an Acquiror Party, on the one hand, and the Company or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Acquiror shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(d) The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person.

Section 6.4 Public Announcements.

(a) Prior to the Effective Time, subject to Section 6.4(a), Section 6.7, and Section 6.8(a), none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the Transactions without the prior written consent of the Company and Acquiror; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law (including pursuant to the Securities Laws or the rules of any national securities exchange), in which case the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company, if the disclosing party is any Acquiror Party, or with Acquiror, if the disclosing party is the Company, to review such announcement or communication and provide the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 6.4, (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the Transactions and (iv) regarding the status and terms (including price terms) of this Agreement and the Transactions to their respective directors, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, in each case under this clause (iv), so long as such recipients are obligated to keep such information confidential.

(b) The initial press release concerning this Agreement and the Transactions shall be a joint press release in the form agreed by the Company and Acquiror prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, but in any event within four (4) Business Days thereafter, Acquiror shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Acquiror shall consider such comments in good faith. The Company, on the one hand, and Acquiror, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Acquiror, as applicable) a press release announcing the consummation of the Transactions (the “Closing Press Release”) prior to the

Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Acquiror and the Company shall cooperate in good faith with respect to the preparation of, and, at least five (5) days prior to the Closing, Acquiror shall prepare a draft of, the Form 8-K announcing the Closing, together with, or incorporating by reference, the information required by, and in compliance with, the Securities Laws (the “Closing Filing”). Concurrently with the Closing, or as soon as practicable, but in any event within four (4) Business Days, thereafter, Acquiror shall file the Closing Filing with the SEC. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 6.5 Tax Matters.

(a) The Parties intend that for U.S. federal (and, as applicable, state and local) income Tax purposes, the receipt by Acquiror of the Acquired Surviving Company Units in the Merger be treated as the contribution of the Acquired Surviving Company Units by the Holders to Acquiror in exchange for Acquiror’s payment to the applicable Holders of the Merger Consideration in a transaction described under Section 351(a) of the Code (the “Intended Tax Treatment”). Each of the Parties shall use commercially reasonable efforts not to take an action that could reasonably be expected to cause the Merger to fail to qualify for the Intended Tax Treatment. It is understood that notwithstanding the application of Section 351(a) to the exchange, certain Holders may recognize gain consistent with the terms of Revenue Ruling 80-323, to account for the liabilities of the Surviving Company that are allocated to those Holders (the “Modified Intended Tax Treatment”).

(b) Except as required by a “determination” within the meaning of Section 1313 of the Code, the Parties shall, and shall cause each of their respective applicable Affiliates to: (i) prepare and file all Tax Returns consistent with the Intended Tax Treatment or the Modified Intended Tax Treatment, as applicable (collectively, the “Tax Positions”); (ii) take no position in any communication with any Governmental Entity or any other action inconsistent with the Tax Positions; (iii) promptly inform each other of any challenge by any Governmental Entity to any portion of the Tax Positions; (iv) consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, any such challenge to any portion of the Tax Positions; and (v) use their respective commercially reasonable efforts to defend the Tax Positions in any audit, examination, claim or other similar proceeding.

(c) Acquiror shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns for the Surviving Company and any Company Group Member required to be filed after the Closing. With respect to any Tax Returns of the Surviving Company, the Company or their Subsidiaries that are of the type used to report the income, loss, gain, deduction and other Tax attributes from the operation of a partnership or other pass-through entity and that are of the type that could reflect items of income, loss, gain, deduction or other Tax attributes required to be included on a Tax Return of a Holder, and which Tax Return of the Surviving Company, the Company or any of its Subsidiaries relates solely to a taxable period (or portion thereof) ending on or before the Closing Date (whether or not such items are actually reflected thereon) (each such Tax Return, a “Pre-Closing Flow-Through Tax Return” and each such item a “Pre-Closing Flow-Through Tax Item”), such Tax Returns shall be prepared consistent with past practice, except as otherwise required by applicable Law. All other Tax Returns shall be prepared consistent with the provisions of the Surviving Company A&R LLCA. Notwithstanding anything in this Agreement to the contrary, to the extent that Sections 6221 through 6241 of the Code, as amended by the Bipartisan Budget Act of 2015, apply to the Surviving Company, the Company or its Subsidiaries, unless otherwise agreed in writing by Acquiror, the Surviving Company or the Company shall make the election under Section 6226(a) of the Code with respect to the alternative to payment of imputed underpayment by the Company for any taxable year that begins and ends on or before the Closing Date, and the Parties shall take any other action such as filings, disclosures and notifications necessary to effectuate such election.

(d) All Transfer Taxes incurred in connection with this Agreement shall be borne by Acquiror and paid when due. Acquiror shall timely file all necessary Tax Returns and other documentation with respect to all such Tax Returns and, if required by applicable Law, the Holders will join in the execution of any such Tax Return or documentation.

(e) Acquiror and the Holders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing or amendment of Tax Returns, the preparation of schedules described in Section 6.5(b) and any audit or other proceeding with respect to Taxes or Tax Returns of Acquiror, the Surviving Company, the Company or its Subsidiaries. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Any out-of-pocket expenses incurred in connection with the operation of this Section 6.5(e) shall be borne by the requesting Party.

(f) Prior to the Closing, the Company shall deliver to Acquiror either a properly completed and signed IRS Form W-9 or applicable IRS Form W-8 for each Holder.

(g) If the SEC requests or requires that a tax opinion be prepared and submitted in connection with the preparation and filing of the Registration Statement, (i) each of Acquiror and the Company shall deliver to Troutman Pepper Hamilton Sanders LLP (“Troutman”) customary Tax representation letters satisfactory to Troutman, signed by an authorized officer, and dated and executed as of the date the Registration Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by Troutman in connection with the preparation and filing of the Registration Statement, and (ii) Troutman shall render an opinion in connection with the filing of the Registration Statement subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment, or the Modified Intended Tax Treatment, as applicable, should apply to the Merger (the “Tax Opinion”); provided that Troutman shall not be required to render the Tax Opinion if Troutman determines that under applicable Tax Law it is not the case that the Merger should satisfy the Intended Tax Treatment or the Modified Intended Tax Treatment, as applicable. For the avoidance of doubt, if Troutman is unable to provide the Tax Opinion pursuant to the immediately preceding sentence because it determines that under applicable Tax Law it is not the case that the Merger should satisfy the Intended Tax Treatment or the Modified Intended Tax Treatment, as applicable, then the Registration Statement shall be revised to state that the Merger is not expected to be a transaction described by Section 351(a) of the Code.

(h) In the event that, between the date hereof and the date on which the SEC declares the Registration Statement effective, (i) there is a change in the Code, Treasury Regulations, case Law, or Internal Revenue Service interpretations of Law, and the Parties mutually agree that, as a result of such change, the Merger should not result in the Intended Tax Treatment (or the Modified Intended Tax Treatment), or (ii) Acquiror has advised the Company in writing that it will not provide representations to support the Intended Tax Treatment (or the Modified Intended Tax Treatment) that have been agreed by the Parties on or prior to the date of this Agreement and as a result of Acquiror not providing such representations, Troutman has advised the Company that it cannot provide the Tax Opinion, then, in either case, the Parties agree to negotiate in good faith for a period of up to sixty (60) days to restructure the Transactions such that the Merger should qualify for the Intended Tax Treatment (or the Modified Intended Tax Treatment) or should otherwise not require the Holders to recognize taxable income as a result of the Merger.

Section 6.6 Non-Solicitation.

(a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article 8, the Company shall not, shall direct its Representatives not to, and shall not permit any other Company Group Member to or knowingly permit its Representatives to, directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with respect to a Company Alternative Transaction; (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, a Company Alternative Transaction; (iii) enter into any Contract or other binding arrangement or understanding regarding a Company Alternative Transaction; or (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Company Group Member. Upon the execution of this Agreement, the Company shall immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, between any Company Group Member (or any of its Representatives) and any Persons (other than the Acquiror Parties and their Representatives) with respect to any Company Alternative Transaction.

(b) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article 8, the Acquiror Parties shall not, shall direct their Representatives not to, and shall not knowingly permit its Representatives to, directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with respect to an Acquiror Alternative Transaction; (ii) furnish or disclose any non-public information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, an Acquiror Alternative Transaction; or (iii) enter into any Contract or other binding arrangement or understanding regarding an Acquiror Alternative Transaction. Upon the execution of this Agreement, Acquiror shall immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, between any Acquiror Party (or any of its Representatives) and any Persons (other than the Company Group and its Representatives) with respect to any Acquiror Alternative Transaction.

(c) Each Party shall notify the other Party promptly after receipt by such Party or any of its Representatives of any Acquiror Alternative Transaction or Company Alternative Transaction, as applicable, any inquiry that would reasonably be expected to lead to an Acquiror Alternative Transaction or Company Alternative Transaction, as applicable, or any request for non-public information of such Party related to an Acquiror Alternative Transaction or Company Alternative Transaction, as applicable. In such notice, the Party shall identify the third party making any such Acquiror Alternative Transaction or Company Alternative Transaction, as applicable, indication or request and provide the details of the material terms and conditions of any such Acquiror Alternative Transaction or Company Alternative Transaction, as applicable, indication or request.

Section 6.7 Preparation of Registration Statement and Proxy Statement.

(a) As promptly as practicable following the date of this Agreement, the Company shall provide to Acquiror (i) the audited consolidated balance sheets of the Company Group as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income, changes in members’ equity (deficit) and cash flows of the Company Group for the years ended December 31, 2019 and December 31, 2020 prepared in accordance with (A) GAAP applied on a consistent basis throughout the covered periods and (B) Regulation S-X, each audited in accordance with the auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”) and (ii) the unaudited consolidated balance sheet of the Company Group, and the related unaudited consolidated statements of income, changes in members’ equity (deficit) and cash flows, prepared in accordance with (A) GAAP applied on a consistent basis throughout the covered periods and (B) Regulation S-X that have been reviewed by the Company’s independent auditor in accordance with PCAOB Auditing Standard 4105, for each fiscal quarter of the Company Group between January 1, 2021 and September 30, 2021 (and the comparable period in the prior year). All costs incurred in connection with preparing and obtaining such audited and unaudited financial statements shall be borne by the Company.

(b) As promptly as practicable following the date of this Agreement and the delivery of all information required by Section 6.7(a), (i) the Parties shall prepare, and Acquiror shall file with the SEC (i) a preliminary proxy statement/prospectus in connection with the Merger to be filed as part of the Registration Statement and sent to the Pre-Closing Acquiror Stockholders relating to the Acquiror Stockholders Meeting (such proxy statement/prospectus, together with any amendments or supplements thereto, the “Proxy Statement”) for the purposes of the approval of the Required Transaction Proposals and (ii) the Registration Statement, in which the Proxy Statement will be included as a prospectus, which shall comply as to form, in all material respects, with all applicable Securities Laws and the DGCL. Each Company Group Member shall cause its officers and employees to be reasonably available to Acquiror and its counsel in connection with the drafting of the Proxy Statement and Registration Statement and responding in a timely manner to comments on the Proxy Statement and Registration Statement from the SEC. The Company agrees to promptly provide Acquiror with all information concerning the Business and the management, operations, business and financial condition of the Company Group Members and Holders, in each case, as reasonably requested by Acquiror for inclusion in the Proxy Statement and Registration Statement. Without limiting the generality of the foregoing, the Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause its officers and employees to, reasonably cooperate with Acquiror in connection with (i) the drafting of the Proxy Statement and Registration Statement, (ii) the preparation for inclusion in the Registration Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by Securities Laws, and (iii) responding in a timely manner to comments on the Proxy Statement and Registration Statement from the SEC. The Parties shall each use their commercially reasonable efforts to respond to all comments from the SEC as promptly as practicable. As promptly as reasonably practicable following the time at which the Registration Statement is declared effective under the Securities Act, Acquiror shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Pre-Closing Acquiror Stockholders. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement prior to the filing thereof with the SEC and Acquiror shall give reasonable consideration to any such comments. Acquiror shall promptly notify the Company and their legal counsel upon the receipt of any comments received by Acquiror or its legal counsel from the SEC or its staff with respect to the Registration Statement, or any request from the SEC for amendments or supplements to the Registration Statement, and shall promptly provide the Company and their legal counsel with copies of all substantive written correspondence between Acquiror and its Representatives, on the one hand, and the SEC, on the other hand, or, if not in writing, a description of such communication. Acquiror shall give the Company and its legal counsel a reasonable opportunity to participate in preparing Acquiror’s proposed responses to comments received from the SEC or its staff and to promptly provide comments on any proposed response thereto, and Acquiror shall give reasonable consideration to any such comments.

(c) Acquiror will advise the Company promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed.

(d) Acquiror, acting through the Acquiror Board, shall include in the Registration Statement the Acquiror Board Recommendation and shall, consistent with the terms of this Agreement, otherwise use its commercially reasonable efforts to solicit proxies from the Pre-Closing Acquiror Stockholders in favor of each of the Required Transaction Proposals.

(e) If, at any time prior to the Acquiror Stockholders Meeting, any event or circumstance should be discovered by Acquiror which is required to be set forth in an amendment or a supplement to the Registration Statement by the applicable requirements of the Federal Securities Laws, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the Transactions will comply as to form, in all material aspects, with the applicable requirements of the Federal Securities Laws.

(f) If, at any time prior to the Closing, any event or circumstance should be discovered by the Company or Holders which is required to be set forth in an amendment or a supplement to the Registration Statement by the applicable requirements of the Federal Securities Laws, the Company shall promptly inform Acquiror.

Section 6.8 Acquiror Stockholder Approval.

(a) As promptly as reasonably practicable following the time at which the Registration Statement is declared effective under the Securities Act, Acquiror shall duly convene and hold a meeting of its stockholders (the “Acquiror Stockholders Meeting”) in accordance with the Governing Documents of Acquiror, for the purposes of obtaining the Acquiror Stockholder Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect an Acquiror Stockholder Redemption. Acquiror shall, through the Acquiror Board, recommend to its stockholders that they vote their shares of Acquiror Common Stock in favor of (a) the adoption and approval of this Agreement, the Ancillary Documents and the Transactions; (b) the issuance of Acquiror Common Stock in connection with the Merger; (c) the adoption and approval of the Acquiror A&R Certificate of Incorporation and Acquiror Bylaws; (d) the election of the directors constituting the Acquiror Board, if any; (e) the adoption of the New Equity Incentive Plan; (f) the adoption and approval of each other proposal that either the SEC or NYSE (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement or in correspondence related thereto; (g) the adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the consummation of the Transactions; and (h) the adoption and approval of a proposal for the adjournment of the Acquiror Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses (a) through (h) together, the “Required Transaction Proposals” and such recommendation of the Acquiror Board, the “Acquiror Board Recommendation”); provided that Acquiror may postpone or adjourn the Acquiror Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the Acquiror Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Acquiror has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Acquiror Stockholders prior to the Acquiror Stockholders Meeting or (D) if the Pre-Closing Acquiror Stockholders have elected to redeem a number of shares of Acquiror Common Stock as of such time that would reasonably be expected to result in the condition set forth in Section 7.1(c) not being satisfied.

(b) The Registration Statement shall include materials for the adoption and approval by the Pre-Closing Acquiror Stockholders of a new equity incentive plan (the “New Equity Incentive Plan”), which will provide for grant of awards (in the form of cash as well as equity and/or equity-based awards) to employees and other service providers of Acquiror following the consummation of the Merger. The Company shall provide a form of the New Equity Incentive Plan within thirty (30) days after the date of this Agreement; Acquiror shall have a right to review and approve in advance, such approval not to be unreasonably withheld, conditioned or delayed, such New Equity Incentive Plan; and the Parties shall otherwise cooperate to include such terms and conditions as are customary and appropriate for the New Equity Incentive Plan.

Section 6.9 Merger Sub Member Approval. As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, Acquiror, as the sole member of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions.

Section 6.10 Conduct of Business of Acquiror. From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article 8, Acquiror shall not, and it shall cause its Subsidiaries not to, except as expressly required by this Agreement or any Ancillary Document, as required by applicable Law (including any Pandemic Measures), as set forth on Section 6.10 of the Acquiror Disclosure Schedules, or as expressly consented to in writing by the Company, do any of the following:

(a) seek an approval from the Pre-Closing Acquiror Stockholders of, or otherwise adopt, any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any Acquiror Party;

(b) (i) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding Equity Securities of any Acquiror Party, (ii) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any Equity Securities of any Acquiror Party, or (iii) other than in connection with the Acquiror Stockholder Redemption, in connection with the exercise of any Acquiror Warrants outstanding on the date hereof, or as otherwise required by Acquiror’s Governing Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities of any Acquiror Party;

(c) (i) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Equity Securities of any Acquiror Party other than the issuance of Acquiror Common Stock in connection with the exercise of any Acquiror Warrants outstanding on the date hereof or (ii) amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant or the applicable warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein;

(d) (i) incur, create or assume any Indebtedness in excess of $1,000,000, individually or in the aggregate, (ii) modify, in any material respect, the terms of any Indebtedness or (iii) assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness;

(e) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person (other than any Acquiror Party), other than the reimbursement of expenses of employees in the ordinary course of business for expenses not to exceed $25,000 individually or $100,000 in the aggregate;

(f) enter into, renew, modify or revise any Acquiror Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be an Acquiror Related Party Transaction), other than the entry into any Contract with an Acquiror Related Party with respect to the incurrence of Indebtedness permitted by Section 6.10(d);

(g) engage in any activities or business, or incur any material Acquiror Liabilities, other than any activities, businesses or Acquiror Liabilities that are otherwise permitted under this Section 6.10 (including, for the avoidance of doubt, any activities or business contemplated by, or Liabilities incurred in connection with, this Agreement or any Ancillary Document);

(h) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Acquiror Party;

(i) enter into any Contract with any broker, finder, investment bank or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;

(j) make or change any entity classification or other material Tax election or adopt or change any material Tax accounting method in a manner inconsistent with past practice, file any material Tax Return in a manner inconsistent with past practices or amend any material Tax Return, enter into any agreement with a Governmental Entity with respect to a material amount of Taxes, settle or compromise any claim or assessment by a Governmental Entity in respect of any material amount of Taxes, or consent to any extension or waiver of the statutory period of limitation applicable to any claim or assessment in respect of a material amount of income Taxes, or enter into any Tax sharing or similar agreement other than in the ordinary course of business, if such action would be reasonably expected to materially increase the present or future Tax Liability of any Acquiror Party or their respective Affiliates;

(k) change Acquiror’s methods of accounting in any material respect, other than as may be required by GAAP;

(l) settle any pending or threatened Proceeding, (i) if such settlement would require payment by any Acquiror Party in an amount greater than $500,000, in the aggregate, (ii) to the extent such settlement involves a Governmental Entity or alleged criminal wrongdoing, or (iii) if such settlement will impose any material, non-monetary obligations on any Company Group Member, Acquiror or any of its Affiliates after the Closing;

(m) make or permit to be made any distribution of amounts held in the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement);

(n) create any new Subsidiary;

(o) materially amend, modify, or consent to the termination (excluding any expiration in accordance with its terms and excluding any termination by any Acquiror Party for cause) of, any Contracts (including engagement letters) with any of the financial advisors identified on Section 5.4 of the Acquiror Disclosure Schedules in a manner adverse to Acquiror or that would increase, add to or supplement any Acquiror Expenses, or enter into a Contract that if entered into prior to the date of this Agreement would require the payment of amounts that would constitute Acquiror Expenses;

(p) engage or hire any employees or agree to engage or hire any employees or establish, adopt or incur any Liability, including as an ERISA Affiliate (substituting “Acquiror Party” for the “Company” in such definition) with respect to (i) any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) or (ii) any stock option plan, stock purchase plan, or any other equity or equity-based compensation; bonus or incentive plan; severance pay plan, program, or arrangement; deferred compensation arrangement or agreement; employment agreement; compensation plan, program, agreement, or arrangement; change in control plan, program, or arrangement; supplemental income arrangement; retention; retirement; welfare; vacation; fringe benefit; or other compensation or employee benefit plan, program, policy, agreement, or arrangement not described in (i); or

(q) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 6.10.

Section 6.11 NYSE Listing. From the date of this Agreement through the Effective Time, Acquiror shall use commercially reasonable efforts to ensure Acquiror remains listed as a public company on NYSE. Acquiror shall use commercially reasonable efforts to, as promptly as reasonably practicable after the date of this Agreement (with effect as of immediately following the Effective Time), (a) cause the Acquiror Common Stock issuable in accordance with this Agreement to be approved for listing on NYSE (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time, and (b) satisfy any applicable initial and continuing listing requirements of NYSE.

Section 6.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 7 and provision of notice thereof to the Trustee, (a) at the Closing, Acquiror shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the public stockholders of Acquiror pursuant to the Acquiror Stockholder Redemption, (B) pay the amounts due to the underwriters of Acquiror’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement, (C) pay the Unpaid Company Expenses and Unpaid Acquiror Expenses and (D) immediately thereafter, pay all remaining amounts then available in the Trust Account to Acquiror in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 6.13 Acquiror Indemnification.

(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of each Acquiror Party, as provided in the applicable Acquiror Party’s Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Acquiror will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Acquiror shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Acquiror Party’s Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of the Acquiror Parties’ Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were directors or officers of any Acquiror Party (the “Acquiror D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Acquiror D&O Person was a director or officer of any Acquiror Party immediately prior to the Effective Time unless such amendment, repeal or other modification is required by applicable Law.

(b) Acquiror shall not have any obligation under this Section 6.13 to any Acquiror D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Acquiror D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) If, following the Closing, Acquiror (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Acquiror shall assume all of the obligations set forth in this Section 6.13.

(d) The Acquiror D&O Persons entitled to the advancement, indemnification, liability limitation, and exculpation set forth in this Section 6.13 are intended to be third party beneficiaries of this Section 6.13. This Section 6.13 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of Acquiror.

Section 6.14 Company Indemnification.

(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability, or exculpation now existing in favor of the managers and officers of any Company Group Member, as provided in the Company Group Member’s Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Acquiror will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Acquiror shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Company Group Member’s Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of any Company Group Member’s Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were managers or officers of the applicable Company Group Member (the “Company D&O Persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Company D&O Person was a director or officer of the applicable Company Group Member prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of Acquiror or the Company shall have any obligation under this Section 6.14 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) If, following the Closing, Acquiror (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Acquiror shall assume all of the obligations set forth in this Section 6.14.

(d) The Company D&O Persons entitled to the advancement, indemnification, liability limitation and exculpation set forth in this Section 6.14 are intended to be third party beneficiaries of this Section 6.14. This Section 6.14 shall survive the consummation of the Transactions and shall be binding on all successors and assigns of Acquiror.

Section 6.15 Post-Closing Directors and Officers.

(a) Subject to applicable listing rules of NYSE, applicable Law and the second sentence of Section 6.15(b), not less than five (5) Business Days prior to the initial filing of the Registration Statement with the SEC:

(i) the Company shall designate in writing to Acquiror four (4) Persons that will serve on the Acquiror Board as of immediately following Closing, which shall include the Persons set forth on Section 6.15(a)(i) of the Company Disclosure Schedules; and

(ii) Acquiror shall designate in writing to the Company three (3) Persons that will serve on the Acquiror Board as of immediately following Closing, which shall include the Persons set forth on Section 6.15(a)(ii) of the Acquiror Disclosure Schedules.

(b) For the avoidance of doubt, as of immediately following Closing, the Acquiror Board shall consist of seven (7) directors. Notwithstanding the designation rights of the Parties in Section 6.15(a), not less than a majority of the directors on the Acquiror Board as of immediately following the Closing shall qualify as independent directors. In the event that any designee designated pursuant to Section 6.15(a) is unable or unwilling to serve, for any reason, as a director on the Acquiror Board at the Effective Time, the Party(ies) that designated such designee shall have the right to designate another individual to become a designee in place of such unavailable designee. The designees appointed pursuant to this Section 6.15 shall be assigned to classes of the Acquiror Board and the committees of the Acquiror Board as determined by Acquiror and the Company not less than five (5) Business Days prior to the initial filing of the Registration Statement with the SEC.

(c) The Persons identified on Section 6.15(c) of the Company Disclosure Schedules shall be the officers of Acquiror immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any Person identified on Section 6.15(c) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability or otherwise) to serve as an officer, then, prior to the mailing of the Registration Statement to the Pre-Closing Acquiror Stockholders, the Company may, subject to applicable listing rules of NYSE and applicable Law, replace such individual with another individual to serve as such officer by amending Section 6.15(c) of the Company Disclosure Schedules to include such replacement individual as such Officer.

(d) Each Party shall take all such action as may be necessary or appropriate to give effect to the designations set forth in Section 6.15(a), Section 6.15(b) and Section 6.15(c) as of immediately following Closing.

(e) At the Closing, Acquiror shall enter into customary indemnification agreements, in a form reasonably satisfactory to each of the Company and Acquiror, with the post-Closing directors and officers of Acquiror as determined pursuant to this Section 6.15 other than any such directors or officers who were already party to an indemnification agreement with Acquiror immediately prior to the Closing.

Section 6.16 Expense Statement. At least five (5) Business Days prior to the contemplated Closing Date, Acquiror shall deliver to the Company a written statement setting forth Acquiror’s good faith estimate of each Unpaid Acquiror Expense as of the Closing Date.

Section 6.17 No Claim Against the Trust Account. The Company acknowledges that Acquiror has established the Trust Account described in Acquiror’s final prospectus for its initial public offering, dated January 11, 2021, the Acquiror’s Governing Documents, and the Trust Agreement for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledges that, if the Transactions, or, in the event of a termination of this Agreement, another Business Combination, are not consummated by January 14, 2023 or such later date as approved by the Acquiror Stockholders to complete a Business Combination, Acquiror will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, and notwithstanding anything to the contrary in this Agreement, the Company (on behalf of itself, its Affiliates and its members) hereby irrevocably waives any past, present or future right, title, interest or claim (whether based on contract, tort, equity or any other theory of legal liability) of any kind against, and irrevocably waives any right to access, the Trust Account and the Trustee, or to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. For the avoidance of doubt, nothing in this Section 6.17 shall constitute a waiver by the Company (on behalf of itself, its Affiliates or its members) of any rights it may have against Acquiror or its Affiliates with respect to any assets or funds held outside the Trust Account. This Section 6.17 shall survive the termination of this Agreement for any reason.

Section 6.18 Section 16 of the Exchange Act. Prior to the Closing, the Acquiror Board or an appropriate committee thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3 under the Exchange Act, such that the acquisition of Acquiror Common Stock pursuant to this Agreement by any officer or director of the Company who is expected to become a “covered person” of Acquiror for purposes of Section 16(b) of the Exchange Act (“Section 16(b)”) shall be exempt acquisitions for purposes of Section 16(b).

Section 6.19 Notification of Certain Matters. Each Party shall provide the other Parties with prompt written notice upon becoming aware of any event, fact or circumstance that would reasonably be expected to cause any of such Party’s conditions set forth in Article 7 not to be satisfied. No such notice shall constitute an acknowledgment or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached. No notice pursuant to this Section 6.19 shall affect any representation or warranty in this Agreement of any Party or any condition to the obligations of any Party.

Section 6.20 Transaction Litigation. From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with Article 8, Acquiror, on the one hand, and the Company, on the other hand, shall each notify the other promptly after learning of any demand (or threat thereof) or other Proceeding brought on behalf of an Acquiror Stockholder or Holder, respectively, whether or not before any Governmental Entity (including derivative claims), relating to this Agreement or the Transactions (collectively, “Transaction Litigation”) commenced or, to the knowledge of Acquiror or to the knowledge of the Company, as applicable, threatened in writing against (a) in the case of Acquiror, Acquiror, any of Acquiror’s Affiliates or any of their respective officers, directors, managers, employees, or stockholders or members (in their capacity as such) or (b) in the case of the Company, any Company Group Member, any of the Company Group’s controlled Affiliates or any of their respective officers, directors, managers, employees or members (in their capacity as such). Acquiror and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (iv) reasonably cooperate with each other with respect to any Transaction Litigation; provided, however, that in no event shall (x) any Company Group Member, any of the Company Group’s Affiliates or any of their respective officers, directors, managers or employees settle or compromise any Transaction Litigation without the prior written consent of Acquiror (such consent not to be unreasonably withheld, conditioned or delayed) or (y) Acquiror, any of Acquiror’s Affiliates or any of their respective officers, directors, managers or employees settle or compromise any Transaction Litigation without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

Section 6.21 Holder Approval. Promptly following the SEC declaring the Registration Statement effective, the Company shall disseminate the Proxy Statement to its Holders. As promptly as reasonably practicable (and in any event within three (3) Business Days) following the time at which the Registration Statement is declared effective under the Securities Act (the “Holder Written Consent Deadline”), the Company shall obtain and deliver to Acquiror a true and correct copy of a written consent (in form and substance reasonably satisfactory to Acquiror)

approving this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions that is duly executed by the Holders that hold at least the requisite number of issued and outstanding Units required to approve and adopt such matters in accordance with the DLLCA and the Company’s Governing Documents (the “Holder Written Consent”). The board of managers of the Company shall recommend to the Holders the approval and adoption of this Agreement and the Transactions, and not change or rescind such recommendation.

ARTICLE 7

CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT

Section 7.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a) any waiting period (and extensions thereof) applicable to or in connection with the transactions contemplated hereby under the HSR Act shall have expired or been terminated;

(b) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing or making illegal the consummation of the Transactions shall be in effect;

(c) the Acquiror Stockholder Approval shall have been obtained;

(d) the Holder Written Consent shall have been obtained;

(e) the Registration Statement shall have become effective in accordance with the Securities Act, no stop order shall have been issued by the SEC with respect to the Registration Statement and no Proceeding seeking such stop order shall have been threatened or initiated;

(f) Acquiror’s listing application with NYSE in connection with the Transactions shall have been approved, subject only to official notice of issuance, and, immediately following the Effective Time, Acquiror shall satisfy any applicable initial and continuing listing requirements of NYSE, and Acquiror shall not have received any notice of non-compliance therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Acquiror Common Stock shall have been approved for listing on NYSE; and

(g) after giving effect to the Transactions, Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time.

Section 7.2 Other Conditions to the Obligations of the Acquiror Parties. The obligations of the Acquiror Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by Acquiror (on behalf of itself and the other Acquiror Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 4.2(a) and Section 4.2(b)) shall be true and correct (without giving effect to any limitation as to “materiality,” “Company Impairment Effect” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.2(a) and Section 4.2(b) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Company set forth in Article 4 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality,” “Company Impairment Effect” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect or Company Impairment Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Impairment Effect shall have occurred and be continuing and no Company Material Adverse Effect shall have occurred;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Acquiror the following documents:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 7.2(a), Section 7.2(b) and Section 7.2(c) are satisfied, in a form and substance reasonably satisfactory to Acquiror;

(ii) the Investor Rights Agreement duly executed by the Company IRA Holders;

(iii) certification (in such form as may be reasonably requested by Acquiror) conforming to the requirements of Treasury Regulations section 1.1445-11T(d)(2)(i);

(iv) certificates of good standing with respect to each Company Group Member issued by the applicable jurisdiction where such entities are formed or qualified to do business, each dated as of the most recent practicable date; and

(v) if the Closing has not occurred prior to February 14, 2022, a true and complete copy of the audited consolidated balance sheets of the Company Group as of December 31, 2021 and the related audited consolidated statements of operations and comprehensive loss, and stockholders’ equity (deficit) and cash flows of the Company Group for such year then ended.

Section 7.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a) (i) the Acquiror Fundamental Representations (other than the representations and warranties set forth in Section 5.5) shall be true and correct (without giving effect to any limitation as to “materiality,” “Acquiror Impairment Effect” or “Acquiror Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 5.5 shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date) and (iii) the representations and warranties of the Acquiror Parties (other than the Acquiror Fundamental Representations) contained in Article 5 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality,” “Acquiror Impairment Effect” or “Acquiror Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause an Acquiror Material Adverse Effect or Acquiror Impairment Effect;

(b) the Acquiror Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Acquiror Parties under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Acquiror Impairment Effect shall have occurred and be continuing and no Acquiror Material Adverse Effect shall have occurred; and

(d) at or prior to the Closing, Acquiror shall have delivered, or caused to be delivered, the following documents to the Company:

(i) a certificate duly executed by an authorized officer of Acquiror, dated as of the Closing Date, to the effect that the conditions specified in Section 7.3(a), Section 7.3(b), and Section 7.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company;

(ii) the Investor Rights Agreement duly executed by Acquiror and the Acquiror IRA Stockholders; and

(iii) the Surviving Company A&R LLCA, duly executed by Acquiror.

Section 7.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was proximately caused by the Company’s failure to use commercially reasonable efforts to cause the Closing to occur, as required by Section 6.3, or a material breach of this Agreement by the Company. None of the Acquiror Parties may rely on the failure of any condition set forth in this Article 7 to be satisfied if such failure was proximately caused by an Acquiror Party’s failure to use commercially reasonable efforts to cause the Closing to occur, as required by Section 6.3, or a material breach of this Agreement by an Acquiror Party.

ARTICLE 8

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:

(a) by mutual written consent of Acquiror and the Company;

(b) by Acquiror, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.2(a) or Section 7.2(b) will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Acquiror, and (ii) the fifth (5th) Business Day prior to the Termination Date; provided, however, that none of the Acquiror Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article 5 shall not be true and correct or if any Acquiror Party has failed to perform any covenant or agreement on the part of such applicable Acquiror Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 7.3(a) or Section 7.3(b) will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Acquiror by the Company and (ii) the fifth (5th) Business Day prior to the Termination Date; provided, however, that the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 7.2(a) or Section 7.2(b) from being satisfied;

(d) by either Acquiror or the Company, if the Transactions shall not have been consummated on or prior to May 29, 2022 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to (i) Acquiror, if any Acquiror Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date,

(ii) the Company, if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date and (iii) either Acquiror or the Company if any Proceeding for specific performance to compel the Closing is pending in a court specified in Section 9.16 as of the Termination Date; provided, further that if the failure to consummate the Transactions on or before the Termination Date is attributable to (A) the Parties negotiating a restructuring of the Transactions in accordance with Section 6.5(h), then the Termination Date shall automatically be extended by sixty (60) days, or (B) outstanding or unresolved comments received from the SEC with respect to the Registration Statement or the SEC requiring that Acquiror’s or the Company Group’s audited financial statements as of and for the year ended December 31, 2021 be included in the Registration Statement, then the Termination Date shall automatically be extended by ninety (90) days;

(e) by either Acquiror or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order or other action shall have become final and nonappealable;

(f) by either Acquiror or the Company, if the Acquiror Stockholders Meeting has been held (including any adjournment or postponement thereof), has concluded, the Pre-Closing Acquiror Stockholders have duly voted and the Acquiror Stockholder Approval was not obtained; or

(g) by Acquiror, if the Company does not deliver, or cause to be delivered, to Acquiror the Holder Written Consent in accordance with Section 6.21 by the Holder Written Consent Deadline.

Section 8.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of (a) Section 6.3, this Section 8.2, Article 9 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to Section 8.1 shall not affect any Liability on the part of any Party for the Willful Breach of this Agreement by, or any Fraud of, such Party (or in the case of Acquiror, Acquiror or Merger Sub).

ARTICLE 9

MISCELLANEOUS

Section 9.1 Non-Survival. The representations, warranties, agreements and covenants in this Agreement shall terminate at the Effective Time, except (a) for those covenants and agreements that, by their terms, survive or contemplate performance after the Effective Time and (b) this Article 9 and any corresponding definitions set forth in Article 1.

Section 9.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of Acquiror and the Company. Any attempted assignment of this Agreement not in accordance with the terms of this Section 9.2 shall be void.

Section 9.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by Acquiror and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 9.3 shall be void, ab initio.

Section 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	If to any Acquiror Party, to:

Adit Edtech Acquisition Corp.

1345 Avenue of the Americas

33rd Fl

New York, NY 10105

Attention: John D’Agostino

Telephone: [***]

E-mail: [***]

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Jack S. Bodner

        Michael J. Riella

        Brian K. Rosenzweig

E-mail: jbodner@cov.com

             mriella@cov.com

             brosenzweig@cov.com

(b)	If to the Company, to:

Griid Holdco LLC

2577 Duck Creek Road

Cincinnati, OH 45212

Attention: James D. Kelly III

E-mail: [***]

with a copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

875 Third Avenue

New York, NY 10022

Attention: Patrick B. Costello

                 Steven Khadavi

       Joseph Walsh

E-mail: patrick.costello@troutman.com

            steven.khadavi@troutman.com

            joseph.walsh@troutman.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 9.5 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

Section 9.6 Fees and Expenses. Except as otherwise set forth in this Agreement and the Trust Agreement, including Section 5.6 hereof, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Acquiror shall pay, or cause to be paid, all Unpaid Acquiror Expenses and (b) if the Closing occurs, then Acquiror shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid Acquiror Expenses.

Section 9.7 Construction; Interpretation. The term “this Agreement” means this Agreement and Plan of Merger together with the Schedules and Annexes hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Annexes, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or

“including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Annexes or Schedules are to Articles, Sections, Annexes and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Acquiror, any documents or other materials posted to the “GRIID Data Room” electronic data room hosted by Dropbox as of 5:00 p.m., New York City time, at least two (2) Business Days prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time and all rules and regulations promulgated thereunder; and (m) all references to any Contract are to such Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement); provided that this clause (m) shall not apply with respect to the Company Disclosure Schedules or the Acquiror Disclosure Schedules. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 9.8 Annexes and Schedules. All Annexes and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Acquiror Disclosure Schedules corresponding to any Section or subsection of Article 4 (in the case of the Company Disclosure Schedules) or Article 5 (in the case of the Acquiror Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 4 (in the case of the Company Disclosure Schedules) or Article 5 (in the case of the Acquiror Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 4 or 5 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature. The inclusion of any information in the Company Disclosure Schedules or the Acquiror Disclosure Schedules shall not be deemed to be an admission or acknowledgement, in and of itself, that such information has resulted in or would reasonably be expected to result in a Company Material Adverse Effect or an Acquiror Material Adverse Effect.

Section 9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 6.13 and Section 6.14, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 9.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

Section 9.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed manually or electronically in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 9.12 Knowledge of Company; Knowledge of Acquiror. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge following reasonable inquiry of the individuals set forth on Section 9.12 of the Company Disclosure Schedules. For all purposes of this Agreement, the phrase “to Acquiror’s knowledge” and “to the knowledge of Acquiror” and any derivations thereof shall mean as of the applicable date, the actual knowledge following reasonable inquiry of the individuals set forth on Section 9.12 of the Acquiror Disclosure Schedules. For the avoidance of doubt, none of the individuals set forth on Section 9.12 of the Company Disclosure Schedules or Section 9.12 of the Acquiror Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 9.13 No Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and none of the Representatives of Acquiror (including the Sponsor) or the Company (and including the Parties’ stockholders) shall have any Liability arising out of or relating to this Agreement or the Transactions, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein.

Section 9.14 Extension; Waiver. The Company may (a) extend the time for the performance of any of the obligations or other acts of the Acquiror Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the Acquiror Parties set forth herein or (c) waive compliance by the Acquiror Parties with any of the agreements or conditions set forth herein. Acquiror may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.15.

Section 9.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware), for the purposes of any Proceeding (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 9.16 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 9.4 shall be effective service of process for any such Proceeding.

Section 9.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

*     *     *     *     *

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ADIT EDTECH ACQUISITION CORP.

By:	/s/ David Shrier
Name: David Shrier
Title: Chief Executive Officer

ADEX MERGER SUB, LLC

By:	/s/ David Shrier
Name: David Shrier
Title: Chief Executive Officer

GRIID HOLDCO LLC

By:	/s/ James D. Kelly III
Name: James D. Kelly III
Title: Chief Executive Officer and President

[Signature Page to Agreement and Plan of Merger]

Annex A

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of November 29, 2021, is among Adit EdTech Acquisition Corp., a Delaware corporation (“Parent”), and each of the undersigned holders (together with each such holder who executes a signature page to this Agreement after the date hereof, the “Holders”) of limited liability company units of Griid Holdco LLC, a Delaware limited liability company (the “Company”). Each of Parent and each Holder may hereinafter be referred to as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Parent, ADEX Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as the surviving company (the “Merger”), all upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, each Holder beneficially owns (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and has sole voting power with respect to the number and type of limited liability company units in the Company (“Company Units”) Units indicated opposite such Holder’s name on Schedule 1 attached hereto (or, in the case of any Holder who executes a signature page to this Agreement after the date hereof, attached to such Holder’s signature page) (as used herein, the term “Units” means all the Company Units held by the Holders);

WHEREAS, this Agreement is a material inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and the Ancillary Documents and consummate the transactions contemplated thereby, including the Merger; and

WHEREAS, all capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Holders agree as follows:

Section 1. Agreement to Vote Units.

(a) Each Holder agrees that, unless the Expiration Date (as defined herein) has occurred, it shall validly execute and deliver to the Company, on (or effective as of) the second (2nd) Business Day following the date that the Proxy Statement is disseminated to the Company’s members (following the date that the Registration Statement becomes effective), a written consent approving the Merger Agreement, the Merger, and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement in respect of such Holder’s Company Units. In addition, unless the Expiration Date has occurred, each Holder irrevocably and unconditionally agrees that at any meeting of the holders of Company Units, or any adjournment or postponement thereof, or in connection with any written consent of the holders of Company Units, with respect to the Merger Agreement or any of the transactions contemplated thereby, including the Merger, such Holder shall:

(i) appear at any such meeting or otherwise cause its Company Units to be counted as present thereat for purposes of calculating a quorum; and

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(ii) vote (or cause to be voted) (i) in favor of adoption and approval of the Merger Agreement, the Merger, and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any proposal that conflicts or materially impedes or interferes therewith or would materially adversely affect or materially delay the consummation of the transactions contemplated by the Merger Agreement.

(b) Without limiting any other rights or remedies of Parent, each Holder hereby irrevocably appoints Parent or any individual designated by Parent as such Holder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of such Holder, up to the Expiration Date, to attend on behalf of such Holder any meeting of the Company’s members with respect to the matters described in Section 1(a)(ii), to include the Company Units held by such Holder in any computation for purposes of establishing a quorum at any such meeting of the Company’s members, to vote (or cause to be voted) such Company Units or consent (or withhold consent) with respect to any of the matters described in Section 1(a)(ii) in connection with any meeting of the Company’s members or any action by written consent by the Company’s members, in each case, only in the event and to the extent that the Holder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to this Section 1(b) on any matter except those provided in Section 1(a), and each Holder may vote its, his or her Company Units on all other matters, subject to the other applicable covenants, agreements and obligations set forth in this Agreement.

(c) The proxy granted by each Holder pursuant to Section 1(b) (i) will be automatically revoked upon the Expiration Date, (ii) is coupled with an interest sufficient in law to support, subject to clause (i), an irrevocable proxy and is granted in consideration for Parent entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby, and (iii) is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Holder and shall revoke any and all prior proxies granted by such Holder with respect to the Company Units held by such Holder. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters in Section 1(a)(ii) shall control in the event of any conflict between such vote or consent by such proxyholder and a vote or consent by each Holder (or any other Person with the power to vote the Company Units held by such Holder) with respect to the matters in Section 1(a)(ii).

(d) Prior to the Expiration Date, no Holder shall enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with clauses (i) and (ii) of this Section 1. Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

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Section 2. Agreement to Retain Units. Each Holder agrees that, prior to the Expiration Date, he, she or it shall only sell, assign, transfer or otherwise dispose of any Units (collectively, a “Transfer”) (a) in compliance with all applicable federal and state securities Laws, (b) in compliance with the Governing Documents of the Company, (c) in compliance with the Merger Agreement and (d) to the extent that, prior to such Transfer, each transferee signs a counterpart to this Agreement pursuant to which such transferee agrees to be bound by the terms of this Agreement and to be a “Holder” hereunder; provided that, any subsequent transfer of the Units by any such transferee shall also be made pursuant to, and in accordance with, all of the provisions of this Section 2 to the same extent as if each such transferee were a Holder. Each Holder shall not, directly or indirectly,

(a) pledge, encumber or create a Lien on any Units or enter into any contract, option, commitment or other arrangement or understanding with respect to the foregoing;

(b) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any of such Holder’s Units;

(c) enter into, or deposit any of such Holder’s Units into, a voting trust or take any other action which would, or would reasonably be expected to, result in a diminution of the voting power represented by any of such Holder’s Units; or

(d) commit or agree to take any of the foregoing actions.

As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article 8 thereof and (iii) mutual written agreement of the Parties to terminate this Agreement; provided, however, that the provisions of Section 4 (Remedies), Section 6 (Fees and Expenses), Section 7 (Trust Account Waiver), Section 12 (Entire Agreement), Section 18 (Miscellaneous) and Section 19 (Parties Advised by Counsel) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

Section 3. Representations and Warranties of Holders. Each Holder hereby represents and warrants to Parent as follows:

(a) such Holder has the full power and authority to execute and deliver this Agreement and to perform such Holder’s obligations hereunder;

(b) this Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivered by the other Parties, constitutes a valid, legal and binding agreement with respect to such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws affecting creditors’ rights generally and general principles of equity;

(c) such Holder beneficially owns the number of Units indicated opposite such Holder’s name on Schedule 1 hereto, free and clear of any Liens (other than Liens created by this Agreement, applicable securities laws, the Company’s Certificate of Formation and the Company’s Second Amended and Restated Operating Agreement, and has sole, and otherwise

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unrestricted, voting and investment power with respect to such Units; none of the Units are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Units; and no Person has any right to acquire from such Holder any of the Units indicated opposite such Holder’s name on Schedule 1 hereto;

(d) such Holder agrees to promptly notify Parent in writing of any changes or updates to Schedule 1 hereto as it relates to such Holder after the date hereof and prior to the Expiration Date;

(e) such Holder understands that, at the Effective Time, each outstanding Unit shall be converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;

(f) the execution and delivery of this Agreement by such Holder, the consummation by such Holder of the transactions contemplated hereunder and the performance by such Holder of his, her or its obligations hereunder do not and will not conflict with, or result in any material violation or material breach of, or material default (with or without notice or lapse of time or both) under, any Contract or any judgment to which such Holder is a party or by which such Holder is bound, or any Law to which such Holder is subject or, in the event that such Holder is a corporation, company, partnership, limited liability company, joint venture, association, trust, business trust or other entity, any Governing Document of such Holder;

(g) the execution and delivery of this Agreement by such Holder, the consummation by such Holder of the transactions contemplated hereunder and the performance by such Holder of his, her or its obligations hereunder do not and will not require any consent, approval, qualification, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity by such Holder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, qualifications, orders or authorizations or registrations, declarations or filings, would not prevent or impair in any material respect the performance by such Holder of his, her or its obligations under this Agreement; and

(h) no investment banker, broker, finder, consultant or intermediary or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of such Holder (solely in its capacity as a Holder) in connection with its entering into this Agreement.

Section 4. Remedies. Notwithstanding anything to the contrary set forth in the Merger Agreement, the Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under this Agreement in accordance with the specific terms hereof or otherwise breaches any provision of this Agreement. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that any other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

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Section 5. No Waivers. No waiver of any breach of this Agreement extended by Parent to a Holder shall be construed as a waiver of any rights or remedies of Parent with respect to any other Holder or with respect to any subsequent breach of such Holder or any other such Holder. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

Section 6. Fees and Expenses. Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with or related to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.

Section 7. Trust Account Waiver. Each Holder acknowledges that Parent has established the Trust Account described in Parent’s final prospectus for its initial public offering, dated January 11, 2021, Parent’s Governing Documents, and the Trust Agreement for the benefit of Parent’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. Each Holder further acknowledges that, if the Transactions, or, in the event of a termination of the Merger Agreement, another Business Combination, are not consummated by January 14, 2023 or such later date as approved by Parent’s Stockholders to complete a Business Combination, Parent will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, and notwithstanding anything to the contrary in this Agreement, the Holder (on behalf of itself, its Affiliates and, as applicable, its heirs, successors, administrators, members, officers and directors, and all other who may claim through such Holder) hereby irrevocably waives any past, present or future right, title, interest or claim (whether based on contract, tort, equity or any other theory of legal liability) of any kind against, and irrevocably waives any right to access, the Trust Account and the Trustee, or to collect from the Trust Account any monies that may be owed to them by Parent or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. For the avoidance of doubt, nothing in this Section 7 shall constitute a waiver by Holder of any rights it may have against Parent or its Affiliates with respect to any assets or funds held outside the Trust Account.

Section 8. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) if to Parent:

Adit EdTech Acquisition Corp.

1345 Avenue of the Americas

33rd Floor

5

New York, NY 10105

Attention: John D’Agostino

Telephone: [***]

E-mail: [***]

with copies (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10010

Attention: Jack S. Bodner

Michael J. Riella

Brian K. Rosenzweig

E-mail: jbodner@cov.com

mriella@cov.com

brosenzweig@cov.com

(b) if to a Holder, to the address, facsimile number or email address set forth under such Holder’s signature on the signature page hereto.

Section 9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.

Section 10. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Except as otherwise specifically set forth in this Agreement, any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing and signed by Parent and all of the Holders or, in the case of a waiver, by Parent and (b) only in the specific instance and for the specific purpose for which made or given. Notwithstanding anything to the contrary contained herein, any holder of Units may become party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Holder hereunder. In such event, each such person shall thereafter shall be deemed a Holder for all purposes under this Agreement.

Section 11. Termination. This Agreement shall automatically terminate on the Expiration Date. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement; provided, however, that the provisions of Section 4 (Remedies), Section 6 (Fees and Expenses), Section 7 (Trust Account Waiver), Section 9 (Assignment), Section 10 (Amendment), this Section 11 (Termination), Section 12 (Entire Agreement), Section 15 (Further Assurances), Section 18 (Miscellaneous) and Section 19 (Parties Advised by Counsel) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

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Section 12. Entire Agreement. This Agreement, Schedule 1 hereto and the Merger Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior discussions, negotiations, commitments, agreements and understandings, both written and oral, relating to such subject matter.

Section 13. No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement is for the sole benefit of the Parties and their respective permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.

Section 14. Capacity as a Holder. Notwithstanding anything herein to the contrary, the Holder signs this Agreement solely in the Holder’s capacity as a holder of Company Units, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee, or designee of the Holder or any of its affiliates in his or her capacity, if applicable, as an officer or manager of the Company or any other Person.

Section 15. Further Assurances. From time to time and without additional consideration, each Holder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

Section 16. Disclosure. The Holder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC the Holder’s identity and ownership of the Units and the nature of the Holder’s obligations under this Agreement.

Section 17. Certain Events. Each Holder agrees (severally with respect to itself and not jointly) that this Agreement and the obligations hereunder will attach to such Holder’s Units and will be binding upon any Person to which legal or beneficial ownership of such Holder’s Units passes, whether by operation of law or otherwise, including such Holder’s heirs, guardians, administrators or successors.

Section 18. Miscellaneous. The provisions of Section 9.5 (Governing Law), Section 9.7 (Construction; Interpretation), Section 9.10 (Severability), Section 9.11 (Counterparts; Electronic Signatures), Section 9.15 (Waiver of Jury Trial) and Section 9.16 (Submission to Jurisdiction) of the Merger Agreement shall apply to this Agreement mutatis mutandis as if set forth herein.

Section 19. Parties Advised by Counsel. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has had the opportunity to seek advice of legal counsel. This Agreement will not be interpreted or construed against any Party because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

ADIT EDTECH ACQUISITION CORP.

By:	/s/ David Shrier
Name: David Shrier
Title: Chief Executive Officer

[SIGNATURE PAGE TO VOTING AGREEMENT]

HOLDER

GRIID HOLDINGS LLC

By:	/s/ Authorized Signatory
Authorized Signatory

Address for Notice: [***]

[***]

[***]

Email for Notice: [***]

[SIGNATURE PAGE TO VOTING AGREEMENT]

SCHEDULE 1

Holder	Number of Units Held	Type	Address
Griid Holdings LLC	8,000,000	Class B	[***]

[SCHEDULE 1 TO VOTING AGREEMENT]

Annex B

FORM OF INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 202_, by and among Griid Infrastructure Inc. (f/k/a Adit EdTech Acquisition Corp.), a Delaware corporation, (the “Company”) and the parties listed as Investors on Schedule I hereto (each, including any person or entity who hereinafter becomes a party to this Agreement pursuant to Section 6.2, an “Investor” and collectively, the “Investors”).

WHEREAS, the Company, ADEX Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Griid Holdco LLC, a Delaware limited liability company (“Griid”) have entered into that certain Agreement and Plan of Merger, dated as of November 29, 2021 (as amended or supplemented from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into Griid, with Griid being the surviving company (the “Merger”) on the terms and subject to the conditions set forth therein (together with the other transactions contemplated by the Merger Agreement, the “Transactions”);

WHEREAS, the Company, Adit EdTech Sponsor, LLC, a Delaware limited liability company (“Sponsor”) and Jacob Cohen, Sharmila Kassam, Sheldon H. Levy, Vuk Jeremic, Eva Kaili, and William Bennett (such individuals, collectively, the “ADEX Holders”) are parties to that certain Registration Rights Agreement, dated January 11, 2021 (the “Prior ADEX Agreement”);

WHEREAS, the Sponsor and the ADEX Holders currently hold, in the aggregate, 6,900,000 shares (the “Founder Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”);

WHEREAS, on January 11, 2021, the Company and the Sponsor entered into that certain Private Placement Warrants Purchase Agreement, pursuant to which the Sponsor purchased warrants to purchase up to 7,270,000 shares of Common Stock, at an initial exercise price of $11.50 per share, in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering, all of which are currently outstanding and held by the Sponsor (the “Private Placement Warrants”);

WHEREAS, the Prior ADEX Agreement provided for, among other things, certain registration rights with respect to the Founder Shares, the Private Placement Warrants and warrants to purchase shares of Common Stock, which may be issued upon conversion of working capital loans made to the Company (the “Working Capital Warrants”);

WHEREAS, certain investors in Griid (“Griid Investors”) held, immediately prior to the Effective Time under (and as defined in) the Merger Agreement (a) units of the Company designated as Class A Units under the Griid LLC Agreement (as defined below) (“Griid Class A Units”); (b) units of the Company designated as Class B Units under the Griid LLC Agreement (“Griid Class B Units”); and (c) units of the Company designated as Class C Units under the Griid LLC Agreement (“Griid Class C Units” and together with Griid Class A Units and Griid Class B Units, the “Griid Units”);

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WHEREAS, at the Effective Time, the Griid Units were exchanged for shares of Common Stock pursuant to the Merger Agreement; and

WHEREAS, the Company, the Sponsor and the ADEX Holders desire to terminate the Prior ADEX Agreement pursuant to Section 6.7 thereof to provide for the terms and conditions included herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Addendum Agreement” is defined in Section 6.2.

“Agreement” is defined in the preamble to this Agreement.

“ADEX Holders” is defined in the recitals to this Agreement.

“ADEX Investors” shall mean the investors listed under such caption on Schedule I hereto.

“Block Trade” means any non-marketed underwritten offering taking the form of a block trade to financial institutions, QIBs or Institutional Accredited Investors, bought deals, over-night deals or similar transactions that do not include “road show” presentations to potential investors requiring marketing effort from management over multiple days.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“Common Stock” is defined in the recitals to this Agreement.

“Closing Date” is the date of the closing of the Merger.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Effectiveness Period” is defined in Section 3.1.2.

“Exchange Act” means the Securities Exchange Act of 1934.

“Form 10 Disclosure Filing Date” means the date on which the Company shall file with the Commission a Current Report on Form 8-K that includes current “Form 10 information” (within the meaning of Rule 144) reflecting the Company’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.

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“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Founder Shares” is defined in the recitals to this Agreement.

“Griid Class A Units” is defined in the recitals to this Agreement.

“Griid Class B Units” is defined in the recitals to this Agreement.

“Griid Class C Units” is defined in the recitals to this Agreement.

“Griid Investors” is defined in the recitals to this Agreement.

“Griid LLC Agreement” means the Limited Liability Company Agreement of Griid, dated as of November 23, 2021, by and among Griid and the Holders party thereto, as amended, restated, supplemented or otherwise modified in accordance with the applicable provisions thereof.

“Griid Units” is defined in the recitals to this Agreement.

“Holders” means all Persons who hold one or more Griid Units prior to the Closing Date.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Institutional Accredited Investor” means an institutional “accredited” investor as defined in Rule 501(a) of Regulation D under the Securities Act.

“Investor” is defined in the preamble to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Merger” is defined in the recitals to this Agreement.

“Merger Agreement” is defined in the recitals to this Agreement.

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 6.3.

“Permitted Transferee” means (i) the members of an Investor’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (ii) any trust or family limited liability company or partnership for the direct or indirect benefit of an Investor or the immediate family of an Investor; (iii) if an Investor is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (iv) any officer, director, general partner, limited partner, shareholder, member, or owner of similar equity interests in an Investor; or (v) any affiliate of an Investor.

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“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Prior ADEX Agreement” is defined in the preamble to this Agreement.

“Private Placement Warrants” is defined in the recitals to this Agreement.

“QIB” means “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) all shares of Common Stock held by the Investors as of the date of this Agreement, (ii) the Private Placement Warrants (and any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (iii) the Working Capital Warrants, if any (and any shares of Common Stock issued or issuable upon the exercise of any such Working Capital Warrants) and (iv) all shares of Common Stock issued to any Investor with respect to the securities referenced in clauses (i), (ii) and (iii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share re-designation, share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities shall have become eligible for resale pursuant to Rule 144 without regard to volume, manner of sale or information requirements thereunder.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

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“Rule 415 Notice” is defined in Section 2.14.

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933.

“Transactions” is defined in the recitals to this Agreement.

“Working Capital Warrants” is defined in the recitals to this Agreement.

2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. Provided compliance by the Investors with Section 3.4, the Company shall prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the Closing Date, a Registration Statement on Form S-3 or its successor form, or, if the Company is ineligible to use Form S-3, a Registration Statement on Form S-1, for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by such Investors that are not covered by an effective resale registration statement (the “Resale Shelf Registration Statement”). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and in no event later than ninety (90) days after the Resale Shelf Registration Statement is filed with the Commission, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. In the event that the Company files a Form S-1 pursuant to this Section 2.1, the Company shall use its commercially reasonable efforts to File a Form S-3 with the purpose of replacing the Form S-1 promptly after the Company is eligible to use Form S-3. The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this Section 2.1.1 shall include a “plan of distribution” approved by Griid Investors holding a majority of the shares held by the Griid Investors.

2.1.2 Notification and Distribution of Materials. The Company shall promptly notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

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2.1.4 Reduction of Shelf Offering. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company (the “Rule 415 Notice”) that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file an amendment or amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-1, Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly available written or oral guidance, comments, requirements or requests of the Commission staff, including, without limitation, Compliance and Disclosure Interpretation 612.09 (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1, Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

No Investor shall be named as an “underwriter” in any Registration Statement filed pursuant to this Section 2 without the Investor’s prior written consent; provided that if the Commission requests that an Investor be identified as a statutory underwriter in the Registration Statement, then such Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register such Investor’s Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Investors prior to its filing with, or other submission to, the Commission.

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2.1.5 Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

2.1.6 Block Trade. If the Company shall receive a request from the holders of Registrable Securities with an estimated market value of at least $10,000,000 that the Company effect the sale of all or any portion of the Registrable Securities in a Block Trade, then the Company shall, as expeditiously as possible, initiate the offering in such Block Trade of the Registrable Securities for which such requesting holder has requested such offering under Section 2.1.6.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as reasonably possible, and in connection with any such request:

3.1.1 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies (which may be via e-mail) of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.2 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the date on which no Registrable Securities remain outstanding (the “Effectiveness Period”).

3.1.3 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration

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Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.4 Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.5 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering, the preparation of a comfort letter, if applicable, and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.6 Transfer Agent. The Company shall provide and maintain a transfer agent and registrar for the Registrable Securities.

3.1.7 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

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3.1.8 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.3(iv), or, upon any suspension by the Company, pursuant to a good faith reasonable determination of the board of directors of the Company that (i) the offer or sale of Registrable Securities would require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its subsidiaries or (ii) the disposition of the Registrable Securities would otherwise be reasonably likely to be detrimental to the Company and its subsidiaries, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.3(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company or destroy all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The foregoing right to delay or suspend may be exercised by the Company only twice for no longer than sixty (60) days each and for no longer than ninety (90) days in total in any consecutive 12-month period.

3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Block Trade pursuant to Section 2.1.6 (other than expenses set forth below in clause (ix) of this Section 3.3), and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration not to exceed $35,000. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, but the Company shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

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3.5 Other Obligations.

3.5.1 At any time and from time to time after the expiration of any lock-up to which such shares are subject, if any, in connection with a sale or transfer of Registrable Securities exempt from registration under the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by such holders in connection with the aforementioned sales or transfers.

3.5.2 The stock certificates evidencing the Registrable Securities (and/or book entries representing the Registrable Securities) held by each Investor shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations): (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, or (B) if such Investor provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such Registrable Securities are eligible for sale under Rule 144(b)(1) as set forth in customary non-affiliate paperwork provided by such Investor, or (D) if at any time on or after the date that is one year after the Form 10 Disclosure Filing Date such Investor certifies that it is not an affiliate of the Company and that such Investor’s holding period for purposes of Rule 144 in respect of such Registrable Securities is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by nationally recognized counsel to the Investor (collectively, the “Unrestricted Conditions”). The Company agrees that following the date that the Resale Registration Statement has been declared effective by the Commission (the “Registration Date”) or at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than two (2) Business Days following the delivery by an Investor to the Company or its transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend, (or, in the case of Registrable Securities represented by book entries, delivery by an Investor to the Company or its transfer agent of a legend removal request) deliver or cause to be delivered to such Investor a certificate or, at the request of such Investor, deliver or cause to be delivered such Registrable Securities to such Investor by crediting the account of such Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer or similar instructions or notations. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities (e.g., upon exercise of warrants), then such securities shall be issued free of all legends. Each Investor shall have the right to pursue any remedies available to it hereunder, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof.

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3.5.3 As long as Registrable Securities remain outstanding the Company shall (a) cause the Common Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) ensure that the transfer agent for the Common Stock is a participant in, and that the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) use its reasonable best efforts to cause the Common Stock not to at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein or to the extent relates to any selling holder’s or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

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4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made expressly in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or to the extent it relates to any selling holder’s or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of

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both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the scope of the safe harbor provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

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6. MISCELLANEOUS.

6.1 Other Registration Rights and Arrangements. The Company represents and warrants that no person, other than (a) a holder of the Registrable Securities and holders of the Company’s warrants to purchase shares of Common Stock, at an initial exercise price of $11.50 per share, issued in the Company’s initial public offering, and (b) the lenders from time to time under that certain Third Amended and Restated Credit Agreement, dated as of November 19, 2021, by and among Griid Infrastructure LLC, Griid Holdings LLC, the lenders from time to time a party thereto, and Blockchain Access UK Limited, has any right to require the Company to register any of the Company’s capital stock for sale or to include the Company’s capital stock in any registration filed by the Company for the sale of capital stock for its own account or for the account of any other person. The parties hereby terminate the Prior ADEX Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.2 Assignment; No Third-Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder to a Permitted Transferee. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

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6.3 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects an Investor, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from other Investors (in such capacity) shall require the consent of such Investor so affected. No course of dealing between any Investor or the Company and any other party hereto or any failure or delay on the part of an Investor or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Investor or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.4 Term. This Agreement shall terminate upon the date as of which there shall be no Registrable Securities outstanding; provided, however, that such termination as to an Investor shall not apply to the following provisions until such Investor no longer holds any Registrable Securities: Sections 3.1.3, 3.1.4, 3.1.6, 3.1.7, 3.1.8, 3.2, 3.3, 3.4, 3.5, 4, 5, 6.3 and 6.5.

6.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof), e-mail (having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

If to the Company, to:

Attention: [•]

Facsimile: [•]

E-mail: [•]

with a copy (which shall not constitute notice) to:

Troutman Pepper Hamilton Sanders LLP

875 Third Avenue

New York, NY 10022

Attention:	Patrick B. Costello
Steven Khadavi
Joseph Walsh
E-mail:	patrick.costello@troutman.com
steven.khadavi@troutman.com
joseph.walsh@troutman.com;

If to an Investor, to:

the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in the Company’s books and records or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

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6.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.8 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

6.9 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including, without limitation the Prior Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

GRIID INFRASTRUCTURE INC.

By:
Name:
Title:

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

INVESTORS:

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Investor Rights Agreement dated as of [•], 2021 (the “Agreement”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain shares of common stock of the Company (the “Common Stock”) as a transferee of such shares of Common Stock from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the shares of Common Stock shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:

Print Name:	GRIID INFRASTRUCTURE INC.

By:	By:

SCHEDULE I

ADEX Investors

[•]

Griid Investors

[•]

Annex C

CERTIFICATE OF MERGER

OF

ADEX MERGER SUB, LLC,

WITH AND INTO

GRIID HOLDCO LLC

[___]

Pursuant to the provisions of Section 18-209 of the Limited Liability Company Act of the State of Delaware (the “DLLCA”), Griid Holdco LLC, a Delaware limited liability company (the “Company”), hereby certifies the following information relating to the merger (the “Merger”) of ADEX Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), with and into the Company, with the Company as the surviving entity of the Merger:

FIRST: The names and states of formation of the constituent limited liability companies to the Merger (the “Constituent Entities”) are as follows:

Name	State of Formation
Griid Holdco LLC	Delaware
ADEX Merger Sub, LLC	Delaware

SECOND: The Agreement and Plan of Merger (the “Agreement”), dated as of November 29, 2021, by and among Adit EdTech Acquisition Corp., Merger Sub and the Company has been approved, adopted, executed and acknowledged by each of the Constituent Entities pursuant to, and in accordance with, Section 18-209 of the DLLCA.

THIRD: The name of the surviving entity, upon the effectiveness of the Merger, shall be “Griid Holdco LLC.”

FOURTH: At the effective time of the Merger, the certificate of formation of the Company, as in effect prior to the filing of this Certificate of Merger, shall be the certificate of formation of the surviving company until thereafter amended as provided therein and under the DLLCA. At the effective time of the Merger, the limited liability company agreement of the Company shall be amended and restated in its entirety so as to contain the provisions, and only the provisions, contained in Annex A attached hereto, and, as so amended and restated, shall be the limited liability company agreement of the Company until thereafter amended as provided therein and under the DLLCA.

FIFTH: This Certificate of Merger and the Merger shall become effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 18-209(d) of the DGCL.

SIXTH: A copy of the executed Agreement is on file at the principal place of business of the surviving company. The address of the principal place of business of the surviving company is 2577 Duck Creek Road, Cincinnati, OH 45212.

SEVENTH: A copy of the Agreement will be furnished by the surviving company on request, without cost, to any member of either of the Constituent Entities.

[THE REMAINDER OF THIS PAGE IS BLANK INTENTIONALLY]

IN WITNESS WHEREOF, said surviving company has caused this certificate to be signed by an authorized officer on the date first written above.

GRIID HOLDCO LLC

By:
Name:
Title:

[Signature Page to the Certificate of Merger]

ANNEX A

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

GRIID HOLDCO LLC

1

Annex D

FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

GRIID HOLDCO LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time, this “Agreement”) of GRIID HOLDCO LLC, a Delaware limited liability company (the “Company”), is made and entered into as of __, 2022 (the “Effective Date”), by and between the Company and Griid Infrastructure Inc., a Delaware corporation (the “Member”), as the sole member of the Company.

BACKGROUND

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act, pursuant to the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on November 22, 2021 (the “Certificate”);

WHEREAS, on November 23, 2021, pursuant to a certain contribution agreement dated as of the same date, (i) the members of Griid Infrastructure LLC, a Delaware limited liability company (“OpCo”), contributed all of their membership interests in OpCo to the Company in exchange for equivalent Membership Interests in the Company and (ii) the Company became the sole member of OpCo (the “Restructuring”);

WHEREAS, upon the completion of the Restructuring, the Company and its members entered into that certain Limited Liability Company Agreement of the Company dated as of November 23, 2021 (the “Original Agreement”);

WHEREAS, in accordance with that certain Agreement and Plan of Merger, dated as of November 29, 2021, by and among Adit EdTech Acquisition Corp. (n/k/a Griid Infrastructure Inc.), ADEX Merger Sub, LLC (the “Merger Sub”) and the Company, Merger Sub has merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of the Member; and

WHEREAS, the Company and the Member desire to amend and restate the Original Agreement in its entirety as set forth herein for the purposes of, and on the terms and conditions set forth in, this Agreement.

NOW, THEREFORE, in consideration of the premises stated herein and intending to be legally bound, the Member and the Company agree as follows:

1. Definitions and Rules of Construction

1.1. Definitions. In addition to the terms otherwise defined herein, the following terms, as used herein, shall have the following respective meanings:

(a) “Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time.

(b) “Membership Interest” means the ownership interest of the Member in the Company (which shall be considered personal property for all purposes), consisting of (i) the Member’s interest in capital, profits, losses, credits, allocations and distributions of or by the Company, (ii) the Member’s right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act, and (iii) the Member’s other rights and privileges as herein provided.

(c) “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, limited liability companies, estates and other entities, whether or not legal entities.

1.2. Rules of Construction. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word “including” means “including, but not limited to”; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa and (iv) words importing the singular shall also include the plural, and vice versa.

2. Members and Membership Interest

2.1. Member and Membership Interest. The Member of the Company and the Member’s Membership Interest is as follows:

Name and Address	Membership Interest
Griid Infrastructure Inc.	100%
2577 Duck Creek Road
Cincinnati, OH 45212

3. Formation and Purpose

3.1. Organization. The Company was formed as a limited liability company upon the filing of the Certificate of Formation by PHS Corporate Services, Inc. in the Office of the Secretary of State of the State of Delaware as required by the Delaware Act. The Member hereby ratifies and confirms in all respects the formation of the Company by PHS Corporate Services, Inc. The Company will operate as a limited liability company in accordance with the Delaware Act and upon the terms and conditions set forth in this Agreement. The rights, duties and liabilities of the Member shall be as provided in the Delaware Act, except as otherwise provided herein.

3.2. Name. The name of the limited liability company is Griid Holdco LLC or such other name as the Member shall from time to time select.

3.3. Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Act.

3.4. Registered Office and Principal Office. The address of the registered office of the Company in Delaware shall be as set forth in the Certificate of Formation, and the principal office of the Company shall be located at 2577 Duck Creek Road, Cincinnati, OH 45212, or at such other locations as may be determined by the Member from time to time.

3.5. Term. The term of the Company commenced upon the filing of the Certificate of Formation and shall continue until the Company is dissolved pursuant to Section 9.1.

4. Management

4.1. Management and Control. The management of all of the affairs of the Company shall be vested exclusively in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. Notwithstanding any other provision of this Agreement, the Member has the authority to bind the Company and is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other Person.

4.2. Reimbursement and Compensation. The Member shall be entitled to receive fees, salary or remuneration for services rendered to the Company, as reasonably determined from time to time by the Member. Additionally, the Member shall be entitled to reimbursement of expenses reasonably incurred on behalf of the Company. Such expenses shall include supplies and equipment, rentals, salaries to third persons, insurance, legal services, accounting services, fees or commissions paid to third parties, and similar costs and expenses.

5. Officers

5.1. General Power and Authority. Although Company decisions generally shall be made by the Member, the daily operation of the business of the Company may be delegated to agents of the Company designated as officers including a President, any number of Vice Presidents, a Treasurer, a Secretary and such other officers as the Member shall from time to time determine.

5.2. Officers.

(a) Appointment of Officers. The officers of the Company shall be appointed by the Member and shall serve at the pleasure of the Member and have such authority and perform such duties as delegated to them by the Member or as provided in this Agreement.

(b) Additional Officers. In addition to the officers specified in Section 5.4 through Section 5.7, the Member may appoint any other officers, assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Member may from time to time determine.

(c) Initial Officers. The initial officers of the Company as of the Effective Date shall be:

James D. Kelly III	Chief Executive Officer, President

Allan Wallander	Secretary

5.3. Removal and Resignation of Officers. The Member may remove any officer, with or without cause, at any time, subject to the rights, if any, of such officer under any contract with the Company. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice (unless such officer is otherwise removed prior to such date); and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.4. President. The President shall be the chief executive officer of the Company. The President shall have general and active management of the business and the Company, see that all orders and resolutions of the Member are carried into effect, execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Company, and affix the corporate seal thereto when authorized by the Member. The President shall have general supervision and direction of the other officers of the Company and shall see that their duties are properly performed. The President shall have the general duties and powers of supervision and management usually vested in the office of the President of a corporation.

5.5. Vice President. The Vice Presidents, in the order designated by the Member, shall be vested with all powers that are required to perform all the duties of the President in his or her absence or disability. The Vice President(s) shall perform any other duties and have any other authority as from time to time may be assigned to him or her by the Member.

5.6. Secretary. The Secretary shall attend all meetings of the Company and the Member. The Secretary shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. The Secretary shall give proper notice of meetings of the Member. The Secretary shall perform any other duties and have any other authority as from time to time may be assigned to him or her by the Member.

5.7. Treasurer. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Company and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Member. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make reports of these receipts and disbursements to the Member upon request. The Treasurer shall perform any other duties and have any other authority as from time to time may be assigned to him or her by the Member.

6. Capital Accounts; Profits and Losses; Distributions

6.1. Capital Contributions. The Member shall contribute cash and other assets to the capital of the Company in such amounts and at such times as the Member may determine in the Member’s discretion.

6.2. Allocations of Profit and Losses; Disregarded Entity. The Member intends that the Company be disregarded as an entity separate from its owner for federal income tax purposes pursuant to Treas. Reg. § 301.7701-3. The Company’s income, gain, loss, deduction and credit for any fiscal year or other period shall be reported by the Person that is treated as the sole owner of the Company for federal income tax purposes. Accordingly, no election to the contrary shall be filed by or on behalf of the Company.

6.3. Distribution. The Company shall make distributions (whether in cash or in-kind) to the Member, if any, as, when and in the form determined by the Member, subject to any limitations or prohibitions under the Delaware Act.

7. Transfer of Membership Interests; Admission of New Members

7.1. Transfer. The Member shall have the right to transfer all or any portion of the Member’s Membership Interest to any Person at any time. Any transferee shall be admitted as a member of the Company as of the effective date of the transfer.

7.2. Admission of New Members. No Person shall be permitted as a new member of the Company, either by transfer of a portion of the Member’s Membership Interest, or in any other manner which causes the Company to have two or more members, until this Agreement has been amended to provide for such admission, including amendments relating to the governance of the Company, and providing for the allocation of profits and losses of the Company among the members and the maintenance of capital accounts, and such amendment has been accepted by the Member, the Company and the new member(s).

8. Financial Matters

8.1. Fiscal Year. The fiscal year of the Company shall end on December 31.

8.2. Company Funds. Pending application or distribution, the funds of the Company shall be deposited in such bank accounts, or invested in such interest-bearing or non-interest-bearing investments, including federally insured checking and savings accounts, certificates of deposit and time or demand-deposits in U.S. government agencies or government backed securities or mutual funds investing primarily in such securities, or such other investments as the Member deems appropriate.

8.3. Tax Returns. The Member shall cause all tax filings for the Company to be prepared and timely filed with the appropriate authorities.

9. Dissolution.

9.1. Dissolution. The Company shall be dissolved upon determination of the Member to effect such dissolution.

9.2. Liquidation. Upon dissolution of the Company, the Member shall proceed to wind up the business and affairs of the Company in accordance with the requirements of the Delaware Act. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company assets. This Agreement shall remain in full force and effect during the period of winding up.

9.3. Certificate of Cancellation. Following dissolution of the Company pursuant to this Section 9, when all debts, liabilities and obligations of the Company have been paid, satisfied, compromised or otherwise discharged or adequate provisions have been made therefore, and all assets have been distributed, a Certificate of Cancellation shall be filed if required by the Delaware Act.

10. General Matters

10.1. Maintenance of Records. The accounting books and records and all other information pertaining to the Company that is required to be made available to members under the Delaware Act shall be kept at such place or places designated by the Member or in the absence of such designation, at the principal place of business of the Company. The accounting books and records and such other information pertaining to the Company shall be kept either in written form or in any other form capable of being converted into written form.

10.2. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Company shall be signed or endorsed in such manner and by such Person or Persons as shall be designated from time to time by the Member.

10.3. Contracts and Instruments; How Executed. The Member, except as otherwise provided in this Agreement, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company, and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Member or within the agency power of an officer, no officer, agent, or employee other than the President, the Vice President, the Secretary or the Treasurer shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

10.4. Seal. Unless required by applicable law, a seal shall not be required on (and its absence shall not impair the validity of) any document, instrument or other paper executed and delivered by or on behalf the Company.

10.5. Limitation of Liability; Indemnification.

(a) Limitation of Liability. The debts, obligations and liabilities of the Company, whether arising by contract, or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability by reason of the Member managing the affairs of the Company or otherwise, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company by reason of the Member’s status as a member of the Company, or the Member’s participation in the management of the affairs of the Company, or otherwise. Neither the Member nor any officer of the Company shall be personally liable, responsible or accountable in monetary damages or otherwise to the Company or the Member for any act or failure to act or for any mistakes of judgment unless the Member or such officer has breached or failed to perform the duties of his, her or its office under the Delaware Act or this Agreement and the breach or failure to perform constitutes self-dealing, willful misconduct or gross negligence. The provisions of the immediately preceding sentence shall not apply to: (i) the responsibility or liability of the Member or an officer pursuant to any criminal statute; or (ii) the liability of the Member or an officer for the payment of taxes pursuant to federal, state or local law.

(b) Indemnification. To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless the Member and any Company officer (each being referred to as an “Indemnitee”) who was or is a party (other than a party plaintiff suing on such Person’s own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) arising out of, or in connection with, any actual or alleged act or omission by an Indemnitee taken in such Indemnitee’s capacity as a member or officer of the Company, or by reason of the fact that the Indemnitee is or was a member or officer of the Company, or is or was serving at the request of the Company as a director (or Person performing similar functions) or officer of any other entity, including, a domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee met the standard of conduct of: (i) acting in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; and (ii) with respect to any criminal proceeding, having no reasonable cause to believe the Indemnitee’s conduct was unlawful except where such conduct constitutes willful misconduct or gross negligence. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.

(c) Insurance. The Company shall have power to purchase and maintain insurance on behalf of any Person who is or was a member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director (or Person performing similar functions), officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust, employee benefit plan or other Person against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power to indemnify such Person against that liability under the provisions of this Section 10.5.

(d) Modification. The duties of the Company to indemnify and to advance expenses to the Member or a Company officer provided in this Section 10.5 shall be in the nature of a contract between the Company and the Member or each such Company officer, and no amendment or repeal of any provision of this Section 10.5, and no amendment, repeal or termination of any trust or other fund created pursuant to this Section 10.5, shall alter, to the detriment of the Member or such Company officer, the right of such Person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

(e) Past Officers and Members. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 10.5 shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a member, officer, employee or agent of the Company and shall inure to the benefit of the executors, administrators, heirs, successors and assigns of that Person.

11. Miscellaneous

11.1. Governing Law. This Agreement shall be governed by, and construed under, the laws of Delaware without regard to the conflicts of law principles of any jurisdiction.

11.2. Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the full and entire understanding and agreement between the Member and the Company with regard to the subject matter hereof.

11.3. Titles and Subtitles; Certain References. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references herein to “Sections” or “Exhibits” shall be deemed to refer to the sections and exhibits of this Agreement unless otherwise specified.

11.4. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provisions hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

11.5. Counterparts; Execution by Electronic Means. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.6. Amendment; Modification and Waiver. This Agreement may not be amended or modified, and no provision hereof may be amended, modified or waived, except expressly by an instrument in writing signed by the Member and the Company. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party. No amendment, modification or wavier hereof or hereunder shall require the consent of any person not a party to this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, and intending to be legally bound, the Member and the Company have executed this Amended and Restated Limited Liability Company Agreement on the date first written above.

COMPANY:

GRIID HOLDCO LLC

By:
Name:	James D. Kelly III
Title:	President

MEMBER:

GRIID INFRASTRUCTURE INC.

By:
Name:	James D. Kelly III
Title:	Chief Executive Officer

[Signature Page to Amended and Restated Limited Liability Company Agreement of Griid Holdco LLC]

Annex E

FORM OF SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ADIT EDTECH ACQUISITION CORP.

Pursuant to Sections 242 and 245 of the

Delaware General Corporation Law

Adit EdTech Acquisition Corp., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its duly authorized officer, hereby certifies as follows:

1. The present name of the Corporation is “Adit EdTech Acquisition Corp.”

2. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 15, 2020.

3. The Corporation’s Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed in the office of the Secretary of the State of Delaware on January 11, 2021.

4. This Second Amended and Restated Certificate of Incorporation (this “Second Amended and Restated Certificate”) restates, integrates and also further amends the Amended and Restated Certificate.

5. This Second Amended and Restated Certificate was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) and was duly approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 211 of the DGCL.

6. The text of the Amended and Restated Certificate is hereby amended, integrated and restated to read in full as follows:

ARTICLE I

NAME

The name of the corporation is Griid Infrastructure Inc. (the “Corporation”).

ARTICLE II

REGISTERED AGENT

The registered office of the Corporation is to be located at c/o PHS Corporate Services, Inc., 1313 N. Market Street, Suite 5100, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is PHS Corporate Services, Inc.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE IV

CAPITALIZATION

Section 4.1. Authorized Capital Stock.

(a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 501,000,000 shares, consisting of (i) 500,000,000 shares of common stock, par value of $0.0001 per share (the “Common Stock”), and (ii) 1,000,000 shares of preferred stock, par value of $0.0001 per share (the “Preferred Stock”).

(b) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding.

Section 4.2. Classes of Shares. The designation, relative rights, preferences and limitations of the shares of each class of stock are as follows:

(a) Common Stock.

(i) Voting Rights.

(1) Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law and subject to Section 4.2(a)(i)(2), holders of shares of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Second Amended and Restated Certificate (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Second Amended and Restated Certificate (including any certificate of designations relating to any series of Preferred Stock) or under the DGCL.

(2) The holders of the outstanding shares of Common Stock shall be entitled to vote separately as a class upon any amendment to this Second Amended and Restated Certificate (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Common Stock so as to affect the Common Stock adversely.

(3) Except as otherwise required in this Second Amended and Restated Certificate or by the DGCL, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(4) There shall be no cumulative voting.

(ii) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the board of directors of the Corporation (the “Board”) in its discretion may determine.

(iii) Liquidation. Subject to applicable law and the rights, if any, of the holder of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Common Stock.

(b) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the designations for such Preferred Stock.

Section 4.3. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

POWERS OF BOARD OF DIRECTORS

Section 5.1. Election. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Election of directors of the Corporation (the “Directors”) need not be by ballot unless the bylaws of the Corporation (as such bylaws may be amended from time to time, the “Bylaws”) so provide.

Section 5.2. Bylaws. The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws as provided in the Bylaws.

Section 5.3. Submission for Stockholder Approval/Ratification. The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of Directors’ interests, or for any other reason.

Section 5.4. Number of Directors.

(a) Except as otherwise provided for or fixed pursuant to the provisions of Section 4.2(b) of this Second Amended and Restated Certificate relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall, (a) as of the date of this Second Amended and Restated Certificate, be seven (7) and (b) thereafter, shall be fixed solely and exclusively by one or more resolutions adopted from time to time by the Board.

(b) During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 4.2(b) (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.

Section 5.5. Classified Board. The Board shall be divided into three classes, as nearly equal in number as possible: Class I, Class II, and Class III. Only one class of Directors shall be elected in each year and each class shall serve a three-year term. Class I Directors shall initially serve until the first annual meeting of stockholders following the adoption of this Second Amended and Restated Certificate; Class II Directors shall initially serve until the second annual meeting of stockholders following the adoption of this Second Amended and Restated Certificate; and Class III Directors shall initially serve until the third annual meeting of stockholders following the adoption of this Second Amended and Restated Certificate. Each Director of each class, the term of which shall then expire, shall be elected to hold office for a term ending on the date of the third annual meeting of stockholders of the Corporation next following the annual meeting at which such director was elected. In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the Directors in each class shall be apportioned as nearly equal as possible. In the event of any change in the number of Directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent director.

Section 5.6. Vacancies and Newly Created Directorships. Subject to any limitations imposed by applicable law and the rights, if any, of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by the DGCL, be filled solely and exclusively, by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal.

Section 5.7. Removal of Directors. Subject to any limitations imposed by the DGCL, except for Preferred Stock Directors, any director or the entire Board may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.8. Powers Generally. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the DGCL, this Second Amended and Restated Certificate, and to any Bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the Directors which would have been valid if such Bylaw had not been made.

ARTICLE VI

MEETINGS OF STOCKHOLDERS

Section 6.1. Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 6.2. Meetings of Stockholders.

(a) An annual meeting of stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place (or electronically), on such date, and at such time as the Board shall determine.

(b) Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by (i) the chairperson of the Board, (ii) the chief executive officer of the Corporation or (iii) at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The ability of holders of Common Stock to call a special meeting of the stockholders is hereby specifically denied.

(c) Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE VII

LIMITED LIABILITY; INDEMNIFICATION

Section 7.1. Limited Liability. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section 7.1 by the stockholders of the Corporation shall not adversely affect any right or protection of a Director with respect to events occurring prior to the time of such repeal or modification.

Section 7.2. Indemnification. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all Persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Section 7.3. Nonexclusivity of Rights. The rights and authority conferred in this Article VII shall not be exclusive of any other right that any Person may otherwise have or hereafter acquire.

ARTICLE VIII

INSOLVENCY, SALE, LEASE OR EXCHANGE OF ASSETS

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX

EXCLUSIVE FORUM

Section 9.1. Exclusive Forum. Subject to the last sentence of this Section 9.1, and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware, or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative claim or action or proceeding brought on behalf of the Corporation, (b) any claim or action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any claim or action asserting a claim against the Corporation, or any current or former director, officer or employee of the Corporation arising pursuant to any provision of the DGCL, this Second Amended and Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time), (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation or remedy thereunder); (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (f) any action asserting a claim against the Corporation, or any director, officer or employee of the Corporation governed by the internal affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Article IX shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”) or the Securities Exchange Act of 1934, as amended or any other claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act.

Section 9.2. Foreign Action. If any action the subject matter of which is within the scope of Section 9.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 9.1 immediately above (a “Foreign Enforcement Action”), and (b) having service of process made upon such stockholder in any such Foreign Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 9.3. Deemed Notice and Consent. Any Person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX.

ARTICLE X

SEVERABILITY

If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any Person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and

Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby; and (b) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their service or for the benefit of the Corporation to the fullest extent permitted by law.

ARTICLE XI

CORPORATE OPPORTUNITY

The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or Directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the Directors or officers of the Corporation unless such corporate opportunity is offered to such Person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

ARTICLE XII

ADOPTION, AMENDMENT OR REPEAL OF CERTIFICATE OF INCORPORATION

Subject to Section 4.2, the Corporation reserves the right to amend, alter, change, add or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL, and except as set forth in Article VII, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to the right reserved in this Article XII. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Section 5.5, or Articles VI, VII, IX, or XII may be altered, amended or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

ARTICLE XIII

DEFINITIONS

As used in this Second Amended and Restated Certificate, unless the context otherwise requires or as set forth in another Article or Section of this Second Amended and Restated Certificate, the term:

(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation (including any representatives of such stockholder serving on the Board).

(b) “Amended and Restated Certificate” is defined in the recitals.

(c) “Board” is defined in Section 4.2(a)(ii)(1).

(d) “Bylaws” is defined in Section 5.1.

(e) “Common Stock” is defined in Section 4.1(a).

(f) “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(g) “Corporation” is defined in the recitals.

(h) “DGCL” is defined in the recitals.

(i) “Director” is defined in Section 5.1.

(j) “Foreign Action” is defined in Section 9.2.

(k) “Foreign Enforcement Action” is defined in Section 9.2.

(l) “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

(m) “Preferred Stock” is defined in Section 4.1(a).

(n) “Preferred Stock Designation” is defined in Section 4.2(b).

(o) “Preferred Stock Director” is defined in Section 5.4(b).

(p) “Second Amended and Restated Certificate” is defined in the recitals.

(q) “1933 Act” is defined in Section 9.1.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate to be signed by its duly authorized officer, as of the [•]th day of [•], 2022.

[Name]
[Title]

[Signature Page to Second Amended and Restated Certificate of Incorporation]

Annex F

FORM OF AMENDED AND RESTATED BYLAWS

OF

GRIID INFRASTRUCTURE INC.

ARTICLE I

OFFICES

1.1 Registered Office. The registered office of Griid Infrastructure Inc. (the “Corporation”) in the State of Delaware shall be established and maintained at c/o PHS Corporate Services, Inc., 1313 N. Market Street, Suite 5100, Wilmington, New Castle, Delaware 19801 and PHS Corporate Services, Inc. shall be the registered agent of the corporation in charge thereof.

1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings. All meetings of the stockholders shall be held at such place, date and hour, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof; provided that the Board of Directors may in its sole discretion determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”) and pursuant to Section 8.10 of these bylaws (the “Bylaws”).

2.2 Annual Meetings. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors of the Corporation (“Directors”) and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws.

Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

2.3 Notice of Stockholder Business and Nominations.

(a) Annual Meetings of Stockholders.

Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in these Bylaws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in these Bylaws as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an annual meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Section 2.3 of this Article to bring such nominations or business properly before an annual meeting. In addition to the other requirements set forth in these Bylaws, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of the Corporation under the laws of the State of Delaware.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to the paragraph above, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by these Bylaws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Bylaws. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s Timely Notice shall set forth:

•

as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

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as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person (as defined below);

•	the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any);

•

as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest, including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person, and/or, to the extent known, the counterparty to such Synthetic Equity Interest, has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to, based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “Material Ownership Interests”);

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a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

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a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding);

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identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

•

a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “Solicitation Statement”).

For purposes of this Article, the term “Proposing Person” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations are made, or business is proposed to be brought before a stockholders’ meeting. For purposes of Section 2.3 of this Article, the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

To be eligible to be a nominee of any stockholder for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for nominations of persons for election to the Board of Directors by stockholders under Section 2.3 of this Article) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), all information relating to such person that would be required to be disclosed in solicitations of proxies by the Corporation for election of such person as a Director in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation and (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director, with such individual’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (c) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time and (d) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a Director.

A stockholder providing Timely Notice of nominations or business proposed to be brought before an annual meeting and any person providing information pursuant to the paragraph above shall, in each case, further update and supplement such notice and information, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided therein pursuant to these Bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the annual meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

Notwithstanding anything in the second sentence of the second paragraph of Section 2.3(a) of this Article to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day, a stockholder may deliver a notice of nomination in accordance with the second sentence of the second paragraph of Section 2.3(a) of this Article, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b) General.

Only such persons who are nominated in accordance with the provisions of these Bylaws shall be eligible for election and to serve as Directors and only such business shall be conducted at an annual meeting as shall have been brought before the meeting in accordance with the provisions of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these Bylaws. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of these Bylaws, the presiding officer of the annual meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of these Bylaws. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of these Bylaws, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.

Except as otherwise required by law, nothing in Section 2.3 of this Article shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director or any other matter of business submitted by a stockholder.

Notwithstanding the foregoing provisions of Section 2.3 of this Article, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies, in respect of such vote, may have been received by the Corporation. For purposes of Section 2.3 of this Article, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.

For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting or (ii) the holders of any series of the Preferred Stock (as defined in the Certificate of Incorporation (as defined below)) to elect Directors under specified circumstances.

2.4 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors, or the President or the Chairman.

Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

2.5 Quorum. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

2.6 Organization. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or Director to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

2.7 Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of Directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

2.8 No Stockholder Action by Written Consent. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.

2.9 Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, the stockholder’s agent or attorney, at the stockholder’s expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

2.10 Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Article II Section 2.9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

2.11 Adjournment. Any meeting of the stockholders, including one at which Directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

2.12 Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any Director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock (as defined in the Certificate of Incorporation) and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

2.13 Inspectors. The election of Directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

ARTICLE III

DIRECTORS

3.1 Powers; Number; Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of Directors which shall constitute the Board of Directors shall be not less than one (1) nor more than nine (9). The exact number of Directors shall be fixed from time to time, within the limits specified in Section 3.1 of this Article or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation.

3.2 Election; Term of Office; Resignation; Removal; Vacancies. Each Director shall hold office until the next annual meeting of stockholders at which his or her class stands for election or until such Director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor shall be elected and qualified, or until such Director’s earlier resignation, removal from office, death or incapacity. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

3.3 Nominations. Nominations of persons for election to the Board of Directors at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in Article II Section 2.3. Such nominations by any stockholder shall be made pursuant to Timely Notice in writing to the Secretary of the Corporation and such stockholder’s notice to the Secretary shall set forth the information specified in Article II Section 2.3. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in Article II Section 2.3. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedure set forth in Article II Section 2.3, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

3.4 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President, Chairman or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

3.5 Quorum. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.6 Organization of Meetings. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or, in the absence of the Chairman of the Board of Directors and the President, by such other person as the Board of Directors may designate or the members present may select.

3.7 Actions of Board of Directors Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes of proceedings of the Board of Directors or committee.

3.8 Removal of Directors by Stockholders. The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of Directors. Notwithstanding the foregoing, if the Board of Directors is classified, stockholders may effect such removal only for cause. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

3.9 Resignations. Any Director may resign at any time by submitting his written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

3.10 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

3.11 Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

3.12 Interested Directors. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

3.13 Manner of Participation. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of teleconference, virtual conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

4.1 General. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable, or may delegate to any elected officer of the Corporation the power to appoint and remove any such officers and to prescribe their respective terms of office, authorities and duties. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be Directors.

4.2 Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation. Each officer of the Corporation shall hold office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or, in the case of appointed officers, by any elected officer upon whom such power of appointment shall have been conferred by the Board. The salaries of all officers who are Directors shall be fixed by the Board of Directors.

4.3 Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.4 Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

4.5 President. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

4.6 Chief Financial Officer. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.

4.7 Vice Presidents. At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

4.8 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

4.9 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.10 Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

4.11 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

4.12 Controller. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

4.13 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

4.14 Other Powers and Duties. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.

4.15 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

4.16 Resignations. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.

4.17 Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.

4.18 Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

ARTICLE V

CAPITAL STOCK

5.1 Form of Certificates. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by any two authorized officers of the Corporation, which shall include, but not be limited to, the Chairman of the Board, the President or a Vice President, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

5.2 Signatures. Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

5.3 Lost Certificates. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

5.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

5.5 Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

5.6 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VI

NOTICES

6.1 Form of Notice. Notices to Directors and stockholders other than notices to Directors of special meetings of the Board of Directors which may be given by any means stated in Article III Section 3.4, shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the mail, with postage prepaid. Notice to Directors may also be given by electronic transmission (as defined in the General Corporation Law of the State of Delaware, as amended (the “Delaware General Corporation Law”)).

6.2 Waiver of Notice. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws, a written waiver, signed by the person or persons entitled to notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

7.1 To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

7.2 To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 or 7.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under Sections 7.1 or 7.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, promptly following request therefor, upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so advanced upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by applicable law.

7.7 To the fullest extent permitted by applicable law, the Corporation shall, upon approval by the Board of Directors, have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

7.8 For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation of its separate existence had continued.

7.9 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No Director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a Director or officer, provided that this provision shall not limit the liability of a Director or officer (i) for any breach of the Director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director or officer derived an improper personal benefit.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Reliance on Books and Records. Each Director, each member of any committee designated by the Board of Directors and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

8.2 Maintenance and Inspection of Records. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.

Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right, during the usual hours for business, to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

8.3 Inspection by Directors. Any Director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a Director.

8.4 Dividends. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

8.5 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

8.6 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

8.7 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

8.8 Amendments. The original or other Bylaws may be adopted, amended or repealed in accordance with the Certificate of Incorporation.

8.9 Interpretation of Bylaws. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the DGCL.

8.10 Meeting Attendance via Remote Communication Equipment. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders entitled to vote at an Annual Meeting or special meeting of stockholders and proxy holders not physically present at an Annual Meeting or special meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

8.11 Conflict with Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Adopted as of [•], 2022

* * * * * *

Annex G

FORM OF

WAIVER AND RELEASE OF CLAIMS1

Effective as of the Effective Time, by executing this Letter of Transmittal, the undersigned, on behalf of him, her or itself and (a) if the undersigned is an individual, on behalf of his or her Representatives, heirs, executors, and administrators, (b) if the undersigned is an entity, on behalf of its controlled Affiliates and its and their respective Representatives, (c) if the undersigned is a trust, on behalf of the trustee and the beneficiaries of the trust, and (d) any of the undersigned’s and any of the forgoing Persons’ respective successors and assigns, and any other Person bringing any claim by, through or under any of the foregoing (collectively, “Releasing Parties”), fully, forever, irrevocably and unconditionally waives, releases, acquits and discharges Merger Sub, the Company and their respective Affiliates (including, for clarity, Acquiror and its Affiliates and the Company’s Subsidiaries), and each of their respective former, current and future equityholders, controlling persons, members, managers, general or limited partners, and other Representatives (or any former, current or future equityholder, controlling person, member, manager, general or limited partner, or other Representative of any of the foregoing), and each of their respective successors and assigns (collectively, “Released Parties”), from any and all Proceedings, Liabilities or other relief, whether known or unknown, whether at law or in equity, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, whether foreseeable or unforeseeable, or whether presently existing or hereafter discovered, that may be or could have been asserted, with respect to, or arising during, or in connection with, any period ending at or prior to the Effective Time (including out of any event, occurrence, act, or failure to act) relating to such Person’s direct or indirect ownership of Equity Securities or such Person’s capacity as an equityholder of the Company, in each case, prior to the Effective Time or to the negotiation or execution of this Letter of Transmittal, the Agreement and Plan of Merger2 or any Ancillary Document or the consummation of any of the Transactions (collectively, “Released Claims”); provided, that nothing contained in this paragraph shall extend to any Proceedings, Liabilities or other relief with respect to (i) the undersigned’s rights under the Agreement and Plan of Merger or the Ancillary Documents, (ii) any rights to indemnification, limitation of liability or advancement or reimbursement of expenses to the extent the undersigned is entitled thereto under the Governing Documents of the Company or any of its Subsidiaries, and (iii) any rights to compensation to which the undersigned is entitled under employment or other service agreements entered into (or compensation or benefit plans, programs or policies of) with the Company or its Subsidiaries and which were in force as of the Effective Time.

The undersigned acknowledges and agrees that this is a full and final general release of all Released Claims, whether or not known, suspected or claimed, that could have been asserted in any Proceeding against the Released Parties. The undersigned represents and warrants to the Released Parties that (a) it has not voluntarily or involuntarily assigned, conveyed or otherwise transferred, or purported to assign, convey or otherwise transfer, to any Person any Released

[1]

Note to Draft: The Letter of Transmittal will include a provision noting that capitalized terms used but not defined therein shall have the respective meanings ascribed to such terms in the Agreement and Plan of Merger.

[2]	Note to Draft: To be defined in the Letter of Transmittal.

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Claims released by the undersigned, (b) no Person other than the undersigned has any interest, whether by Law or Contract or by virtue of any action or inaction by the undersigned, in any Released Claim released by the undersigned and (c) there are no Encumbrances on or against any of the Released Claims released by the undersigned. The undersigned acknowledges that the Laws of many states, including §1542 of the California Civil Code, provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The undersigned acknowledges that such provisions are designed to protect a Person from waiving claims which it does not know exist or may exist. Nonetheless, effective as of the Effective Time, the undersigned (on his, her or its own behalf and, to the extent of his, her or its legal authority, on behalf of the other Releasing Parties) agree to waive any such provision. The undersigned, on behalf of itself and, to the extent of its legal authority, the other Releasing Parties, irrevocably covenants not to, directly or indirectly, sue, or commence, knowingly aid or prosecute or cause to be commenced, knowingly aided or prosecuted any Proceeding, or authorize any other Person to commence or prosecute any Proceeding, against any of the Released Parties in respect of any Released Claim.

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